Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and between CONX CORP., a Nevada corporation HC2 MERGER SUB, LLC, a Delaware limited liability company HC2 BROADCASTING HOLDCO, LLC, a Delaware limited liability company and HC2 BROADCASTING HOLDINGS INC., a Delaware corporation Dated as of May 29, 2026 -i- Table of Contents Page ARTICLE I DESCRIPTION OF TRANSACTION SECTION 1.01. The Merger ................................................................................................. 2 SECTION 1.02. Effects of the Merger ................................................................................... 2 SECTION 1.03. Closing; Effective Time ............................................................................... 2 SECTION 1.04. Certificate of Incorporation and Bylaws; Directors and Officers .................... 2 SECTION 1.05. Conversion of Shares ................................................................................... 2 SECTION 1.06. Adjustment of Share Issuances ..................................................................... 3 SECTION 1.07. Closing of the Company’s Transfer Books ................................................... 3 SECTION 1.08. Exchange of Shares and Interests ................................................................. 4 SECTION 1.09. Conversion .................................................................................................. 4 SECTION 1.10. Additional Closing Matters .......................................................................... 5 SECTION 1.11. Equity Commitment Letters ......................................................................... 6 ARTICLE II CLOSING ADJUSTMENT SECTION 2.01. Closing Adjustment ..................................................................................... 7 SECTION 2.02. Effect of Adjustments ................................................................................ 10 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER SECTION 3.01. Organization, Standing; Authority; Execution and Delivery; Enforceability............................................................................................ 11 SECTION 3.02. No Conflicts; Consents .............................................................................. 12 SECTION 3.03. Litigation .................................................................................................. 12 SECTION 3.04. Brokers ..................................................................................................... 13 SECTION 3.05. Ownership................................................................................................. 13 SECTION 3.06. Solvency ................................................................................................... 13 SECTION 3.07. No Other Representations or Warranties..................................................... 13 ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY SECTION 4.01. Organization and Good Standing................................................................ 14 SECTION 4.02. Authority; Execution and Delivery; Enforceability...................................... 15 SECTION 4.03. Capitalization ............................................................................................ 15 SECTION 4.04. Subsidiaries ............................................................................................... 16 -ii- SECTION 4.05. No Conflict; Required Filings and Consents. .............................................. 16 SECTION 4.06. Litigation; Orders; Investigations. .............................................................. 17 SECTION 4.07. Compliance. .............................................................................................. 18 SECTION 4.08. Financial Statements; Absence of Liabilities............................................... 18 SECTION 4.09. Absence of Certain Changes. ..................................................................... 19 SECTION 4.10. Taxes. ....................................................................................................... 19 SECTION 4.11. Title to Properties. ..................................................................................... 21 SECTION 4.12. Employee Benefit Plans. ............................................................................ 22 SECTION 4.13. Labor Relations ......................................................................................... 23 SECTION 4.14. Intellectual Property; Data Privacy. ............................................................ 24 SECTION 4.15. Environmental Matters .............................................................................. 26 SECTION 4.16. Material Contracts. .................................................................................... 26 SECTION 4.17. Significant Customers and Suppliers .......................................................... 28 SECTION 4.18. Related Party Contracts.............................................................................. 29 SECTION 4.19. Brokers ..................................................................................................... 29 SECTION 4.20. Anti-Corruption; Sanctions; Import and Export Control Legal Requirements; Non-U.S. Operations........................................................... 29 SECTION 4.21. FCC Matters.............................................................................................. 30 SECTION 4.22. Insurance................................................................................................... 31 SECTION 4.23. Sufficiency of Assets ................................................................................. 31 SECTION 4.24. No Other Representations or Warranties..................................................... 31 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND SPV LLC SECTION 5.01. Organization, Standing; Authority; Execution and Delivery; Enforceability............................................................................................ 32 SECTION 5.02. No Conflicts; Consents .............................................................................. 33 SECTION 5.03. Litigation .................................................................................................. 33 SECTION 5.04. Investment Intent; Securities Law Matters .................................................. 34 SECTION 5.05. Sufficiency of Funds.................................................................................. 34 SECTION 5.06. Brokers ..................................................................................................... 34 SECTION 5.07. FCC Matters.............................................................................................. 34 SECTION 5.08. No Other Representations; No Reliance...................................................... 35 ARTICLE VI ACTION PRIOR TO THE CLOSING SECTION 6.01. Operation of the Business .......................................................................... 36 SECTION 6.02. Access to Information ................................................................................ 40 -iii- ARTICLE VII ADDITIONAL AGREEMENTS SECTION 7.01. Regulatory Approvals; Efforts to Consummate ........................................... 41 SECTION 7.02. Consents ................................................................................................... 43 SECTION 7.03. Employee Matters...................................................................................... 44 SECTION 7.04. Directors’ and Officers’ Indemnification and Insurance .............................. 46 SECTION 7.05. Reorganization. ......................................................................................... 48 SECTION 7.06. Preservation of Pre-Closing Company Records........................................... 49 SECTION 7.07. Public Announcements .............................................................................. 50 SECTION 7.08. Tax Matters. .............................................................................................. 50 SECTION 7.09. Confidentiality .......................................................................................... 53 SECTION 7.10. Termination of Affiliate Arrangements....................................................... 54 SECTION 7.11. Further Assurances .................................................................................... 55 SECTION 7.12. Governing Documents ............................................................................... 55 SECTION 7.13. Insurance................................................................................................... 55 SECTION 7.14. Restrictive Covenants; Exclusivity ............................................................. 56 SECTION 7.15. Wrong Pockets .......................................................................................... 58 SECTION 7.16. Transaction Structuring.............................................................................. 58 SECTION 7.17. Notice of Certain Events ............................................................................ 59 SECTION 7.18. Delivery of Audited Financial Statements................................................... 59 SECTION 7.19. Regulation S-X.......................................................................................... 59 SECTION 7.20. Domain Name Assignment ........................................................................ 60 SECTION 7.21. Specified Actions and Special Expenses ..................................................... 60 ARTICLE VIII CONDITIONS TO CLOSING SECTION 8.01. Conditions to Each Party’s Obligations to Consummate the Merger ............ 61 SECTION 8.02. Other Conditions to Obligations of Parent and SPV LLC ............................ 61 SECTION 8.03. Other Conditions to Obligations of the Company ........................................ 63 ARTICLE IX TERMINATION, AMENDMENT AND WAIVER SECTION 9.01. Termination............................................................................................... 63 SECTION 9.02. Effect of Termination ................................................................................ 64 ARTICLE X SURVIVAL; INDEMNIFICATION; LIMITS ON LIABILITY SECTION 10.01. Survival .................................................................................................... 65 SECTION 10.02. Adjustment Procedures. ............................................................................. 67

-iv- SECTION 10.03. Tax Treatment of Credits ........................................................................... 69 ARTICLE XI MISCELLANEOUS PROVISIONS SECTION 11.01. Notices...................................................................................................... 69 SECTION 11.02. Interpretation............................................................................................. 70 SECTION 11.03. Amendment............................................................................................... 72 SECTION 11.04. Extension; Waiver ..................................................................................... 72 SECTION 11.05. Severability ............................................................................................... 72 SECTION 11.06. Counterparts .............................................................................................. 72 SECTION 11.07. Fees and Expenses ..................................................................................... 72 SECTION 11.08. Entire Agreement; Third-Party Beneficiaries .............................................. 73 SECTION 11.09. Governing Law ......................................................................................... 73 SECTION 11.10. Assignment ............................................................................................... 73 SECTION 11.11. Enforcement .............................................................................................. 73 SECTION 11.12. Jurisdiction; Consent to Service of Process ................................................. 74 SECTION 11.13. No Recourse Against Nonparty Affiliates ................................................... 74 SECTION 11.14. Release ..................................................................................................... 75 SECTION 11.15. No Other Duties ........................................................................................ 76 SECTION 11.16. Legal Representation ................................................................................. 76 SECTION 11.17. No Waiver of Lender Rights ...................................................................... 78 Exhibits Exhibit A Certain Definitions Exhibit B Accounting Principles Exhibit C Sample Working Capital Statement Exhibit D Governance Term Sheet Exhibit E Option Agreement Exhibit F Knowledge Persons of Parent Exhibit G Form of Domain Name Assignment Agreement AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 29, 2026 (the “Execution Date”), by and among CONX CORP., a Nevada corporation (“Parent”), HC2 MERGER SUB, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“SPV LLC”), HC2 BROADCASTING HOLDCO, LLC, a Delaware limited liability company (“Seller”) and HC2 BROADCASTING HOLDINGS INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. Concurrently with the execution and delivery of this Agreement, SPV LLC has extended a loan to the Company (the “SPV LLC Loan”) and the Company has utilized the proceeds of the SPV LLC Loan to satisfy all amounts outstanding under the Existing Debt and has terminated the Existing Debt. In connection with such termination of the Existing Debt, all equity interests in the Acquired Companies held by the lenders under the Existing Debt and their Affiliates have been extinguished. B. Parent, SPV LLC and the Company intend to effect a merger of SPV LLC with and into the Company (the “Merger”) in accordance with this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”). C. In accordance with Section 252 of the DGCL, the board of directors of the Company has approved this Agreement and the Merger (the “Company Board Approval”). D. Immediately following the execution and delivery of this Agreement, Seller, as the majority shareholder of the Company, shall execute and deliver to the Company an action by written consent evidencing the approval and adoption of this Agreement and the Merger by the Seller (the “Company Stockholder Consent”). E. The sole member of SPV LLC has approved this Agreement and the Merger. F. Concurrently with the execution and delivery of this Agreement, Parent has entered into the First Equity Commitment Letter and the Second Equity Commitment Letter (together, the “Equity Commitment Letters”), which provide for third-party beneficiary rights of the Seller on the terms set forth therein. G. Concurrently with the execution and delivery of this Agreement, Parent, SPV LLC, the Company, Seller and Innovate Corp., a Delaware corporation (“Innovate Parent”), have entered into the Option Agreement in the form attached hereto as Exhibit E (the “Option Agreement”). AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows: 2 ARTICLE I DESCRIPTION OF TRANSACTION SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, SPV LLC shall be merged with and into the Company, and the separate existence of SPV LLC shall cease. The Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). SECTION 1.02. Effects of the Merger. The Merger shall have the effects set forth in this Agreement, in the applicable provisions of the DGCL and in the applicable provisions of the DLLCA. At the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and duties of the Company and SPV LLC, all as provided under the DGCL and the DLLCA. SECTION 1.03. Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 10:00 a.m. (New York time) on the fifth Business Day following the date on which all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied or waived (except for the conditions set forth in Section 8.01, which cannot be waived, and except for those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time and/or date as Parent and the Company may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” On the Closing Date, contemporaneously with or as promptly as practicable following the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) satisfying the applicable requirements of the DGCL and the DLLCA to be duly executed by the Company and delivered to the Secretary of State of the State of Delaware for filing as provided under Section 253 of the DGCL and Section 18-209 of the DLLCA, and the parties shall make any other filings, recordings or publications required to be made by them in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such later time as may be specified in the Certificate of Merger (the time at which the Merger becomes effective, the “Effective Time”). SECTION 1.04. Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise mutually agreed by the parties prior to the Effective Time: (a) at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in a manner that is mutually acceptable to each of Parent and Seller, acting in good faith; (b) at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in a manner that is mutually acceptable to each of Parent and Seller, acting in good faith, in each case including the provisions of Section 7.04; (c) the directors of the Surviving Corporation after the Effective Time shall be two individuals designated by Parent and one individual designated by the Company prior to the Effective Time; and (d) the officers of the Surviving Corporation shall be those individuals mutually designated by the parties prior to the Closing. SECTION 1.05. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, SPV LLC, Seller, the Company or any other Person: 3 (a) any shares of Company Common Stock held, directly or indirectly, by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding as an equal number of shares of common stock of the Surviving Corporation; (b) any shares of Company Common Stock held by the Company (or held in the Company’s treasury) or held, directly or indirectly, by SPV LLC prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (c) except as provided in Section 1.05(a) and Section 1.05(b) and subject to Section 1.08(b), the shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by SPV LLC after giving effect to the Closing) will be converted into the right to receive an aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation equal to the product of (i) the Company Share Amount and (ii) the aggregate number of shares of common stock of the Surviving Corporation to be outstanding immediately following the Effective Time (the “Merger Consideration”); and (d) the membership interests of SPV LLC outstanding immediately prior to the Effective Time will be converted into an aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation equal to the product of (i) the Parent Share Amount and (ii) the aggregate number of shares of common stock of the Surviving Corporation to be outstanding immediately following the Effective Time (such product of clauses (i) and (ii), the “Parent Equity Interests”), which Parent Equity Interests shall represent the value attributable to (i) the extinguishment of the SPV LLC Loan as contemplated by Section 1.10(a) and (ii) the funding in full of the First Equity Commitment Amount and the Second Equity Commitment Amount pursuant to the Equity Commitment Letters. For the avoidance of doubt, the funding of amounts pursuant to the Equity Commitment Letters shall not result in any dilution to Seller or issuance of additional equity interests in the Surviving Corporation to Parent, and the value attributable to such funding is reflected in the Parent Equity Interests. SECTION 1.06. Adjustment of Share Issuances. If, during the Pre-Closing Period, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapita lization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event occurs during the Pre-Closing Period, then the interests in the Surviving Corporation to be issued pursuant to this Agreement will be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. SECTION 1.07. Closing of the Company’s Transfer Books. At the Effective Time: (a) except for shares of Company Common Stock that continue to be held by a Subsidiary of the Surviving Corporation following the Effective Time in accordance with Section 1.05(a), all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates

4 representing shares of Company Common Stock outstanding immediately prior to the Effective Time or uncertificated shares of Company Common Stock represented by book-entry positions shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. SECTION 1.08. Exchange of Shares and Interests. (a) At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder, the Surviving Corporation shall issue to (i) each holder of shares of Company Common Stock converted into Merger Consideration pursuant to Section 1.05(c), such holder’s pro rata portion of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 1.08(b)), in full satisfaction of all rights pertaining to such shares of Company Common Stock and (ii) each holder of membership interests in the SPV LLC converted into Parent Equity Interests pursuant to Section 1.05(d), such holder’s pro rata portion of the Parent Equity Interests. Such shares of the Surviving Corporation shall be issued in uncertificated, book-entry form unless the holder requests a physical certificate. (b) Notwithstanding any other provision of this Agreement, each of Parent, Seller and the Surviving Corporation shall (i) be entitled to deduct and withhold (or cause to be deducted or withheld) from any consideration payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom under any Legal Requirement and (ii) timely request any necessary Tax forms to minimize any such deductions or withholdings, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar forms, from Seller or any other Person to whom a payment or issuance is required to be made pursuant to this Agreement. Each of Parent, Seller and the Surviving Corporation shall promptly notify the applicable recipient of any anticipated deductions and withholdings at least five Business Days prior to the applicable payment date. The parties shall reasonably cooperate in good faith to reduce or eliminate any such deductions and withholdings. To the extent such amounts are so deducted or withheld and timely paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. In the event that any withholding is required with respect to the issuance of Merger Consideration, Parent or the Surviving Corporation may reduce the number of shares of Surviving Corporation stock to be issued to the applicable stockholder in an amount necessary to satisfy such withholding obligation. SECTION 1.09. Conversion. (a) Promptly following the Effective Time, the Surviving Corporation shall, and Parent and Seller shall cause the Surviving Corporation to, convert into a Delaware limited liability company pursuant to Section 266 of the DGCL and Section 18-214 of the DLLCA (the “Conversion”) on such reasonable and customary terms and conditions as Parent may reasonably determine. 5 (b) Promptly following the Effective Time, the Surviving Corporation shall execute and file a certificate of conversion and certificate of formation with the Secretary of State of the State of Delaware (the “Conversion Documents”), and to enter into a limited liability company agreement with Seller, Parent or their applicable Affiliates (the “Operating Agreement”), that shall contain the terms and conditions substantially consistent with those set forth in the form of the governance term sheet attached hereto as Exhibit D (the “Governance Term Sheet”) and other customary terms and conditions to be mutually agreed between Parent and Seller . (c) Following the Closing, each party hereto shall execute, or cause its Affiliates to execute, such further documents, and perform, or cause its Affiliates to perform, such further acts, as may be reasonably necessary or appropriate to (i) give full effect to the Conversion, including any necessary stockholder approvals pursuant to Section 266 of the DGCL and applicable Legal Requirement and (ii) for the Delaware limited liability company into which the Surviving Corporation converted pursuant to the Conversion to be treated for U.S. federal income tax purposes as an association taxable as a corporation. SECTION 1.10. Additional Closing Matters. Subject to the terms and conditions set forth in this Agreement, the parties shall consummate the following transactions and deliver the following documents at or prior to the Closing: (a) In accordance with Section 1.11, Parent shall deliver to the Surviving Corporation an amount equal to the First Equity Commitment Closing Funding Portion under the First Equity Commitment Letter and the Second Equity Commitment Closing Funding Portion under the Second Equity Commitment Letter, by wire transfer of immediately available funds to one or more accounts designated by the Company in writing at least two Business Days prior to the Closing Date. (b) Parent shall deliver, or cause to be delivered, to the Seller each of the following: (i) the certificate contemplated by Section 8.03(c), duly executed by an officer of Parent; (ii) evidence reasonably satisfactory to Seller of the extinguishment of the SPV LLC Loan in accordance with Section 1.10(d); (iii) a counterpart to the Conversion Documents, duly executed by Parent; and (iv) a counterpart to the Operating Agreement, duly executed by Parent. (c) Seller or the Company, as applicable, shall deliver, or cause to be delivered, to Parent each of the following: (i) the certificate contemplated by Section 8.02(d), duly executed by an officer of each of Seller and the Company; (ii) resignation letters of the directors and officers of each Acquired 6 Company designated by Parent in writing at least 10 Business Days prior to the Closing Date, in each case, to be effective as of the Closing and reasonably acceptable to Parent; (iii) the Certificate of Merger, duly executed by the Company; (iv) a counterpart to the Conversion Documents, duly executed by Seller; (v) a counterpart to the Operating Agreement, duly executed by Seller; and (vi) the certificate contemplated by Section 8.02(d), duly executed by an officer of Seller and the Company. (d) At the Effective Time, the SPV LLC Loan (including all outstanding principal and accrued interest thereunder) shall be extinguished in full by operation of law as a result of the Merger or, to the extent not so extinguished, shall be cancelled, forgiven and discharged effective as of the Effective Time without any further action or payment by the Company or the Surviving Corporation. Parent shall cause SPV LLC to take all actions necessary to effect such extinguishment, cancellation or discharge, including the execution and delivery of any instruments of release or termination reasonably requested by the Company. SECTION 1.11. Equity Commitment Letters. Concurrently with the execution and delivery of this Agreement, Parent has executed and delivered to the Company the First Equity Commitment Letter and the Second Equity Commitment Letter. (a) The Equity Commitment Letters shall require Parent to fund, or cause to be funded, directly into the Company the following amounts pursuant to the terms and conditions set forth in this Agreement: (i) an amount equal to the First Equity Commitment Closing Funding Portion; and (ii) an amount equal to the Second Equity Commitment Closing Funding Portion, subject to adjustment in accordance with Section 2.02(a). (b) Following the Closing, and until the Funding Deadline, Parent shall fund, or cause to be funded, at the closing of any Qualifying Acquisition, the aggregate amount specified in the applicable Funding Notice (each such funding, a “First Equity Commitment Post-Closing Funding”); provided, that no Funding Notice may be delivered within the 10 Business Days preceding the Funding Deadline; provided, further, that in no event shall Parent have any obligation to fund, or cause the funding of, any amounts that would result in, following such funding, the First Equity Commitment Balance being a negative number. On the first Business Day following the first anniversary of the Closing Date, Parent shall fund, or cause to be funded, to the Surviving Corporation, an amount equal to the First Equity Commitment Balance as of the Funding Deadline. 7 (c) Following the Closing, Parent shall fund, or cause to be funded, (i) the Deferred Funding Portion of the Second Equity Commitment Amount, subject to reduction in accordance with Section 2.02(b), Section 2.02(c), Section 10.01(b) and Section 10.01(d)(i), as follows: (A) $5,000,000 on the date that is six months after the Closing Date (the “First Release Payment”); and (B) $5,000,000 on the date that is 12 months after the Closing Date (the “Second Release Payment” and collectively, with the First Release Payment, the “Release Payments”); provided, that in each case, the applicable Release Payment shall be reduced by an amount equal to the sum of (x) any amounts that are subject to any dispute under Section 2.01 (y) any amounts that are the subject of a Claim asserted under Article X that remains unresolved and (z) to the extent that the good faith estimate of Special Expenses as of the applicable Release Date exceeds the Special Expenses Holdback, the amount of such excess (the amounts described in clauses (x), (y) and (z), the “Disputed Amounts”), with the remainder of such Release Payment being funded on schedule in accordance with Section 1.11(b); provided, further, that upon final resolution of any such dispute pursuant to Section 2.01 or Claim pursuant to Article X, or final determination of Special Expenses pursuant to Section 7.21, any Disputed Amounts attributable to such resolved dispute, Claim or Special Expenses determination (as reduced by any amounts determined in connection with such dispute, Claim or Special Expenses determination) shall be paid to the Company at the next Release Date, or, if the Second Release Date has passed, within 15 days following such final resolution or determination; (ii) the Adjustment Holdback, which shall be funded following the final determination of the Adjustment Amount pursuant to Section 2.02(b); and (iii) the Special Expenses Holdback, which shall be funded following the final determination of the Special Expenses pursuant to Section 7.21. ARTICLE II CLOSING ADJUSTMENT SECTION 2.01. Closing Adjustment. (a) Not less than three Business Days prior to the Closing Date, the Company shall prepare in good faith and deliver to Parent a statement (the “Estimated Closing Statement”) setting forth the Company’s good faith estimate of (i) the Closing Working Capital Amount, (ii) the Closing Cash Amount, (iii) the Closing Transaction Expenses Amount and (iv) the Closing Debt Amount. The Estimated Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles. If Parent notifies the Company in writing of any objection to the Estimated Closing Statement or any amounts or calculations set forth therein (which written notice shall include the specific items in the Estimated Closing Statement to which Parent objects) at least one Business Day prior to the Closing Date, then the Company shall, and Seller shall cause the Company to, consider in good faith such comments of Parent; provided, that if Parent and the Company fail to mutually agree upon revisions to the Estimated Closing Statement prior to the Effective Time, then neither Parent nor the Company shall delay the Closing because of such failure. The agreement of the parties hereto to revisions to the Estimated Closing Statement or the failure of the parties to agree to such revisions shall not constitute a waiver or limitation of a party’s rights and obligations pursuant to this Section 2.01. (b) On or prior to the date that is 60 days after the Closing Date, Parent shall prepare and deliver to Seller a statement (the “Closing Statement”) setting forth Parent’s good faith

8 calculation of the Closing Working Capital Amount, the Closing Cash Amount, the Closing Transaction Expenses Amount and the Closing Debt Amount, together with reasonable supporting detail with respect to the calculations set forth in the Closing Statement. If Parent fails to deliver the Closing Statement in accordance with this Section 2.01(b) within such 60-day period, then the Estimated Closing Statement delivered by the Company to Parent pursuant to Section 2.01(a) shall be deemed to be the Closing Statement, with respect to which Seller will have all of its rights under this Section 2.01(b), including the right to dispute the calculations set forth therein in accordance with the provisions set forth in this Section 2.01(b). Except to correct arithmetic errors, Parent shall not amend, supplement or modify the Closing Statement following delivery to Seller. The Closing Statement shall be prepared in accordance with the terms of this Agreement and the Accounting Principles. The parties further agree that the purpose of preparing the Closing Statement and determining the Closing Working Capital Amount, the Closing Cash Amount, the Closing Transaction Expenses Amount, the Closing Debt Amount and the related adjustments contemplated by this Section 2.01(b) is solely to determine the Closing Working Capital Amount, the Closing Cash Amount, the Closing Transaction Expenses Amount and the Closing Debt Amount in accordance with the terms of this Agreement, and such process is not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of determining the Closing Working Capital Amount, the Closing Cash Amount, the Closing Transaction Expenses Amount or the Closing Debt Amount than those set forth in this Agreement. Parent shall provide Seller and its Representatives with reasonable access to the Company Records, working papers and other relevant documents and information relating to the calculation of the amounts set forth in the Closing Statement to the extent reasonably requested by Seller in connection with its review of the Closing Statement and shall cause its Affiliates and its and their respective Representatives to, cooperate with and assist Seller, its Affiliates, and its and their respective Representa tives in connection with such review, including by providing access to such Company Records, working papers and other relevant documents and information and making available personnel to the extent reasonably requested, in each case, upon reasonable notice and during normal business hours and in a manner that does not unreasonably interfere with the business of the Acquired Companies. The Closing Statement shall become final and binding upon the parties on the date that is 45 days following receipt thereof by Seller, unless Seller gives written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to Parent on or prior to 5:00 p.m., New York time, on such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and include underlying support and calculations thereof. If a timely Notice of Disagreement is received by Parent, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon the parties on the earlier of (1) the date on which Parent and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (2) the date on which all such disputed matters are finally resolved in writing by the Independent Expert pursuant to the procedures set fo rth in this Section 2.01. During the 30-day period following the delivery of a Notice of Disagreement (or such longer period as Seller and Parent may mutually agree), Seller and Parent shall cooperate in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. Within five Business Days after the expiration of such 30-day period (or such longer period as Seller and Parent may mutually agree), Parent shall deliver to Seller a list of three nationally recognized independent accounting firms and Seller shall select one of such three nationally recognized independent accounting firms within three Business Days 9 of the delivery of such list; provided, that if any such mutually selected accounting firm is not willing or able to serve in such capacity, then Seller shall select another accounting firm that was included on Parent’s list; provided, further, that in the event no such accounting firm included on Parent’s initial list is willing and able to serve in such capacity, then Parent shall promptly deliver to Seller a list of two additional nationally recognized independent accounting firms and Seller shall select one of such two accounting firms within two Business Days of the delivery of such list; provided, further, that in the event no accounting firm on Parent’s subsequent list is willing and able to serve in such capacity, the foregoing procedure shall be repeated mutatis mutandis until an accounting firm is selected (such nationally recognized independent accounting firm as is ultimately selected to the aforementioned procedures being the “Independent Expert”). The parties shall submit for the Independent Expert’s review any and all matters that remain in dispute and were included in the Notice of Disagreement and shall instruct the Independent Expert to render its decision (based solely on the written presentations of Parent and Seller timely delivered to the Independent Expert in accordance with this Section 2.01 and not by independent review) as to the disputed items and the effect of its decision on the Closing Statement as promptly as practicable but in no event later than 45 days after the date of such submission (or such longer period as Seller and Parent may mutually agree). Parent and Seller shall instruct the Independent Expert that, within five Business Days following its acceptance of its appointment as the Independent Expert, it shall deliver to Parent and Seller a written notice (the “Independent Expert Notice”) setting forth (x) the deadline for Parent’s and Seller’s submission of the written presentations referenced in the immediately preceding sentence (which deadline shall in all events be (I) the same for Parent and Seller and (II) no sooner than 30 days following the date of delivery of the Independent Expert Notice (unless otherwise mutually agreed in writing among the Independent Expert, Parent and Seller) and no later than 45 days following the date of the Independent Expert Notice) and (y) the format in which Parent and Seller are to submit their written presentations (which format shall be reasonably acceptable to Parent and Seller). A copy of all materials submitted to the Independent Expert pursuant to the immediately preceding sentence shall be provided by Seller or Parent, as applicable, no later than the deadline set forth in the Independent Expert Notice (as the same may be amended by the mutual written consent of the Independent Expert, Parent and Seller), and a copy of such materials shall be provided to the other party concurrently with the submission thereof to the Independent Expert. The Independent Expert shall act in the capacity of an expert and not as an arbitrator. Each party shall furnish to the Independent Expert such working papers and other relevant documents and information relating to the disputed items and shall answer questions as the Independent Expert may reasonably request in connection with its determination of such disputed items. In the event any party shall participate in teleconferences or meetings with, or make live presentations to, the Independent Expert, the other party shall be entitled to participate in such teleconferences, meetings or presentations. Subject to the foregoing, the terms of appointment and engagement of the Independent Expert shall be as agreed upon between Parent and Seller in writing. (c) In resolving any such disputed item, the Independent Expert (i) shall limit its review to matters specifically set forth in the Notice of Disagreement as to a disputed item (other than matters thereafter resolved by mutual written agreement of the parties) and (ii) shall not assign a value to any disputed item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party in the Closing Statement or in the Notice of Disagreement. The Independent Expert is not authorized to, and shall not, make any other determination, including (A) any determination with respect to any 10 matter included in the Closing Statement or the Notice of Disagreement that was not submitted for resolution to the Independent Expert, (B) any determination as to the accuracy of the representations and warranties set forth in Section 4.07(b) or any other representation or warranty in this Agreement or (C) any determination as to compliance by any party with any of its covenants in this Agreement. (d) The parties shall instruct the Independent Expert that the final determination by the Independent Expert of the matters submitted to it pursuant to Section 2.01(b) shall (i) be in writing, (ii) include the Independent Expert’s calculation of the Adjustment Amount, (iii) include the Independent Expert’s determination of each matter submitted to it pursuant to this Section 2.01 and (iv) include a brief summary of the Independent Expert’s reasons for its determination of each issue. (e) The resolution of disputed items by the Independent Expert shall, absent manifest error or fraud, be final and binding on the parties and an order may be entered in respect thereof by a court having jurisdiction over the party against which such determination is to be enforced. Each of Seller and Parent shall pay its own costs and expenses incurred in connection with this Section 2.01 and the costs and expenses of the Independent Expert shall be allocated between Parent and Seller based upon the percentage of the dollar value of the disputed amounts (as submitted to the Independent Expert) determined in favor of the other party by the Independent Expert bears to the dollar value contested by such party in the written presentation to the Independent Expert. For example, if Seller submits a Notice of Disagreement disputing $1,000 in the Closing Statement, Parent contests only $500 of the amount claimed by Seller, and the Independent Expert ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of the Independent Expert will be allocated 60% ( i.e., 300/500) to Parent and 40% (i.e., 200/500) to Seller. If, before the Independent Expert renders its determination with respect to the disputed items in accordance with this Section 2.01, (A) Seller notifies Parent and the Independent Expert in writing of its agreement with any items in the Closing Statement or (B) Parent notifies Seller and the Independent Expert in writing of its agreement with any items in the Notice of Disagreement, then in each case such items as so agreed shall be conclusive and binding on the parties for all purposes under this Agreement immediately upon such notice (and the Person providing such notice of acceptance shall pay the fees and expenses of the Independent Expert to the extent relating thereto). (f) The procedures set forth in this Section 2.01 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 2.01 shall be the sole method for resolving such amounts for the purposes of determining the Adjustment Amount, whether or not the underlying facts and circumstances constitute a breach of any representations or warranties contained in this Agreement. SECTION 2.02. Effect of Adjustments. (a) If the Adjustment Amount is positive, then within five Business Days after the determination of the Adjustment Amount but subject to the provisions set forth in Section 1.11(b), Parent shall deliver to the Surviving Corporation (i) an amount equal to the Adjustment Holdback and (ii) an amount equal to the Adjustment Amount, by wire transfer of immediately available funds to one or more accounts designated in writing by the Surviving Corporation. Any 11 payment made pursuant to this Section 2.02(a) (other than with respect to the Adjustment Holdback) shall be treated as an adjustment to the Second Equity Commitment Closing Funding Portion of the Second Equity Commitment Amount for Tax purposes. For the avoidance of doubt, (A) no cash shall be paid to Seller in connection with a positive Adjustment Amount and (B) other than the Adjustment Holdback, which shall be delivered within five Business Days after the determination of the Adjustment Amount, Parent shall not be obligated to deliver any amounts prior to the date of the First Release Payment. (b) If the Adjustment Amount is negative (the absolute value of such negative Adjustment Amount, the “Excess Amount”), then the Excess Amount shall: (i) first, reduce the Adjustment Holdback dollar-for-dollar until such amount is reduced to zero; (ii) second, reduce the remaining Release Payments dollar-for-dollar in the order such Release Payments become due (first reducing the First Release Payment, then the Second Release Payment) until such amounts are fully offset; and (iii) third, if the Excess Amount exceeds the sum of the Adjustment Holdback and the Deferred Funding Portion of the Second Equity Commitment Amount, result in Seller forfeiting Seller Forfeiture Equity Interests as set forth in Section 2.02(c). Within five Business Days following the final determination of the Adjustment Amount pursuant to Section 2.01, Parent shall fund, or cause to be funded, to the Surviving Corporation any remaining portion of the Adjustment Holdback (after giving effect to any reduction pursuant to clause (i) of the immediately preceding sentence), by wire transfer of immediately available funds to one or more accounts designated in writing by the Surviving Corporation. For the avoidance of doubt, the First Equity Commitment Amount and the Second Equity Commitment Closing Funding Portion shall not be subject to any reduction. (c) If the Excess Amount exceeds the sum of the Adjustment Holdback and the Deferred Funding Portion of the Second Equity Commitment Amount, then in addition to reducing the Adjustment Holdback and the Deferred Funding Portion to zero, within five Business Days after the determination of the Adjustment Amount, Seller or its Affiliates shall surrender and forfeit a number of equity interests of the Surviving Corporation (“Seller Forfeiture Equity Interests”), which shall be cancelled by the Surviving Corporation, equal to the quotient (rounded to the nearest whole number) of (i) the monetary amount by which the Excess Amount exceeds the sum of the Adjustment Holdback and the Deferred Funding Portion divided by (ii) an amount equal to the quotient of (A) the sum of (x) the outstanding amount of principal and interest under the SPV LLC Loan that is extinguished pursuant to the Merger and (y) the unadjusted aggregate total of the First Equity Commitment Amount and the Second Equity Commitment Amount, divided by (B) the number of equity interests of the Surviving Corporation issued to Parent as Parent Equity Interests at the Effective Time (the “Per Share Value”). ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Parent and SPV LLC that: SECTION 3.01. Organization, Standing; Authority; Execution and Delivery; Enforceability. Seller (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or

12 organization and (b) has all necessary limited liability company power and authority to execute and deliver this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Seller to which it is, or is specified to be, a party, and the consummation of the Transactions have been duly authorized by all necessary corporate or similar action by Seller. This Agreement has been, and each other Transaction Document to which Seller is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by Seller. Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement constitutes, and each other Transaction Document to which Seller is, or is specified to be, a party will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement thereof may be limited against Seller by the Enforceability Exceptions. SECTION 3.02. No Conflicts; Consents. (a) The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the other Transaction Documents to which Seller is, or is specified to be, a party will not, and the performance by Seller of this Agreement and of each other Transaction Document to which Seller is, or is specified to be, a party and the consummation by Seller of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Seller, (ii) assuming that all Consents contemplated by Section 3.02(b) have been obtained, and all Filings described therein have been made, conflict with or violate any Order or Legal Requirement applicable to Seller or by which any property or asset of Seller is bound or (iii) assuming that all Consents contemplated by Section 3.02(b) have been obtained and all Filings described therein have been made, require any Consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Contract to which Seller is a party or by which Seller, or any property or asset of Seller, is bound or (iv) result (immediately or with notice or lapse of time or both) in the creation of any Lien on any property or asset of Seller, except in the case of clauses (ii), (iii) and (iv) above for any of the foregoing that would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (b) The execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each other Transaction Document to which Seller is, or is specified to be, a party will not, and the performance by Seller of each other Transaction Document to which Seller is, or is specified to be, a party and the consummation by Seller of the Transactions will not, require any Consent of, or Filing with, any Governmental Entity, except for (i) compliance with and Filings under applicable requirements of the HSR Act, (ii) any other Filings required by Section 7.01 and the FCC Consents, and (iii) such other Consents or Filings that would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. SECTION 3.03. Litigation. 13 (a) There is no Legal Proceeding pending or, to the Knowledge of Seller, threatened against Seller or its Affiliates that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (b) There are no Orders outstanding against Seller or its Affiliates or their respective assets that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. SECTION 3.04. Brokers. No broker, finder or investment banker (other than Dundon Advisers LLC, whose fees shall be fully paid by Seller or otherwise constitute a Transaction Expense) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Seller. SECTION 3.05. Ownership. Seller (i) is the sole record and beneficial owner of all shares of Company Common Stock purported to be owned by it on Section 4.03(a)-1 of the Company Disclosure Schedules and (ii) has good, valid and marketable title to such shares of Company Common Stock free and clear of all Liens (other than any restrictions on transfer solely arising under applicable Securities Laws or the FCC Rules and Liens arising under this Agreement or the SPV LLC Loan). SECTION 3.06. Solvency. (a) Seller is not entering into this Agreement or the Transactions with the intent to hinder, delay or defraud either present or future creditors. (b) As of the Execution Date, Seller and its Subsidiaries are not subject to any insolvency or bankruptcy proceedings under applicable Legal Requirements. SECTION 3.07. No Other Representations or Warranties. (a) Except for the representations and warranties set forth in this Article III or Article IV or the certificate to be delivered to Parent pursuant to Section 8.02(d), neither Seller nor any other Person makes any other express or implied representation or warranty (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Legal Requirement, including the warranties of merchantability and fitness for a particular purpose) with respect to Seller or its respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward -looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Parent or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Seller in this Article III, neither Seller nor any other Person makes or has made any express or implied representation or warranty to Parent or any of its Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (ii) any oral or written information presented to Parent or 14 any of its Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. Seller disclaims any and all other representations and warranties, whether express or implied. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 3.07(a), nothing in this Section 3.07(a) shall limit Parent’s or SPV LLC’s remedies with respect to claims of Fraud in the making of the representations and warranties made by Seller, the Company or the Acquired Companies in this Agreement or the certificate to be delivered to Parent pursuant to Section 8.02(d). (b) Seller acknowledges and agrees that, except for the representations and warranties set forth in Article V or the certificate to be delivered to Seller pursuant to Section 8.03(c), neither Parent nor SPV LLC nor any other Person on behalf of Parent or SPV LLC has made any express or implied representation or warranty with respect to the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Legal Requirement, including the warranties of merchantability and fitness for a particular purpose), and neither Seller nor any of its Affiliates have relied on any representation or warranty other than those set forth in Article V. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 3.07(b), nothing in this Section 3.07(b) shall limit Seller’s remedies with respect to claims of Fraud in the making of the representations and warranties made by Parent or SPV LLC in this Agreement or the certificate to be delivered to the Company pursuant to Section 8.03(c). ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY Seller and the Company represent and warrant to Parent that, except as set forth in the Company Disclosure Schedules or the Seller SEC Reports with respect to the “Spectrum” segment filed or furnished since January 1, 2025 and prior to the Execution Date, but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or any other statements to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature: SECTION 4.01. Organization and Good Standing. (a) Each Acquired Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, except where any failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, and (iii) is duly qualified or licensed to do business as a foreign company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of its properties and assets owned, leased or operated or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. 15 (b) The Company has made available to Parent true, correct and complete copies of the Organizational Documents of each Acquired Company, and (i) each as so delivered is in full force and effect and (ii) no Acquired Company is in violation of any of its Organizational Documents. SECTION 4.02. Authority; Execution and Delivery; Enforceability. The Company has all necessary corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and any other Transaction Document to which it is, or is specified to be, a party, and the consummation of the Transactions have been duly authorized by all necessary corporate action by the Company, including the Company Board Approval. The Company Stockholder Consent (a) is the only vote or approval of the holders of any class or series of equity securities of the Company necessary to adopt and approve this Agreement and the transactions contemplated hereby and (b) will be obtained immediately following the execution and delivery of this Agreement in compliance with Section 228(c) of the DGCL and the Company’s Organizational Documents. This Agreement has been, and each other Transaction Document to which the Company is, or is specified to be, a party will at or prior to the Closing be, duly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each other Transaction Document to which the Company is, or is specified to be, a party will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (ii) the exercise by courts of equity powers (collectively, the “Enforceability Exceptions”). SECTION 4.03. Capitalization. (a) Section 4.03(a)-1 of the Company Disclosure Schedules sets forth a true, correct and complete list, as of the Execution Date, of the authorized capital stock of the Company, the number of outstanding shares of each class of capital stock in the Company and the record and beneficial owners thereof. Section 4.03(a)-2 of the Company Disclosure Schedules sets forth a true, correct and complete list, as of the Execution Date, of each agreement to which the Company is a party with respect to the voting of the Company Common Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Common Stock. (b) All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Organizational Documents of the Company or applicable Legal Requirements. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote. There

16 are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights or similar phantom equity rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into or valued by reference to any capital stock of or other equity interest in, the Company. No capital stock or other equity securities of the Company are subject to any Contracts or agreements with respect to the voting, purchase, dividend rights, disposition, redemption or transfer of such capital stock or equity securities. SECTION 4.04. Subsidiaries. Section 4.04 of the Company Disclosure Schedules sets forth a true, correct and complete list, as of immediately prior to the Closing, of each Subsidiary of the Company, its jurisdiction of organization and the number and percentage of its outstanding capital stock or other equity interests held by each holder thereof. All of the outstanding shares of capital stock of or other equity interests in each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable (in each case, to the extent such concepts are applicable), and will be owned immediately prior to the Closing, directly or indirectly, by an Acquired Company. Except for its interests in other Acquired Companies, if any, no Acquired Company owns, directly or indirectly, any capital stock or other equity or voting interests of any Person or is a member of, or participant in any, partnership, joint venture or similar Person. None of the shares of capital stock or other equity interests in each Subsidiary were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Organizational Documents of such Subsidiary or applicable Legal Requirements. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the capital stock or other equity interests of any such Subsidiary may vote. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights or similar phantom equity rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Subsidiary is a party or by which it is bound obligating such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any Subsidiary. SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery by the Company of this Agreement does not, the execution and delivery by the Company of each other Transaction Document to which the Company is, or is specified to be, a party will not and the performance by the Company of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of the Company or the other Acquired Companies, (ii) assuming that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, and except for compliance with the applicable requirements of the Securities Laws, including the applicable requirements of and filings with the SEC under the Exchange Act, conflict with or violate any judgment, order, decree, writ, injunction or award of a Governmental Entity (“Order”) or any Legal Requirement applicable to the Acquired Companies, (iii) assuming 17 that all Consents contemplated by Section 4.05(b) have been obtained, and all Filings described therein have been made, require any consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Material Contract binding upon any Acquired Company; or (iv) result (immediately or with notice or lapse of time or both) in the creation of any pledge, lien, charge, mortgage, security interest or similar encumbrance (other than non-exclusive licenses under Intellectual Property) (collectively, “Liens”) (other than a Permitted Lien) on any property or asset of the Acquired Companies, except in the case of clauses (ii), (iii) and (iv) above for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to (A) be material to the Acquired Companies, taken as a whole, or (B) prevent, materially delay or materially impair the consummation of the Transactions or the ability of the Acquired Companies to perform their respective obligations under this Agreement and the other Transaction Documents. (b) The execution and delivery by the Company of this Agreement does not, the execution and delivery by the Company of each other Transaction Document to which it is, or is specified to be, a party will not, and the performance by the Company of this Agreement and each other Transaction Document to which it is, or is specified to be, a party and the consummation of the Transactions will not, require any consent, approval, authorization, license or permit (“Consent”) of, or filing with or notification to, or registration or qualification with (collectively, “Filings”), any federal, state, local or foreign government or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign , in each case, of competent jurisdiction (a “Governmental Entity”), except for (i) compliance with and filings under applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) the Filings required by Section 7.01 and the FCC Consents, (iii) compliance with any applicable requirements of Securities Laws and (iv) such other Consents or Filings (A) required by any state or local Governmental Entity solely by reason of the participation of Parent (as opposed to any third party) in the Transactions, including any state or local requirements which become applicable to the Company as a result of the specific regulatory status of Parent (or any of its Affiliates) or as a result of any other facts to the extent specifically related to any business or activities in which Parent (or any of its Affiliates) is or proposes to be engaged or (B) that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to (1) be material to the Acquired Companies, taken as a whole, or (2) prevent, materially delay or materially impair the consummation of the Transactions. SECTION 4.06. Litigation; Orders; Investigations. (a) There is no civil, criminal, judicial or administrative claim, suit, action, proceeding, litigation, demand, complaint, formal proceeding, mediation, hearing, charge, arbitration or other similar dispute (a “Legal Proceeding”) pending or threatened in writing against any Acquired Company that (i) would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, or (ii) challenges or seeks to prevent, enjoin or otherwise materially delay the Transactions and, to the Knowledge of the Company, there are no presently existing facts or circumstances that would constitute a reasonable basis therefor. 18 (b) No Acquired Company or their respective assets is party to or subject to any Order that would, individually or in the aggregate, reasonably be expected to (i) be material to the Acquired Companies, taken as a whole, except for any Order of the FCC that is generally applicable to licensees of FCC-issued licenses, permits, approvals or authorizations substantially similar to the FCC Authorizations, or (ii) prevent, materially delay or materially impair the consummation of the Transactions or the ability of the Acquired Companies to perform their respective obligations under this Agreement and the other Transaction Documents . (c) There is no pending or, to the Knowledge of the Company, threatened (nor has any Governmental Entity indicated an intention to initiate any) audit, inquiry, review examination or investigation by any Governmental Entity against any of the Acquired Companies that, individually or in the aggregate, would reasonably be expected to be material to the Acquired Companies, taken as a whole. SECTION 4.07. Compliance. (a) The Acquired Companies hold and, at all times since January 1, 2023, have held all Consents of all Governmental Entities required to own, lease and operate their properties and assets and to conduct their business as currently conducted and are in complian ce, in all material respects, with the terms of such Consents. Except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, or prevent, materially delay or materially impair the consummation of the Transactions or the ability of the Company and its Affiliates to perform their respective obligations under this Agreement or the other Transaction Documents, (i) each such Consent is valid, subsisting and in full force and effect and (ii) to the Knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to result in the revocation, suspension or limitation of any such Consent. (b) Each of the Acquired Companies is, and has at all times since January 1, 2023, been, in compliance with all applicable Legal Requirements, except for such non- compliance as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Since January 1, 2023, none of the Acquired Companies has received any written communication or, to the Knowledge of the Company, any oral communication alleging noncompliance by any Acquired Company of any Legal Requirements, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. (c) This Section 4.07 does not relate to Tax matters, which are the subject of Section 4.10, employee benefit matters, which are the subject of Section 4.12, labor relations matters, which are the subject of Section 4.13, Intellectual Property or Personal Data matters, which are the subject of Section 4.14, or environmental matters, which are the subject of Section 4.15. SECTION 4.08. Financial Statements; Absence of Liabilities. (a) Section 4.08(a) of the Company Disclosure Schedules sets forth true, correct and complete copies of the Financial Statements. The Financial Statements have been, and 19 when delivered the Fiscal Year 2025 Financial Statements will be, prepared by the Company in good faith and present fairly in all material respects the financial condition and results of operations of the Acquired Companies as of the dates indicated therein and for the respective periods indicated therein, in each case in accordance with GAAP, consistently applied during the periods involved, and prepared in accordance with and derived from, and are (and, in the case of the Fiscal Year 2025 Financial Statements, will be) consistent in all material respects with, the books and records of the Acquired Companies (which books and records are correct and complete in all material respects), subject to, for the period ended March 31, 2026 only, (i) the absence of footnote disclosure and (ii) normal and recurring year-end adjustments, carve-out adjustments or footnote disclosures and other presentation items required for presentation of financial statements in conformity with GAAP, which are not expected to be material in amount or effect. (b) None of the Acquired Companies is subject to any liabilities or obligations (whether accrued, absolute, contingent, unknown or otherwise), except for liabilities and obligations (i) disclosed, reflected or reserved against or provided for in the Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since March 31, 2026, (iii) contemplated by this Agreement or the other Transaction Documents or otherwise incurred in connection with the Transactions or (iv) that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. SECTION 4.09. Absence of Certain Changes. (a) Since December 31, 2025, there has not been any Material Adverse Effect. (b) From December 31, 2025 to the Execution Date, (i) the business of the Acquired Companies has been conducted in the ordinary course of business in all material respects, and (ii) the Acquired Companies have not taken any actions that, if taken after the Execution Date and prior to the Closing without the written consent of Parent, would constitute a breach of Section 6.01(b). SECTION 4.10. Taxes. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole (i) all income and other Tax Returns required to be filed by or with respect to the Acquired Companies under any Legal Requirement have been timely filed with the appropriate Governmental Entity; (ii) all such Tax Returns are true and correct; (iii) all Taxes that are due and payable, whether or not shown on such Tax Returns (taking into account any applicable extensions that have been granted) have been paid by or with respect to the Acquired Companies (other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP); and (iv) the Acquired Companies have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to automatic extensions of time to file Tax Returns, or extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or agreement, as applicable, remains in effect.

20 (b) No deficiency with respect to a material amount of Taxes has been proposed or asserted in writing or assessed against any of the Acquired Companies, which has not been paid, settled, withdrawn or otherwise resolved. (c) There are no Liens (other than Permitted Liens) for Taxes on the assets of any of the Acquired Companies. (d) There are no pending, or, to the Knowledge of the Company, threatened Tax Proceedings by a Governmental Entity with respect to a material amount of Taxes of any of the Acquired Companies. (e) The Acquired Companies have withheld and paid to the appropriate Governmental Entity all material Taxes required to have been withheld and paid by any of them in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party. (f) Each Acquired Company is, and has at all times been, a resident for Tax purposes only in the jurisdiction of its organization and has never been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). (g) None of the Acquired Companies has received a written claim by any Governmental Entity in a jurisdiction in which an Acquired Company does not pay Taxes or file Tax Returns that such Acquired Company is required to pay material Taxes or file any material Tax Return in that jurisdiction. (h) None of the Acquired Companies is a party to, bound by or has any similar obligation under any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such an agreement or arrangement exclusively between or among the Acquired Companies, (ii) customary commercial Contracts that were entered into in the ordinary course of business and the principal purpose of which is not to govern the sharing of Taxes and (iii) this Agreement). (i) None of the Acquired Companies (i) has been a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for Tax purposes (other than a group of which Seller is the common parent) or (ii) has any obligation or liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Legal Requirement), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business that are not primarily related to Taxes) or otherwise. (j) None of the Acquired Companies has been, within the past two years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. (k) None of the Acquired Companies (i) has a request for any private letter ruling, administrative relief or technical advice pending with any Governmental Entity that relates Taxes or Tax Returns of the Company or any of its Subsidiaries or (ii) is bound by any private letter ruling or other written agreement with any Governmental Entity with respect to Taxes. 21 (l) None of the Acquired Companies will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code; (ii) installment sale or open transaction on or prior to the Closing Date; (iii) accounting method change or use of an improper method of accounting occurring prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) intercompany transaction or excess loss account described in Section 1502 of the Code (or any similar provision of state, local or non-U.S. Tax Legal Requirement) entered into or created on or prior to the Closing Date. (m) No Acquired Company has participated in any “listed transaction” within the meaning of U.S. Treasury Regulations Section 1.6011-4. (n) Notwithstanding any other provision of this Article IV to the contrary, this Section 4.10 and Section 4.12 contain the sole and exclusive representations and warranties of the Company with respect to Taxes. SECTION 4.11. Title to Properties. (a) Section 4.11(a) of the Company Disclosure Schedules sets forth the address of each parcel of real property owned by the Acquired Companies as of the Execution Date (the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies (i) are the sole owners of the Owned Real Property and (ii) other than Permitted Liens, have good and valid fee simple title and, to the Knowledge of the Company, marketable title to the Owned Real Property. The Owned Real Property is free and clear of any Liens, except for Permitted Liens. (b) Section 4.11(b) of the Company Disclosure Schedules sets forth a true, correct and complete list, as of the Execution Date, of all real property leased or subleased (excluding towers or similar telecommunications infrastructure having a base annual rent of less than $44,000 per year) by any Acquired Companies (the “Leased Real Property” and, together with the Owned Real Property, the “Real Property”) and a list of all leases, subleases, licenses, concessions, and other agreements (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) (the “Leases”) entered into by the Acquired Companies with respect to the Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) the Acquired Companies have with respect to each Leased Real Property, a good and valid leasehold interest in such property, in each case free and clear of all Liens, except for Permitted Liens, and (ii) none of the Acquired Companies nor, to the Knowledge of any of the Acquired Companies, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease. There are no leases, subleases, licenses or similar agreements granting to any other Person the right of use or occupancy of any portion of such parcel of Leased Real Property during the term of the Leases. 22 (c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have good title to, or a valid leasehold interest in, all tangible personal properties of the Acquired Companies, in each case free and clear of all Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property are in good condition and repair and are reasonably sufficient for the operation of the business of the Acquired Companies, including the operation of the Stations. SECTION 4.12. Employee Benefit Plans. (a) Section 4.12 of the Company Disclosure Schedules contains a true, correct and complete list, as of the Execution Date, of each material Company Benefit Plan. (b) With respect to each material Company Benefit Plan, as applicable, the Company has made available to Parent true, correct and complete copies of, subject to compliance with applicable Legal Requirements: (i) the plan document or a written description thereof, including any material amendment thereto (or, with respect to individual employment arrangements or award agreements, the form thereof and any arrangement or agreement that deviates materially from such form) and all related trust documents or applicable operating documents for other funding vehicles; (ii) each summary plan description and summary of material modifications for Company Benefit Plans maintained in the United States; (iii) the most recently filed annual report on IRS Form 5500 (or comparable form) for Company Benefit Plans maintained in the United States with respect thereto; (iv) the most recent IRS determination or opinion letter and (v) all material non-routine correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan. (c) Neither any Acquired Company, nor any employer (whether or not incorporated) that would be treated together with any Acquired Company as a “single employer” within the meaning of Section 414 of the Code, has, in the last six years, sponsored, maintained, contributed to or was required to maintain or contribute to, or had any actual or contingent liability under, (i) any Multiemployer Plan, (ii) any “employee pension benefit plan” as defined in Section 3(2) of ERISA or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. (d) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and applicable Legal Requirements, including ERISA and the Code, and all contributions or other amounts payable with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any Company Benefit Plan (other than routine claims for benefits) that, individually or in the aggregate, would reasonably be expected to be material to the Acquired Companies, taken as a whole. 23 (e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each related trust that is intended to be qualified under Section 401(a) of the Code, is so qualified, and each such Company Benefit Plan has received a timely favorable determination or opinion letter from the IRS, and to the Knowledge of the Company, nothing has occurred and no circumstances exist that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or related trust. With respect to any Company Benefit Plan, no Acquired Company has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with which any Acquired Company reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. (f) No Company Benefit Plan provides retiree medical, health or life insurance or other post-retirement welfare benefits to any Person, other than (i) coverage mandated solely pursuant to any applicable Legal Requirement or (ii) coverage or benefits the future premium cost of which is borne by the applicable employee or former employee (or his or her beneficiaries). (g) Neither the execution and delivery of this Agreement, shareholder or other approval nor consummation of the Transactions will, either alone or in combination with another event, (i) entitle any current or former employee of the Acquired Companies to any severance pay, any increase in severance pay or any other payment under any Company Benefit Plan, (ii) result in the acceleration of the time of payment or vesting of any compensation due to any current or former employee of the Acquired Companies under any Company Benefit Plan, (iii) directly or indirectly cause any Acquired Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time. (h) Neither the execution and delivery of this Agreement, shareholder or other approval nor consummation of the Transactions will, either alone or in combination with another event, result in the payment of any amount that will, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. (i) No Company Benefit Plan provides for the gross-up or reimbursement of taxes imposed under Section 409A or 4999 of the Code to any Company Employee. SECTION 4.13. Labor Relations. (a) As of the Execution Date, there is no labor strike, dispute, slowdown, stoppage, lockout or unfair labor practice charge pending or threatened in writing, affecting the Acquired Companies or that involves any of the Company Employees. There is no material pending or threatened in writing, arbitration or grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any current or former employees of the Acquired Companies. Neither the Company nor any of its Affiliates is a party to any collective bargaining agreement or other agreement with a labor union or like organization, and to the Knowledge of Seller, there are no activities or proceedings by any individual or group of

24 individuals, including representatives of any labor organizations or labor unions, to organize any Company Employees. With respect to the Company Employees, the Company and its Affiliates are in compliance in all material respects with all applicable Legal Requirements relating to employment and employment practices, terms and conditions of employment, wages, worker classification (including exemption status and status as an independent contractor), immigration, hours of work and occupational safety and health. (b) The Acquired Companies are not, and, with respect to any Company Employee the Company and its Affiliates are not, party to a settlement agreement with any current or former director or employee at or above the level of Vice President that involves allegations relating to sexual harassment, sexual misconduct or other harassment or discrimination made by any current or former employee or independent contractor of the Company against such individual, in each case, entered into in the last two years. To the Knowledge of the Company, in the past two years, no allegations of sexual harassment, sexual misconduct or other harassment or discrimination have been made against any director or Company Employee at or above the level of Vice President. (c) In the last three years, neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder (the “WARN Act”) or any similar state or local Legal Requirement that remains unsatisfied. SECTION 4.14. Intellectual Property; Data Privacy. (a) Registered Intellectual Property; Ownership. Section 4.14(a) of the Company Disclosure Schedules identifies, as of the date of this Agreement, each item of Registered Intellectual Property included in the Company Intellectual Property (“Registered Owned IP”), indicating for each item, as applicable, the owner(s), registration or application number and the applicable filing jurisdiction. Each item of Registered Owned IP is subsisting and the material issued and granted items therein are valid and, to the Knowledge of the Company, enforceable. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies exclusively own each item of Company Intellectual Property, in each case, free and clear of any Liens (other than Permitted Liens). (b) Intellectual Property Sufficiency. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies own or have valid rights to use all Intellectual Property used in or necessary for the conduct of their business. (c) Non-Infringement; Infringement Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, since January 1, 2023, (i) the operation of the business of the Acquired Companies has not infringed, misappropriated or otherwise violated the Intellectual Property of any third Person; (ii) there have not been any Legal Proceedings pending against any of the Acquired Companies, and none of the Acquired Companies has received any written claim, notice, invitation to license or similar communication (including any cease and desist letter), in each case, 25 alleging that the operation of the business of the Acquired Companies infringes, misappropriates or otherwise violates the Intellectual Property of any third Person; (iii) to the Knowledge of the Company, no third Person has infringed, misappropriated or otherwise violated any Company Intellectual Property; and (iv) none of the Acquired Companies has brought any Legal Proceedings against any third Person or sent any third Person any written claim, notice, invitation to license or similar communication (including any cease and desist letter), in each case, alleging that any Person has infringed, misappropriated or otherwise violated any Company Intellectual Property. (d) Proprietary Information. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each of the Acquired Companies has taken commercially reasonable measures to protect the confidentiality of the Acquired Companies’ Trade Secrets and, to the Knowledge of the Company, there has been no unauthorized disclosure or use of any such Trade Secrets. (e) Information Systems. The Acquired Companies maintain and implement commercially reasonable information privacy and security measures designed to protect the integrity and security of the Information Systems owned or controlled by the Acquired Companies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) since January 1, 2023, there have been no failures, malfunctions, breakdowns, outages, breaches, incidents, unauthorized access to or acquisition of or other adverse events affecting any Information Systems, and (ii) to the Knowledge of the Company, the Information Systems are free of any Malicious Code. (f) Data Privacy Compliance; Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies comply with all Legal Requirements pertaining to the Processing, privacy or security of Personal Data and any public-facing statements or policies adopted by any of the Acquired Companies (collectively, “Privacy Obligations”). Since January 1, 2023, none of the Acquired Companies has received any written notice, Order, inquiry, investigation, complaint or other written communication from any third Person, and there have been no Legal Proceedings pending against any of the Acquired Companies, alleging non-compliance with Privacy Obligations by any of the Acquired Companies, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole . (g) Privacy Incidents. Since January 1, 2023, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) none of the Acquired Companies has notified, and, to the Knowledge of the Company, no circumstance has existed in which any applicable Legal Requirement has required any of the Acquired Companies to notify, a Governmental Entity or other third Person of any actual or suspected unauthorized or unlawful Processing, access to, or use or acquisition of, to or use or acquisition of Personal Data in its custody, possession or control, and (ii) to the Knowledge of the Company, there has been no unauthorized or unlawful Processing, access to, or use or acquisition of, any such Personal Data. (h) Notwithstanding any other provision in this Agreement to the contrary, this Section 4.14 contains the sole and exclusive representations and warranties with respect to Intellectual Property, Information Systems, data security or Personal Data. 26 SECTION 4.15. Environmental Matters. (i) No notice, notification, demand, request for information, citation, summons or order has been received by, and no Legal Proceeding is pending or, to the Knowledge of the Company, threatened by any Governmental Entity or any other Person against, any Acquired Company, in each case alleging or relating to a violation of or liability under any Environmental Legal Requirement; (ii) since January 1, 2023, the Acquired Companies have at all times been in material compliance with all applicable Environmental Legal Requirements and all Environmental Permits; (iii) no Acquired Company is conducting or paying for any responsive or corrective action under any Environmental Legal Requirement at any location; (iv) no Acquired Company is party to any Order or indemnity that imposes any obligations related to any Environmental Legal Requirement; and (v) no Acquired Company is subject to liability for Hazardous Substance contamination on any current or former owned or operated property or third-party site, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. The Company has made available to Parent copies of all material environmental reports, studies and assessments in its possession relating to the business of the Acquired Companies. Notwithstanding any other provision of this Agreement to the contrary, this Section 4.15 contains the sole and exclusive representations and warranties with respect to environmental matters. SECTION 4.16. Material Contracts. (a) Section 4.16(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of each of the following Contracts in effect as of the Execution Date to which any Acquired Company is party or is bound (the “Material Contracts”): (i) Contracts (or group of related Contracts) pursuant to which any Acquired Company (A) has made aggregate payments in excess of $50,000 during the 12-month period ended on December 31, 2025 or (B) is reasonably expected to involve payments in excess of $50,000 in any 12-month period, in each case except for Contracts cancelable without penalty or further payment and without more than 60 days’ notice ; (ii) Contracts pursuant to which any Acquired Company (A) has received aggregate payments in excess of $500,000 during the 12-month period ended on December 31, 2025 or (B) is reasonably expected to involve the receipt of payments in excess of $500,000 in any 12-month period; (iii) Contracts providing for the incurrence of indebtedness for borrowed money in excess of $75,000 (including accrued and unpaid interests, and any prepayment fees or penalties) or guaranteeing any obligations in excess of such amount, or obligations, contingent or otherwise, for reimbursement under letters of credit or similar credit, performance, bank guarantees, surety transactions or similar facilities other than, in each case, (A) Permitted Liens and (B) intercompany indebtedness solely between the Acquired Companies; (iv) any joint venture agreement or similar Contract involving a sharing of profits or revenue based on equity ownership in a Person with any Person that is not an Affiliate of Seller; 27 (v) any network affiliation (as such term is defined by the FCC) Contract (or similar Contract); (vi) any Contract that is a channel sharing agreement with a third party or parties with respect to the sharing of spectrum for the operation of two or more separately owned television stations; (vii) any Contract relating to retransmission or distribution by any multichannel video programming distributor, as such term is defined by the FCC; (viii) any Contract that is a local marketing agreement (as such term is defined by the FCC), joint sales agreement (as such term is defined by the FCC), time brokerage agreement (as such term is defined by the FCC), similar management services agreement, shared services agreement (as such term is defined by the FCC ) or similar Contract and any related option agreement; (ix) Contracts (A) containing non-competition restrictions or similar restrictions with respect to any geographic area, business or market binding on any Acquired Company or that would become binding on Parent or its Affiliates following the Closing or (B) containing exclusivity arrangements, rights of first refusal, rights of first offer or rights of first negotiation, “most favored nation” clauses or similar provisions in favor of the counterparty; (x) Contracts pursuant to which any of the Acquired Companies acquired or sold any assets or equity interests of any operating business in excess of $100,000 or that contain any earnout or other continuing material obligations; (xi) Contracts providing for continuing material indemnification obligations, other than Contracts with customers entered into in the ordinary course of business; (xii) any Contract under which any Intellectual Property material to the business of the Acquired Companies is licensed by a third Person to any of the Acquired Companies, or under which any of the Acquired Companies grants any third Person a license under Company Intellectual Property (in each case, other than (A) non-exclusive, “off-the-shelf” Software or software-as-a-service license or related Information Systems services Contracts and (B) non-exclusive licenses ancillary to commercial transactions and entered into in the ordinary course of business); (xiii) Leases and subleases demising the Leased Real Property; (xiv) Contracts that grant a Lien (other than a Permitted Lien) on any material asset or property of the Acquired Companies; (xv) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

28 (xvi) each Contract with a Governmental Entity; (xvii) each Contract involving or relating to a capital expenditure or containing a future or remaining commitment in excess of $250,000; (xviii) each settlement agreement or similar Contract relating to any Legal Proceeding that is in excess of (A) $50,000, (B) imposes any material continuing obligations on any of the Acquired Companies or (C) is with a Governmental Entity; (xix) each Contract that prohibits the payment of dividends or distributions in respect of the equity interests of any of the Acquired Companies, the pledging of any equity interests of any of the Acquired Companies or the incurrence of indebtedness by any of the Acquired Companies; (xx) each Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which any of the Acquired Companies, or Seller or its Affiliates in respect of the Acquired Companies, could be required to, directly or indirectly, purchase or sell any securities or equity interests of any Person or any business or assets with a value in excess of $100,000; (xxi) each Contract for which an Acquired Company provides an Assurance; and (xxii) each Affiliate Contract. (b) The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of all Material Contracts (including, for the avoidance of doubt, all amendments, schedules and exhibits thereto). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies taken as a whole, (i) each Material Contract is valid and binding on the applicable Acquired Company that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) no Acquired Company is in default under any Material Contract or, as of the Execution Date, has received written notice or, to the Knowledge of the Company, oral notice of any asserted default by any Acquired Company under any Material Contract and (iii) no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default under any Material Contract by such Acquired Company or would permit or cause the termination or modification thereof . (c) There are no Contracts that relate to the businesses of the Acquired Companies, on the one hand, and the businesses of Seller and its Affiliates, on the other hand. SECTION 4.17. Significant Customers and Suppliers. Section 4.17 of the Company Disclosure Schedules sets forth, as of the Execution Date, a true, correct and complete list of (a) the ten largest customers of the Acquired Companies, taken as a whole, in terms of amounts paid to the Acquired Companies from each such customer during the 12 months ended December 31, 2025 (“Key Customers”) and (b) the ten largest suppliers of the Acquired Companies, taken as a whole, in terms of amounts paid by the Acquired Companies during the 12 months ended December 31, 2025 (“Key Suppliers”). As of the Execution Date, there has not been any written notice or, to the Knowledge of the Company, other notice from any Key Customer 29 or Key Supplier that such Key Customer or Key Supplier has terminated or canceled or intends to terminate or cancel or materially alter its relationship with any of the Acquired Companies. None of the Acquired Companies is or, since January 1, 2023, has been engaged in any material dispute with any Key Customer or Key Supplier. SECTION 4.18. Related Party Contracts. Section 4.18 of the Company Disclosure Letter sets forth, as of the Execution Date, a true, correct and complete list of all Contracts to which any Acquired Company, on the one hand, and Seller or any of its Affiliates (other than any Acquired Company), on the other hand, are parties or are otherwise bound or affected (collectively, the “Affiliate Contracts”), other than any employment, bonus, indemnity and similar arrangements with respect to directors and officers of the Acquired Companies. SECTION 4.19. Brokers. No broker, finder or investment banker (other than Dundon Advisers LLC, whose fees shall be fully paid by Seller or otherwise constitute a Transaction Expense) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Seller or the Company. SECTION 4.20. Anti-Corruption; Sanctions; Import and Export Control Legal Requirements; Non-U.S. Operations. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies, their respective directors, managers, officers, employees and, to the Knowledge of the Company, their other Representatives authorized to act on their behalf are, and have been since January 1, 2021, in compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all other anti-bribery and anti-corruption Legal Requirements maintained in any jurisdiction in which any of the Acquired Companies does business. (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies are, and have been since January 1, 2021, in compliance with Trade Laws and Sanctions. As of the Execution Date, there are no Sanctions-related, export-related or import-related Legal Proceedings pending or, to the Knowledge of the Company, threatened against any Acquired Company or, to the Knowledge of the Company, any officer, director, manager, employee or other Representative thereof by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity that would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. (c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, (i) none of the Acquired Companies has engaged in, or is now engaging in, directly or indirectly, any dealings or transactions in a Sanctioned Country or with a Sanctioned Person, and (ii) none of the Acquired Companies, or any director, manager, officer or employee thereof is a Sanctioned Person. (d) None of the Acquired Companies (i) has any Subsidiaries or owns, directly or indirectly, any equity interests in any Person organized under the Laws of any jurisdiction other 30 than the United States, (ii) owns, leases or operates any assets or real property located outside of the United States, (iii) has any employees or individual service providers located outside of the United States, (iv) conducts any business or maintains any operations outside of the United States or (v) is subject to taxation in any jurisdiction other than the United States or any state or local jurisdiction therein. SECTION 4.21. FCC Matters. (a) Section 4.21(a) of the Company Disclosure Schedules contains true, correct and complete lists of: (i) the FCC Authorizations pertaining to the Stations; and (ii) all pending FCC applications pertaining to the Stations. (b) The FCC Authorizations: (i) are validly and solely held by the Licensees and are in full force and effect; (ii) have been validly issued for the full license terms customarily issued to a broadcast television station in the state in which the applicable Station’s community of license is located; and (iii) are free and clear of any condition or restriction except for the conditions and restrictions appearing on the face of the FCC Authorizations and conditions or restrictions applicable to each relevant type of broadcast service generally. (c) To the Knowledge of the Company, the Licensees have operated the Stations in compliance with FCC Rules and applicable Legal Requirements in all material respects and none of the Acquired Companies have received any written notice of any claim of material violation or material default of any applicable Legal Requirement or regulation of any Governmental Entity or any letter of inquiry or notice of investigation with respect to the FCC Authorizations. There are no petitions to deny pending or, to the Knowledge of the Company, threatened before the FCC or other Governmental Entity relating to the FCC Authorizations. To the Knowledge of the Company, neither the FCC nor any other Governmental Entity has threatened to terminate or suspend any of the FCC Authorizations, and there are no third party claims that have been asserted in writing with respect to any of the FCC Authorizations. To the Knowledge of the Company, no event has occurred with respect to any of the FCC Authorizations that permits, or after notice or lapse of time or both would permit, revocation or termination thereof or that would reasonably be expected to result in any material violation or default, claim of material violation or default of any Legal Requirement with respect to any FCC Authorization or material impairment of the rights of the holder of such FCC Authorization. (d) None of the spectrum covered by the FCC Authorizations is subject to any spectrum lease or other spectrum arrangement with any third party, including any agreement giving any third party any right to use such spectrum, other than such multicast arrangements as are generally applicable under the FCC Rules to the types of FCC-issued licenses, permits, approvals or authorizations represented by the FCC Authorizations. (e) No amounts (including installment payments consisting of principal and/or interest or late payment fees) are due to the FCC or the United States Department of the Treasury in respect of the FCC Authorizations, except for routine FCC application filing fees and annual FCC regulatory fees for the Stations as they may become due. 31 (f) To the Knowledge of Seller and the Knowledge of the Company, there are no facts or circumstances that would cause any of the FCC Authorizations to not be renewed in the normal course. To the Knowledge of Seller and to the Knowledge of the Company, there are no pending or threatened applications, petitions, objections or other pleadings, or any actions filed with the FCC or any other Governmental Entity, that (i) question or contest the validity of, or seek the revocation, forfeiture, non-renewal or suspension of, any FCC Authorization, (ii) seek the imposition of any materially adverse modification or amendment with respect to any FCC Authorization, other than proceedings generally applicable to the types of FCC-issued licenses, permits, approvals or authorizations represented by the FCC Authorizations, (iii) seek the payment of any material fine, sanction, penalty, damages or contribution in connection with the use of any FCC Authorization, or (iv) in any other way would, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, other than actions affecting the relevant type of broadcast service generally. (g) With respect to each FCC Authorization, since the commencement of the current term of such FCC Authorization or one year prior to the Effective Date, whichever is earlier, (i) all material documents required to be filed by the Licensees with the FCC with respect to such FCC Authorization have been filed or the time period for such filing has not lapsed, and (ii) all such documents are correct in all material respects. SECTION 4.22. Insurance. Section 4.22 of the Company Disclosure Schedules contains a list of all insurance policies maintained by the Acquired Companies (the “Insurance Policies”). The Insurance Policies are in full force and effect, subject to the Enforceability Exceptions, and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. The Acquired Companies and their respective Affiliates have not taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, and to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, or both, would reasonably be expected to result in default under, cancellation of or termination of any such Insurance Policies. To the Knowledge of the Company, all material occurrences that could give rise to a claim have been reported to the current insurance carriers covering the applicable Acquired Company. SECTION 4.23. Sufficiency of Assets. Subject to the receipt of the Consents set forth in Section 4.05 of the Company Disclosure Schedules and the services provided under the Shared Services Agreement, dated as of January 29, 2018, by and between HC2 Holdings, Inc. and the Company (the “Shared Services Agreement”), immediately following the Closing, the Acquired Companies will own or have the right to use all of the assets, properties and rights, whether tangible or intangible, that are necessary and sufficient to conduct the businesses of the Acquired Companies in all material respects as conducted as of the Execution Date. SECTION 4.24. No Other Representations or Warranties. (a) Except for the representations and warranties made by the Company in this Article IV or the certificate to be delivered to Parent pursuant to Section 8.02(d), none of the Acquired Companies or any other Person makes any other express or implied representation or

32 warranty (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Legal Requirement, including the warranties of merchantability and fitness for a particular purpose) with respect to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward- looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Parent or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, none of the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Parent or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (b) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent or any of its Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. The Acquired Companies disclaim any and all other representations and warranties, whether express or implied. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 4.24(a), nothing in this Section 4.24(a) shall limit Parent’s or SPV LLC’s remedies with respect to claims of Fraud in the making of the representations and warranties made by Seller, the Company or the Acquired Companies in Article III and Article IV of this Agreement or the certificate to be delivered to Parent pursuant to Section 8.02(d). (b) The Acquired Companies acknowledge and agree that, except for the representations and warranties set forth in Article V, neither Parent nor SPV LLC nor any other Person on behalf of Parent or SPV LLC has made any express or implied representation or warranty with respect to the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Legal Requirement, including the warranties of merchantability and fitness for a particular purpose), and neither Seller nor any of its Affiliates have relied on any representation or warranty other than those set forth in Article V. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 4.24(b), nothing in this Section 4.24(b) shall limit the Acquired Companies’ remedies with respect to claims of Fraud in the making of the representations and warranties made by Parent or SPV LLC in Article V of this Agreement or the certificate to be delivered to the Company pursuant to Section 8.03(c). ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND SPV LLC Parent and SPV LLC represent and warrant to the Company and Seller that: SECTION 5.01. Organization, Standing; Authority; Execution and Delivery; Enforceability. Each of Parent and SPV LLC (a) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and (b) has all necessary corporate or similar power 33 and authority to execute and deliver this Agreement (in the case of Parent and SPV LLC) and any other Transaction Document to which it is, or is specified to be, a party, and to perform its obligations hereunder (in the case of Parent and SPV LLC) and thereunder and to consummate the Transactions. The execution, delivery and performance by Parent or SPV LLC of any other Transaction Document to which it is a party, and the consummation of the Transactions have been duly authorized by all necessary corporate or similar action by Parent or SPV LLC, as applicable. This Agreement has been, and each other Transaction Document to which Parent or SPV LLC is a party will at or prior to the Closing be, duly executed and delivered by Parent or SPV LLC, as applicable. Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement (in the case of Parent and SPV LLC) constitutes, and each other Transaction Document will constitute, a legal, valid and binding obligation of Parent, SPV LLC or such Affiliate, as applicable, enforceable against Parent, SPV LLC or such Affiliate in accordance with its terms, except as enforcement thereof may be limited against Parent or such Affiliate by the Enforceability Exceptions. SECTION 5.02. No Conflicts; Consents. (a) The execution and delivery by Parent and SPV LLC of this Agreement does not, and the execution and delivery by Parent and SPV LLC will not, and the performance by Parent and SPV LLC of this Agreement and by Parent or SPV LLC of each other Transaction Document to which Parent or SPV LLC is a party and the consummation by Parent and SPV LLC of the Transactions will not, (i) conflict with or violate any provision of the Organizational Documents of Parent or SPV LLC, (ii) assuming that all Consents contemplated by Section 5.02(b) have been obtained, and all Filings described therein have been made, conflict with or violate any Order or Legal Requirement applicable to Parent or SPV LLC or (iii) assuming that all Consents contemplated by Section 5.02(b) have been obtained and all Filings described therein have been made, require any Consent by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or give to any other Person (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, any Contract to which Parent, SPV LLC or such Affiliate is a party or by which Parent, SPV LLC or such Affiliate, or any property or asset of Parent, SPV LLC or such Affiliate, is bound, except in the case of clauses (ii) and (iii) above, for any of the foregoing that would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (b) The execution and delivery by Parent and SPV LLC of this Agreement does not, the execution and delivery by Parent or SPV LLC of each other Transaction Document to which Parent or SPV LLC is a party will not, and the performance by Parent of this Agreement and by Parent or SPV LLC of each other Transaction Document to which Parent or SPV LLC or such Affiliate is, or is specified to be, a party and the consummation by Parent or SPV LLC of the Transactions will not, require any Consent of, or Filing with, any Governmental Entity, except for (i) compliance with and Filings under applicable requirements of the HSR Act, (ii) any other Filings required by Section 7.01, including the FCC Consents, and (iii) such other Consents or Filings that would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. SECTION 5.03. Litigation. 34 (a) There is no Legal Proceeding pending or, to the Knowledge of Parent, threatened against Parent or SPV LLC that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. (b) There are no Orders outstanding against Parent, SPV LLC or any other Affiliate of Parent that is a party to any Transaction Document that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions. SECTION 5.04. Investment Intent; Securities Law Matters. Parent is acquiring the Parent Equity Interests as an investment for its own account and not with a view to the distribution thereof. Each of Parent and SPV LLC acknowledges that it has been furnished with such documents, materials and information as Parent and SPV LLC deem necessary or appropriate for evaluating the Merger and the investment in the Surviving Corporation. Each of Parent and SPV LLC confirms that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Acquired Companies and the merits and risks of the Merger. Each of Parent and SPV LLC further acknowledges that it has had the opportunity to ask questions of, and receive answers from, the officers and other employees of Seller and its Affiliates with respect to the Acquired Companies concerning the terms and conditions of the Merger. Each of Parent and SPV LLC has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the Merger, and each of Parent and SPV LLC is capable of bearing the economic risks of such investment, including a complete loss of its investment. Each of Parent and SPV LLC acknowledges that the shares of common stock of the Surviving Corporation to be issued as Merger Consideration have not been, and will not be, registered under the Securities Act, or any state securities laws, and understands and agrees that it may not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any such shares except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable Securities Laws. SECTION 5.05. Sufficiency of Funds. Parent will have on the Closing Date funds sufficient to (a) satisfy all of Parent’s obligations under this Agreement, including the obligations under the Equity Commitment Letters, (b) pay any other amounts required to be paid by Parent in connection with the consummation of the Transactions and (c) pay all related fees and expenses required to be paid by or on behalf of Parent on the Closing Date. SECTION 5.06. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Parent, SPV LLC or any of its Affiliates. SECTION 5.07. FCC Matters. Parent is legally, financially and otherwise qualified under the FCC Rules to acquire the ownership interest in the FCC Authorizations and operate the Stations as contemplated by the Transactions. To the Knowledge of Parent, there are no facts that would disqualify Parent as the transferee of the FCC Authorizations or as owner and operator of the Stations, and no waiver or exemption (whether temporary or permanent) or petition for declaratory ruling in connection with any provision of the Communications Act of 1934 or the FCC Rules is necessary for the FCC Consents to be obtained. 35 SECTION 5.08. No Other Representations; No Reliance. (a) Except for the representations and warranties expressly set forth in this Article V or the certificate to be delivered to the Company pursuant to Section 8.03(c), neither Parent nor any other Person makes (and Parent, on behalf of itself and its Affiliates, hereby disclaims) any other express or implied representation or warranty with respect to the Transactions or to any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Legal Requirement, including the warranties of merchantability and fitness for a particular purpose) or with respect to the accuracy or completeness of any other information provided, or made available, to Seller, the Acquired Companies or their respective Affiliates in connection with the Transactions. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 5.08(a), nothing in this Section 5.08(a) shall limit Seller’s remedies with respect to claims of Fraud in the making of the representations and warranties made by Parent or SPV LLC in this Agreement or the certificate to be delivered to the Company pursuant to Section 8.03(c). (b) Each of Parent and SPV LLC acknowledges and agrees that except for the representations and warranties made by the Seller and the Company in Article III and Article IV, respectively, none of Seller, any Acquired Company or any other Person makes any other express or implied representation or warranty with respect to Seller, the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward -looking information or business and strategic plan information regarding the Acquired Companies, notwithstanding the delivery or disclosure to Parent, SPV LLC, any of their Affiliates or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties made by Seller and the Company in Article III and Article IV, respectively, none of Seller, the Acquired Companies or any other Person makes or has made any express or implied representation or warranty to Parent, SPV LLC, any of their respective Affiliates or any of their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Acquired Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (ii) any oral or written information presented to Parent, SPV LLC, any of their Affiliates or any of their respective Representatives in the course of their due diligence investigation of the Acquired Companies, the negotiation of this Agreement and the other Transaction Documents or the course of the Transactions. None of Seller, the Acquired Companies or any other Person will have or be subject to any liability or other obligation to Parent, SPV LLC, any of their Affiliates, any of their respective Representatives or any other Person resulting from the consummation of the Transactions or the use by Parent, SPV LLC or any of their respective Representatives of any such information, including information, documents, projections, forecasts or other material made available to Parent, SPV LLC, any of their Affiliates or any of their respective Representatives in any “data rooms”, teaser, confidential information memorandum or management presentations in connection with the Transactions, unless any such information is expressly and specifically included in a representation or warranty contained in Article III and Article IV and then only as expressly provided in this Agreement. Seller and each

36 of the Acquired Companies disclaim any and all other representations and warranties, whether express or implied, and each of Parent and SPV LLC, on its own behalf and on behalf of its Affiliates, expressly disclaims reliance on any such other representations or warranties. Each of Parent and SPV LLC, on its own behalf and on behalf of its Affiliates, further specifically disclaims any obligation or duty by any Person to make any disclosures of fact not required to be disclosed pursuant to the express terms and conditions of this Agreement. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 5.08(b), nothing in this Section 5.08(b) shall limit Parent’s or SPV LLC’s remedies with respect to claims of Fraud in the making of the representations and warranties made by Seller, the Company, or the Acquired Companies in Article III and Article IV of this Agreement or the certificate to be delivered to Parent pursuant to Section 8.02(d). ARTICLE VI ACTION PRIOR TO THE CLOSING SECTION 6.01. Operation of the Business. (a) Except (i) as required by any applicable Legal Requirement, Order, or by any Material Contract, (ii) as set forth in Section 6.01(a) of the Company Disclosure Schedules, (iii) as consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned, it being understood and agreed that the failure of Parent to respond to a request for any such consent within five Business Days shall be deemed to constitute consent) or (iv) as set forth in or as otherwise expressly contemplated or required by this Agreement (including actions necessary to implement the Reorganization, subject to the terms and conditions of Section 7.05) or any other Transaction Document (clauses (i) through (iv), the “Interim Period Exceptions”), during the Pre-Closing Period, the Company shall, and shall cause the other Acquired Companies, to (A) conduct the business and operations of the Acquired Companies in the ordinary course of business consistent with past practice in all material respects and (B) use reasonable best efforts to maintain and preserve the goodwill of the customers, suppliers, vendors and other business relationships of the Acquired Companies, including maintaining the FCC Authorizations in full force and effect and in good standing and retaining control of the FCC Authorizations; provided, however, that (x) no action or inaction with respect to matters specifically addressed by Section 6.01(b) shall be deemed to be a breach of this Section 6.01(a) unless such action or inaction would constitute a breach of Section 6.01(b), (1) the failure of the Company or any of its Subsidiaries to take any action prohibited by Section 6.01(b) shall in no circumstances be deemed a breach of this Section 6.01(a) and (2) Parent’s consent with respect to any action or matter pursuant to Section 6.01(b) shall be deemed to constitute consent for purposes of this Section 6.01(a). (b) Without limiting the generality of, and in furtherance of Section 6.01(a), except for the Interim Period Exceptions, during the Pre-Closing Period, the Company shall, and shall cause the other Acquired Companies not to: (i) issue, deliver, dispose, transfer, encumber, pledge, subject to a Lien (other than a Permitted Lien) or sell any shares of its capital stock or other equity interests or any options, warrants, rights, securities convertible into or exchangeable for such capital stock 37 or other equity interests, “phantom” stock or similar phantom equity rights, stock appreciation rights or stock-based performance units, other than (A) as expressly contemplated, permitted or required by this Agreement (including actions necessary to implement the Reorganization) or (B) pursuant to the exercise and/or the settlement of equity compensation awards outstanding as of Execution Date in accordance with their terms as in effect on the Execution Date; (ii) declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock or other equity interests, other than any dividends or other distributions from any Acquired Company to any other Acquired Company; (iii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of any Acquired Company or securities convertible or exchangeable into or exercisable for any equity interests of any Acquired Company; (iv) amend, approve or consent to any change, amendment or modification of the Organizational Documents of any Acquired Company; (v) (A) acquire (including by merger, consolidation, acquisition of stock or assets or any other business combination) any equity interests in any Person or (B) any assets from any third party in any transaction or series of related transactions that, individually or in the aggregate, are material to the Acquired Companies, taken as a whole; (vi) enter into any joint venture, profit-sharing (or loss-sharing) arrangement, affiliation agreement, material marketing agreement, material co-referral agreement, strategic alliance or similar arrangement; (vii) sell, transfer, dispose of or assign any of its tangible properties or assets that are material to the Acquired Companies, taken as a whole, except (A) sales and licenses in the ordinary course of business consistent with past practice, (B) transfers, assignments or sales by the Acquired Companies pursuant to Contracts in effect on the date of this Agreement that have been made available to Parent prior to the Execution Date, or (C) transfers between and among the Acquired Companies; (viii) sell, assign, transfer, license, mortgage, pledge, encumber, divest, cancel, allow to lapse or expire or abandon, or otherwise dispose of any Company Intellectual Property material to the business of the Acquired Companies, other than (A) non-exclusive licenses granted in the ordinary course of business, or (B) expiration of Registered Intellectual Property at the end of its statutory term; (ix) pledge, encumber or otherwise subject to a Lien (other than a Permitted Lien) any of the material properties or assets of the Acquired Companies (including capital stock or other equity interests of any Acquired Company); (x) incur, assume or guarantee any indebtedness for borrowed money other than (A) the SPV LLC Loan and (B) intercompany indebtedness between or among the Acquired Companies; 38 (xi) enter into any swap or hedging transaction or other derivative agreement, other than in the ordinary course of business consistent with past practice; (xii) make any loans or capital contributions to, or investments in, any Person (other than to or in any Acquired Company), except for extensions of trade credit in the ordinary course of business consistent with past practice; (xiii) enter into any Contract that would have been a Material Contract had it been entered into prior to the Execution Date; provided, that if such Contract would have been a Material Contract pursuant to Section 4.16(a)(v) or Section 4.16(a)(viii), the foregoing restriction will apply only to Contracts reasonably expected to have a value of $100,000 or more; (xiv) except in the ordinary course of business consistent with past practice, amend, modify or terminate any Material Contract (provided, that the renewal of a Material Contract upon the expiration of such contract on terms that are substantially consistent with, or more favorable than, the Material Contract it is replacing shall be considered in the ordinary course of business consistent with past practice) or waive any material rights under any Material Contract or any Contract that if in effect on the Execution Date would be a Material Contract; (xv) make or authorize any capital expenditures in excess of the working capital budget set forth in Section 6.01(b)(xv) of the Company Disclosure Schedules; (xvi) except (A) as required pursuant to the terms of any Benefit Plan as in effect as of the date of this Agreement, or (B) as contemplated by Section 7.03, (1) increase the compensation or benefits payable or provided to, any current or former directors, employees or individual service providers of the Acquired Companies, (2) grant to any employee or individual service provider any increase in severance, change of control, retention or termination pay, (3) grant any new awards, or amend or modify the terms of any outstanding awards, under any Benefit Plan, (4) accelerate the time of payment or vesting of, the lapsing of restrictions or waiving of performance conditions with respect to, any compensation or benefits under any material Company Benefit Plan, (5) enter into, terminate or materially amend any Benefit Plan that would be a Company Benefit Plan if in effect as of the date of this Agreement, (6) hire any employee or change the terms of employment of any employee of Seller or its Affiliates in a manner that would result in such employee becoming a Company Employee or ceasing to be a Company Employee, (7) other than in the ordinary course of business consistent with past practice, engage any independent contractor or consultant or (8) terminate the employment (other than for cause) of any Company Employee; (xvii) implement or announce any layoffs, plant closings, reductions in force, furloughs or other actions that would require notice under the WARN Act; (xviii) enter into any Collective Bargaining Agreement to which any Acquired Company would be bound; 39 (xix) except for any actions related solely to a Seller Consolidated Tax Return or the Seller Consolidated Group that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent or the Surviving Corporation, (A) make, change or revoke any material Tax election; (B) change an annual Tax accounting period or method; (C) file any amended income or other material Tax Return; (D) enter into any closing agreement with any taxing authority with respect to a material amount of Taxes; (E) settle any material Tax claim, audit, assessment or dispute; (F) affirmatively surrender any right to claim a refund of a material amount of Taxes; or (G) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any Tax (other than with respect to automatic or automatically-granted extensions); (xx) (A) change any methods or principles of financial accounting used by the Acquired Companies, except as required by GAAP (or any interpretation thereof) or Legal Requirement, or (B) manage working capital other than in the ordinary course of business consistent with past practice; (xxi) (A) release, compromise or settle any Legal Proceeding for an amount in excess of $50,000 in the aggregate, net of any amount covered by insurance, or that would reasonably be expected to impose any material restrictions on the operations of businesses of the Acquired Companies following the Closing, or (B) enter into any consent decree or settlement with any Governmental Entity; (xxii) adopt or enter into any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or commence or voluntarily initiate any proceeding in bankruptcy, insolvency, reorganization or similar Legal Requirements, or consent to, acquiesce in or fail to contest in a timely and appropriate manner any involuntary proceeding in bankruptcy, insolvency, reorganization or similar Legal Requirements commenced against any of the Acquired Companies; (xxiii) enter into any new material line of business or abandon or discontinue any existing material line of business; (xxiv) enter into any transaction between Seller and/or its Affiliates (other than the Acquired Companies), on the one hand, and any of the Acquired Companies, on the other hand, other than as contemplated by the Reorganization; (xxv) except in the ordinary course of business consistent with past practice, (A) offer any customer any material credit or refund, (B) defer or attempt to defer revenue in any material respect or (C) accelerate or otherwise change the timing of billing customers in any material respect; (xxvi) acquire any real property; (xxvii) create or acquire any new subsidiary;

40 (xxviii)cancel or reduce in any material respect any insurance coverage covering any of the Acquired Companies, except for any cancellation in connection with the replacements of a policy by a new or successor policy of similar coverage; (xxix) commit, authorize or agree to take any of the actions described in this Section 6.01(b). (c) Nothing contained in this Agreement or any other Transaction Document shall give Parent, directly or indirectly, the right to control or direct the operations of any of the Acquired Companies prior to the Closing. Prior to the Closing, the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement and the other Transaction Documents, control and supervision over the business operations of the Acquired Companies. SECTION 6.02. Access to Information. (a) Subject to any applicable Legal Requirements and Orders, during the Pre- Closing Period, upon reasonable advance notice, the Acquired Companies shall afford to Parent and its Representatives reasonable access during normal business hours to the properties, personnel and Company Records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, any other Transaction Document or the Transactions or any proposals to or from other parties relating to any competing or alternative transactions) of the Acquired Companies, and the Acquired Companies shall use reasonable best efforts to furnish promptly to Parent and its Representatives such information concerning the Acquired Companies as Parent may reasonably request, in each case to the extent reasonably necessary in connection with planning for the consummation of the Merger or the post-closing integration and operation of the Acquired Companies; provided, that Parent and its Representatives shall conduct any such activities in such a manner as to maintain confidentiality and not to unreasonably interfere with the business or operations of the Acquired Companies. Notwithstanding the foregoing: (i) none of the Acquired Companies shall be obligated to provide or cause to be provided such access or information if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to, based on the advice of legal counsel, (A) result in the disclosure of trade secrets or competitively sensitive information, (B) violate any applicable Legal Requirement, Order or obligation of confidentiality owing to any other Person, or (C) jeopardize the protection of the attorney-client privilege, attorney work product protection or other legal privilege; provided, that the Acquired Companies shall disclose any portion of such information that is not subject to such confidentiality, privilege or other restriction and shall use reasonable best efforts to provide such access or information in a way so as not to implicate the circumstances set forth in clauses (A) through (C); (ii) with respect to all access and investigation pursuant to this Section 6.02, (x) the Company will have the right to have one or more of its or the Company’s Representatives present at all times during any visits, examinations, discussions or contacts contemplated by this Section 6.02, (y) such access and investigation shall be conducted at Parent’s sole cost and expense and (z) Parent will have no right to perform invasive or subsurface investigations at the properties or facilities of the Acquired Companies. All requests for information or access made pursuant to this Section 6.02 shall be directed to the Person designated in writing by the Company. Nothing in this Section 6.02 or elsewhere in this Agreement, other than Section 7.19, shall be construed to require Seller or any of the Acquired Companies or any of its or their respective Representatives to prepare any reports, analyses, appraisals or opinions that are not readily available (it being understood that 41 the Acquired Companies shall not be required to prepare any financial projections, forecasts or any other prospective or pro forma financial information); provided, that nothing in this Section 6.02 shall be construed as to limit the obligations of the Acquired Companies under Section 7.19. All information provided to Parent or its Representatives pursuant to this Section 6.02 will be subject to the terms of the Mutual Non-Disclosure Agreement, dated as of December 9, 2025, by and between Innovate Parent and [*****] (the “Confidentiality Agreement”). (b) Notwithstanding anything to the contrary contained in this Agreement, during the Pre-Closing Period, without the prior written consent of the Company (which consent may not be unreasonably withheld, delayed or conditioned except with respect to any Key Customer or Company Employee at or above the level of Vice President for which the Company may withhold consent in its reasonable discretion): (i) Parent will not, and will cause its Affiliates and its and their respective Representatives not to, knowingly contact or communicate with any vendor, supplier, landlord, customer, employee, distributor or licensor of any Acquired Company or any other Person having a material business relationship with any Acquired Company, to the extent regarding the Acquired Companies, operations, or prospects of the business of the Acquired Companies or this Agreement or the Transactions. ARTICLE VII ADDITIONAL AGREEMENTS SECTION 7.01. Regulatory Approvals; Efforts to Consummate. (a) During the Pre-Closing Period, upon the terms and subject to the conditions set forth in this Agreement, Seller and Parent shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing se t forth in Article VIII to be satisfied as promptly as practicable (and in any event prior to the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) obtaining the FCC Consents and attempting to preserve the FCC Consents in the event one or more petitions or applications for stay, review or reconsideration are filed with the FCC, or petitions for judicial stay or appeal filed with a court seeking the suspension or repeal of the FCC Consents, (ii) complying with and obtaining expiration or early termination of any applicable waiting period under the HSR Act, and (iii) obtaining any other Consents required from any Governmental Entity in order to consummate the Transactions. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the parties acknowledge and agree that nothing in this Agreement shall require any party to: (A) take any actions with respect to FCC Consents after the Closing, (B) make payments to any Governmental Entity (other than ordinary and customary application or filing fees), (C) agree to contractual or other concessions with, or agree to the imposition of any conditions or limitations on such Person or its assets or business by, any Governmental Entity (including any conditions or limitations in order to obtain any FCC Consent) that would have more than a de minimis adverse impact on the business of such Person, (D) make or agree to any divestiture of any such Person’s customers, businesses, assets or properties, (E) alter or abandon any of such Person’s business initiatives or proposed transactions with any other Person, including any acquisition of FCC-issued licenses, permits, approvals or authorizations spectrum rights (or businesses or Persons that own the 42 foregoing) and participation in any FCC auction of additional spectrum, or (F) appeal, file suit to overturn, or otherwise take any similar actions in the event any Governmental Entity does not grant any Consent. (b) In furtherance and not in limitation of the foregoing, each of Seller and Parent shall (and shall cause their respective Affiliates to) file not more than 25 Business Days after the date of this Agreement (or such other date as Seller and Parent may mutually agree) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act in connection with the Merger (the “Required Regulatory Filings”). Each of Parent and Seller shall furnish to the other party all information required for any Required Regulatory Filing; provided, that materials may be redacted as reasonably necessary to comply with contractual arrangements in effect as of the Execution Date or as necessary to address reasonable privilege or confidentiality concerns. During the Pre-Closing Period, Seller and Parent shall (and shall cause their respective Affiliates to) supply as promptly as reasonably practicable any additional information and documentary information requested by any Governmental Entity pursuant to the HSR Act. Parent shall pay all filing fees associated with the Required Regulatory Filings; provided, that fifty percent (50%) of the filing fees associated with the Required Regulatory Filings shall be treated as a Transaction Expense and deducted from the Purchase Price at Closing. (c) With respect to the FCC Consents, the Company, Seller and Licensees, on the one hand, and SPV LLC and Parent, on the other hand, shall use reasonable best efforts to prepare and file as promptly as possible, but in no event later than 20 Business Days after the date hereof, all necessary applications and notices required to seek the FCC Consents (the “FCC Applications”). The parties will cooperate in the diligent submission of any additional information or documents reasonably requested by the FCC with respect to the FCC Applications. The FCC Applications and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules, and shall contain such showings, information and requests for waivers as shall be appropriate. In the event that any information in the FCC Applications or any such supplemental information is deemed confidential by any party, the parties shall use their reasonable best efforts to maintain the confidentiality thereof in compliance with the FCC Rules, and the parties shall seek FCC authorization to withhold such information from public view to the extent permitted by the FCC Rules. Parent shall pay all filing fees associated with the FCC Applications; provided, that fifty percent (50%) of the filing fees associated with the FCC Applications shall be treated as a Transaction Expense and deducted from the Purchase Price at Closing. (d) During the Pre-Closing Period, each of Seller, the Company and Parent shall: (i) permit the other parties a reasonable advance opportunity to review and comment on (and consider in good faith the views of the other party in connection with) any proposed Filing or substantive communication (and documents to be submitted therewith) by such party or any of its Affiliates to any Governmental Entity (including the FCC, the Federal Trade Commission and the Antitrust Division of the Department of Justice) relating to the subject matter of this Agreement; (ii) promptly inform the other party of any material communication received by such party or any of its Affiliates from, or given by such party or any of its Affiliates to, any Governmental Entity relating to such matters; (iii) provide to the other parties copies of all substantive correspondence, submissions, filings or communications between such party or any of its Affiliates (or its 43 Representatives) and any such Governmental Entity relating to such matters; and (iv) consult and cooperate with the other parties in advance of any meeting or oral communications (whether formal or informal) with any Governmental Entity relating to the Transactions or any action by a private party relating to the approval of the Transactions by any Governmental Entity; provided, however, that such materials contemplated by clauses (i), (ii), (iii) and (iv) may be redacted (A) to comply with contractual arrangements in effect as of the Execution Date, (B) as necessary to address reasonable privilege or confidentiality concerns and/or (C) to remove references concerning the valuation of the Acquired Companies, confidential information of Seller, Parent, the Acquired Companies or any of their respective Affiliates and/or Personal Data. None of Seller, the Company nor Parent shall agree to participate in any material meeting with any Governmental Entity (including via telephone or conference call) in respect of any Filing, investigation or other inquiry relating to the Transactions unless it consults with the other in advance of such meeting and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate at such meeting. Seller, the Company and Parent may, as each deems reasonably advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 7.01(d) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to Representatives of the recipient unless express permission is obtained in advance from the source of the materials (Seller, the Company or Parent, as the case may be) or its outside counsel. Parent shall control the strategy, after discussion and reasonable consultation with Seller, with respect to obtaining all Consents and Orders of Governmental Entities (including coordinating communication with and responses to any Governmental Entity), and the expiration or termination of all applicable waiting periods, necessary to consummate the Transactions or otherwise in connection with the Transactions. None of Seller, the Company or Parent shall, and Seller, the Company and Parent shall cause their respective Affiliates not to, consent to any delay of the Closing at the behest of any Governmental Entity or enter into any agreement with the Federal Trade Commission, the Antitrust Division of the Department of Justice, the FCC or any other Governmental Entity not to consummate the Transactions, in each case without the consent of the other party. (e) Without limiting clauses (C) through (F) of Section 7.01(a), Parent shall not, and shall not permit any of its controlled Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the assets of or equity in or otherwise make any investment in, any Person or portion thereof, or otherwise acquire or agree to acquire or make any investment in any assets, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or investment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent or Order of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions or (iii) materially delay the consummation of the Transactions. SECTION 7.02. Consents. (a) During the Pre-Closing Period, the Company shall, and shall use reasonable best efforts to cause the other Acquired Companies to, give all notices to, and obtain all Consents from, all Persons required to be given or obtained pursuant to any Material Contract, in each case,

44 in connection with the Transactions; provided, however, that the limitations set forth in Section 7.01(a)(C) through (F) shall apply mutatis mutandis to the obligations of Seller and the Acquired Companies under this Section 7.02(a). Parent shall reasonably cooperate with the Acquired Companies to obtain all Consents required to be obtained pursuant to this Section 7.02(a). (b) Without limiting the generality of the foregoing, Parent shall, (i) with respect to any customer Contract set forth on Section 7.02(b) of the Company Disclosure Schedules that is subject to a guarantee, performance bond or surety posted by any third party on behalf of any Acquired Company, use reasonable efforts to provide substitute guarantees or post substitute surety or performance bonds (“Assurances”) with terms that are at least as favorable to the counterparty as the terms of the applicable guarantee, performance bond or surety and (ii) with respect to any Contract with third parties to provide such Assurances on behalf of any Acquired Company, provide such third parties with guarantees, furnish letters of credit, institute escrow or other arrangements with respect to the performance of the Acquired Companies of their respective obligations (including any indemnification obligations) under such Contract after the Closing. (c) Parent acknowledges that certain Consents with respect to the Transactions may be required from parties to the Material Contracts and other Contracts to which an Acquired Company is party and that such Consents may not be obtained prior to the Closing and are not conditions to the consummation of the Transactions. Subject to Section 7.02(a), neither Seller nor any of its Affiliates (including the Acquired Companies) shall have any liability whatsoever to Parent arising out of or relating to the failure to obtain any such Consents or the termination of any Contract as a result of the Transactions. SECTION 7.03. Employee Matters. (a) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide, or cause its Affiliates (including, after the Closing, the Acquired Companies) to provide, to each Company Employee who remains employed, for one year following the Closing Date (or until such earlier termination of such employee’s employment) (i) a base salary or wage rate and target annual cash bonus opportunities that are, in each case, no less favorable than those provided to such Company Employee immediately prior to the Closing, (ii) subject to the establishment by the Acquired Companies of applicable retirement, health and welfare benefits, which the parties agree will be on terms substantially consistent with the corresponding Benefit Plan sponsored by Seller or its Affiliates as of the Execution Date, retirement, health and welfare benefits that, in the aggregate, are substantially comparable to those provided or generally made available to such Company Employee immediately prior to the Closing, (iii) employment at a location no further than 50 miles from the location at which the applicable Company Employee is employed as of immediately prior to the Closing, and (iv) severance payments and benefits (as set forth on Section 7.03(a) of the Company Disclosure Schedules) taking into account the Company Employee’s service prior to the Effective Time in accordance with Section 7.03(b) and after the Effective Time through the date of termination. Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation and its Affiliates to, in addition to meeting the applicable requirements of this Section 7.03, comply with any additional obligations arising under applicable Legal Requirements or Contracts governing the terms and conditions of employment or termination of employment of the Company Employees. 45 (b) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation and its Affiliates (including, after the Closing, the Acquired Companies) to use reasonable best efforts to cause any plans, programs, agreements or arrangements established or maintained by the Surviving Corporation or any of its Affiliates (including, after the Closing, the Acquired Companies) to recognize each Company Employee’s service with Seller and its Affiliates (including the Acquired Companies) and any predecessor thereof (to the extent such service was recognized by Seller and its Affiliates (including the Acquired Companies)), for purposes of determining eligibility to participate, level of benefits, vesting, benefit accruals and severance eligibility; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service, for benefit accrual under defined benefit pension plans or for purposes of qualifying for subsidized early retirement benefits. (c) Without limiting the generality of Section 7.03(a), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation and its Affiliates (including, after the Closing, the Acquired Companies) to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee health or other welfare benefit plan maintained by the Surviving Corporation or any of its Affiliates in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Closing and (ii) use reasonable best efforts to provide full credit for any co-payments, deductibles and similar expenses made or incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing. (d) Effective as of the Closing, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause each 401(k) Employee to be eligible to participate in a U.S. tax-qualified defined contribution plan of Parent or one of its Affiliates (the “Parent 401(k) Plan”). Following the Closing, the Surviving Corporation and its Affiliates shall permit the 401(k) Employees to make rollover contributions from the Seller 401(k) Plan of “eligible rollover distributions” (as such term is defined under Section 402 of the Code), including notes corresponding to loans, to the Parent 401(k) Plan, if so directed by the applicable 401(k) Employee. Seller and Parent shall cooperate in order to facilitate and effect an eligible rollover distribution for those 401(k) Employees who elect to rollover their account balances, including notes corresponding to loans, from the Seller 401(k) Plan into the Parent 401(k) Plan. (e) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume all liability for any cash incentive compensation (including sales commissions) payable under any Benefit Plan in respect of the fiscal year of Seller (or any portion thereof) in which the Closing occurs to Company Employees (the “Cash Incentive Compensation”), and Seller and its Affiliates shall not have any liability for the Cash Incentive Compensation. The Surviving Corporation shall be obligated under this Section 7.03(e) to pay to each Company Employee Cash Incentive Compensation in an amount and subject to terms and conditions that, in each case, satisfy the obligations of Parent and its Affiliates set forth in Section 7.03(a); provided that the amount of Cash Incentive Compensation actually paid by Parent and its 46 Affiliates (including the Acquired Companies) to the Company Employees in the aggregate shall be not less than the amount included in Closing Working Capital Amount. (f) Prior to the Closing, Parent and Seller shall, and Seller shall cause the Acquired Companies and other Affiliates to, cooperate in good faith to coordinate on any employee notices or communication materials (including website postings) and the content of verbal communications to the Company Employees, including notices or communication materials or verbal communications with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment thereafter. Seller and the Acquired Companies shall consult with Parent on any such notices or communications that relate to compensation, benefits or employment matters following the Closing and shall consider any timely comments received from Parent in good faith. (g) As of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, be solely and entirely responsible for satisfying any and all liabilities arising under Section 4980B of the Code or the regulations thereunder with respect to all Company Employees or former employees of any Acquired Company (including any beneficiaries or dependents thereof) that cease to remain employed by Parent or any of its Affiliates after the Closing Date (the “COBRA Liability”). The Seller Entities shall not have any liability whatsoever (either under this Agreement or otherwise) with respect to any such COBRA Liability. (h) No provision of this Agreement or any other Transaction Document shall create any right in any employee to continued employment by Seller, any Acquired Company, Parent or any of their respective Affiliates, or preclude the ability of Seller, any Acquired Company, Parent or any of their respective Affiliates to terminate the employment of any employee for any reason. This Section 7.03 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.03, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.03 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan, program, arrangement or policy of Seller, any Acquired Company, Parent or any of their respective Affiliates. No Company Employee (or any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement pursuant to this Section 7.03, and this Section 7.03 shall not create such rights in any such Person. SECTION 7.04. Directors’ and Officers’ Indemnification and Insurance. (a) From and after the Closing, Parent shall, and shall cause the Surviving Corporation and the other Acquired Companies to, to the fullest extent permitted by applicable Legal Requirements, (i) indemnify and hold harmless each individual who at the Closing is, or at any time prior to the Closing was, a director or officer of any Acquired Company (each, a “D&O Indemnitee” and, collectively, the “D&O Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable and documented out-of-pocket fees and expenses of legal counsel) (collectively, “Damages”) in connection with any Legal Proceeding (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, matters existing or occurring at or prior to the Closing, whether asserted 47 or claimed prior to, at or after the Closing, to the fullest extent that the Acquired Companies would have been permitted under applicable Legal Requirements and in their respective Organizational Documents made available to Parent and as in effect on the Execution Date to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Legal Requirements) and (ii) assume and undertake and agree to honor all obligations of the Acquired Companies to the D&O Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Closing as provided in their respective Organizational Documents made available to Parent and as in effect on the Execution Date or in any agreement inuring to the benefit of any D&O Indemnitee and providing for indemnification made available to Parent and set forth on Section 7.04(a) of the Company Disclosure Schedules. (b) Without limiting the foregoing, from and after the Closing, unless otherwise required by applicable Legal Requirements, Parent shall cause the Organizational Documents of the Acquired Companies to contain provisions no less favorable to the D&O Indemnitees with respect to exculpation of liabilities, indemnification and advancement of expenses than those set forth in the Organizational Documents of the Acquired Companies as of the Execution Date, which provisions shall not be amended, repealed or otherwise modified in a manner that would materially and adversely affect the rights thereunder of the D&O Indemnitees. In addition, from and after the Closing, Parent shall cause the Acquired Companies to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including reasonable and documented out-of-pocket fees and expenses of legal counsel) of any D&O Indemnitee under this Section 7.04 (including in connection with enforcing the indemnity and other obligations referred to in this Section 7.04) as incurred to the fullest extent permitted under applicable Legal Requirements; provided, that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification. (c) Parent shall cause the Acquired Companies not to, settle, compromise or consent to the entry of any judgment in any threatened or actual Legal Proceeding relating to any acts or omissions covered under this Section 7.04 (each, a “Section 7.04 Claim”) for which indemnification and advancement could be sought by a D&O Indemnitee hereunder, unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnitee from all liability arising out of such Section 7.04 Claim or such D&O Indemnitee otherwise consents in writing to such settlement, compromise or judgment. Parent, the Acquired Companies and the D&O Indemnitees shall cooperate in the defense of any Section 7.04 Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, provided, that the D&O Indemnitees shall not be obligated to provide or cause to be provided such access or information if Parent determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate any applicable Legal Requirement, Order or obligation of confidentiality owing to any other Person or (iii) jeopardize the protection of the attorney-client privilege, attorney work product protection or other legal privilege.

48 (d) Parent shall, prior to the Closing, purchase and fully pay for a six -year prepaid “tail policy” provided by an insurance carrier with the same or better credit rating as the current policies of directors’ and officers’ liability insurance maintained by the Selle r Entities and on terms and conditions providing at least substantially equivalent coverage and benefits as such current policies with respect to matters existing or occurring prior to the Closing, covering without limitation the Transactions; provided, that (i) in the event the cost of the tail policy is less than or equal to $400,000 in the aggregate, 50% of any such costs shall be treated as a Transaction Expense and (ii) in the event the cost of the tail policy is more than $400,000, any such costs that are in excess of $200,000 shall be treated as a Transaction Expense. Parent shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder in all material respects. (e) In the event that (i) the Company or any of its Subsidiaries or any of its or their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties or assets to any Person, or (ii) the Company or any of its Subsidiaries or any of its or their respective successors or assigns dissolves, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or such Subsidiary shall assume all of the obligations thereof set forth in this Section 7.04. (f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to any D&O Indemnitee. (g) The obligations of Parent and the Acquired Companies under this Section 7.04 shall continue in full force and effect for a period of six years from the Closing Date; provided, however, that if any Section 7.04 Claim (whether arising before, at or after the Closing) is brought against a D&O Indemnitee on or prior to the sixth anniversary of the Closing Date, the provisions of this Section 7.04 shall continue in effect until the full and final resolution of such Section 7.04 Claim. (h) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and shall be enforceable by, each D&O Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification, advancement or contribution that any such individual may have under the Organizational Documents of the Acquired Companies or under any agreement set forth on Section 7.04(a) of the Company Disclosure Schedules providing for indemnification or advancement. The obligations of the Company and its Subsidiaries under this Section 7.04 shall not be terminated or modified in such a manner as to materially and adversely affect the rights of any D&O Indemnitee to whom this Section 7.04 applies unless the affected D&O Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the D&O Indemnitees to whom this Section 7.04 applies shall be third-party beneficiaries of this Section 7.04). SECTION 7.05. Reorganization. 49 (a) Seller and the Company shall complete the following actions at or prior to the Closing, on the terms and subject to the conditions set forth herein (collectively, the “Reorganization”): (i) all equity interests in DTV held by Seller Parent shall be transferred, assigned, contributed or otherwise conveyed to the Company; and (ii) the Intercompany Note shall be contributed to the Company in exchange for interests in Seller, in an amount equal to the outstanding principal and accrued interest thereunder as of the Closing Date, and following such contribution, the Intercompany Note shall be deemed satisfied and cancelled in full. (b) Seller shall (i) keep Parent reasonably informed with respect to the steps in the implementation and overall progress of the Reorganization, (ii) furnish to Parent, in a reasonably timely manner, any information and documents that Parent reasonably requests in connection with the effectuation of the Reorganization (iii) make its (and cause its Affiliates to make available their) applicable employees, Representatives and advisors reasonably available upon reasonable prior notice during regular business hours to discuss such information and documents as may be reasonably requested by Parent and (iv) provide copies of all agreements, resolutions, and other documents and instruments prepared to effectuate the Reorganization (the “Reorganization Documentation”) to Parent prior to executing the same and consider in good-faith Parent’s comments thereto; provided, that Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed) shall be required for any Reorganization Documentation that would reasonably be expected to impose any liabilities, obligations or substantive restrictions on any Acquired Company that will not be discharged or terminated prior to Closing. SECTION 7.06. Preservation of Pre-Closing Company Records. For a period of five years from the Closing Date or such longer time as may be required by applicable Legal Requirements, Parent shall, and shall cause its Affiliates (including, after the Closing, the Acquired Companies) to: (a) provide Seller and its Representatives reasonable access (including electronic access) to the Pre-Closing Company Records upon reasonable notice and at reasonable times at Parent’s principal place of business or at any location where any Pre-Closing Company Records are stored, and permit Seller and its Representatives, at their own expense, to make copies of any Pre-Closing Company Records under the supervision of Parent’s or the applicable Acquired Company’s personnel, (b) make available Parent’s or its Affiliates’ personnel (including, after the Closing, personnel of the Acquired Companies) solely to the extent their assistance or participation is reasonably required by Seller or its Representatives in anticipation of, or preparation for, any existing or future Legal Proceeding or Tax Proceeding with respect to the Acquired Companies by a Governmental Entity or for any other reasonable business purpose, including (i) to the extent necessary for Seller or its Affiliates to comply with applicable Legal Requirements or Orders or comply with an audit or investigation from a Governmental Entity, (ii) in connection with a Legal Proceeding or Tax Proceeding brought by a Governmental Entity or other third party against Seller or any of its Affiliates or (iii) to determine the rights and obligations of Seller and any of its Affiliates under this Agreement or any of the other Transaction Documents, or in connection with any of the Transactions; provided, that in each case, Seller and its Representatives shall conduct any such activities in a manner that does not unreasonably interfere with the operations of Parent or its Affiliates; provided, further, that Parent and its Affiliates shall not be obligated to provide or 50 cause to be provided such access or information if Parent determines, in its good faith reasonable judgment, that doing so would reasonably be expected to (A) result in the disclosure of trade secrets or competitively sensitive information, (B) violate any applicable Law, Order or obligation of confidentiality owing to any other Person or (C) jeopardize the protection of the attorney-client privilege, attorney work product protection or other legal privilege. SECTION 7.07. Public Announcements. The initial press release(s) to be issued with respect to the Transactions following execution and delivery of this Agreement shall be in the form agreed to by the parties hereto prior to the execution and delivery of this Agreement. No party shall, and each party shall cause its Affiliates not to, issue any press release or make any other public statement with respect to the Transactions without the consent of the other party hereto (such consent not to be unreasonably withheld, delayed or conditioned), except as may be required by any applicable Legal Requirement, Order, court process or the rules and regulations of any Stock Exchange; provided, that the party proposing to issue any press release or to make any other public statement in compliance with any such disclosure obligation shall consult in good faith with the other party before doing so. Notwithstanding the foregoing, this Section 7.07 shall not apply to any press release or other public statement made by any party which is substantially consistent in tone and substance (and not materially expansive of) with previous press releases, public disclosures or public statement or announcements made in accordance with the terms of this Agreement. In addition, (a) the Seller Entities and Acquired Companies may, without Parent’s consent, communicate to their employees, customers, suppliers, vendors, resellers, distributors and channel partners, provided that such communications are substantially consistent with prior communications of Seller and its Affiliates or any communications plan previously agreed by Parent and Seller, in which case such communications may be made consistent with such plan or such prior communications and (b) nothing in this Section 7.07 shall limit such communications by Parent, the Seller Entities, the Acquired Companies or their respective Affiliates and their respective Representatives with potential sources of debt financing. For the avoidance of doubt, any public filings providing notice to or seeking Consents from any Governmental Entity made pursuant to Section 7.01 shall be governed by Section 7.01 and not this Section 7.07. SECTION 7.08. Tax Matters. (a) Preparation and Filing of Tax Returns; Payment of Taxes. (i) Seller Tax Returns. Seller shall prepare or cause to be prepared (A) all Seller Consolidated Tax Returns that include any Acquired Company (including pro forma Tax Returns of any Acquired Company for any Pre-Closing Tax Period of such Acquired Company (but not including any Straddle Period) that are included in the Seller Consolidated Tax Returns), and (B) all other Tax Returns required to be filed by or with respect to any of the Acquired Companies that are due (taking into account valid extensions) on or before the Closing Date. (ii) Acquired Company Tax Returns. Except as provided in Section 7.08(a)(i) Parent shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns required to be filed by any Acquired Company for any Pre-Closing Tax Period (including any Straddle Period) that are due (taking into account valid extensions) after the Closing Date. Any such Tax Return shall be prepared on a basis consistent with past 51 practices of the relevant Acquired Company unless Parent notifies Seller in writing that a different position is required pursuant to any Legal Requirement. Parent shall deliver to Seller, at least 20 Business Days prior to the due date for the filing of such Tax Return (or, if not reasonably practicable, as promptly as practicable prior to such due date), a copy of such Tax Return and any additional information that Seller may request that is reasonably necessary for Seller’s review of such Tax Return. Seller shall have the right to review such Tax Return prior to filing, and Parent shall reflect on such Tax Return any reasonable comments in respect of any item which could reasonably be expected to increase Seller’s liability for Pre-Closing Taxes or Accrued Taxes under this Agreement or to have an adverse Tax impact on the Seller Consolidated Group, that are submitted by Seller in writing at least 10 Business Days prior to the relevant due date . (iii) Transaction Tax Deductions. With respect to the preparation of all Tax Returns, Seller and Parent agree that all Transaction Tax Deductions shall be (A) treated as properly allocable to the taxable period or portion thereof ending on or before the Closing Date and (B) shall be included as deductions on the Tax Return relating to a Pre- Closing Tax Period of the Acquired Companies for such period, in each case of clauses (A) and (B) to the extent permitted pursuant to any applicable Legal Requirement(determined at a “more likely than not” or higher standard of comfort). For purposes of the foregoing, to the extent permitted by applicable Legal Requirements, Seller may use the method of its choosing, including making an election to adopt the 70% safe harbor with respect to the deduction of any “success-based fees” in accordance with IRS Revenue Procedure 2011- 29, and if Seller so elects the safe harbor under IRS Revenue Procedure 2011-29, Seller and Parent will adopt such procedure and include the applicable election statements with the appropriate Tax Returns. (iv) Straddle Period Allocation. To the extent permitted or required pursuant to any applicable Legal Requirement, the taxable year of each Acquired Company shall close or be treated as closing at the end of the day on which the Closing occurs; provided, that for purposes of this Agreement, in the case of any Straddle Period, (A) in the case of Taxes that are imposed on a periodic basis (such as real, personal and intangible ad valorem property Taxes), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (B) in the case of Taxes not described in clause (A), the amount of such Taxes allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the end of the day on the final day of the Pre-Closing Tax Period and, to the extent relevant, in accordance with the provisions of Treasury Regulations Section 1.1502-76(b)(1)(ii)(A) (or any similar provision of state, local or non-U.S. Tax Legal Requirement); provided, that exemptions, allowances or deductions with respect to property that is acquired or placed into service prior to the Closing that are calculated on an annual basis shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period in proportion to the number of days in each period. Other than with respect to transactions (including transactions arising out of operation of law) or actions contemplated by this Agreement, (A) the Acquired Companies shall not, and Parent shall cause the Acquired Companies not to, engage in any transactions or take any actions on the Closing

52 Date after the Closing outside the ordinary course of business, and (B) to the extent there are Taxes resulting from any transactions or actions occurring on the Closing Date after the Closing outside the ordinary course of business, such Taxes shall be allocated to the beginning of the day following the Closing Date (including by applying the “next day rule” pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B)). For the avoidance of doubt, Parent and Seller agree that any Tax item arising out of the Merger will be allocated to the Pre-Closing Tax Period of the Acquired Companies. Parent and Seller shall, and shall cause their respective Affiliates to, file all Tax Returns in a manner consistent with this Section 7.08(a)(iv), and shall not take any Tax position inconsistent herewith except as otherwise required pursuant to a final determination by a Governmental Entity within the meaning of Section 1313(a)(1) of the Code. (b) Tax Proceedings. From and after the Closing Date, each of Parent and Seller shall promptly notify the other of receipt of any written notice of any pending or threatened Tax Proceeding with respect to Pre-Closing Taxes of any Acquired Company. Seller shall control any Tax Proceeding (i) relating to Taxes of any Seller Consolidated Group or (ii) that may give rise to or increase Seller’s liability for Pre-Closing Taxes or Accrued Taxes under this Agreement; provided, however, that in the case of any material Tax Proceeding that is described in clause (ii) and is not a Tax Proceeding of a Seller Consolidated Group, (A) Parent shall have the right to participate, at its own expense, in such Tax Proceedings, (B) Seller shall keep Parent reasonably informed of the status of such Tax Proceedings (including by providing copies of all material written correspondence relating thereto), and (C) Seller shall not settle, compromise or otherwise resolve any such Tax Proceedings if such action would reasonably be expected to increase liability of an Acquired Company for Taxes other than Pre-Closing Taxes or Accrued Taxes without Parent’s prior written consent (not to be unreasonably withheld, conditioned o r delayed). Parent shall control all other Tax Proceedings relating to an Acquired Company for any Pre-Closing Tax Period. If a Tax Proceeding relates both to (1) matters that may give rise to or increase Seller’s liability for Pre-Closing Taxes or Accrued Taxes under this Agreement and (2) matters other than such Taxes, the parties shall reasonably cooperate in good faith to separate such Tax Proceeding into separate matters to the extent reasonably practicable. (c) Cooperation. Parent and Seller shall provide each other with information and records (including copies of any relevant Tax Returns and supporting work schedules) and make its employees and agents available, as may be reasonably requested by the other party in connection with the preparation of any Tax Return or the conduct of any Tax Proceeding, in each case relating to the Acquired Companies for any Pre-Closing Tax Period or a Straddle Period. Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to provide Parent with a copy of, or otherwise disclose the contents of, any Seller Consolidated Tax Return. Without limiting the generality of the foregoing, Parent shall cause the Acquired Companies to provide to Seller all information required for the preparation of any Seller Consolidated Tax Return as promptly as commercially practicable upon Seller’s reasonable request. Following the Closing, Parent shall cause the Acquired Companies to retain all applicable Tax Returns, books, records and workpapers for Pre-Closing Tax Periods for at least seven years following the Closing Date. (d) Specified Tax Acts. At or after the Closing, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), Parent shall not (and 53 shall cause its Affiliates including the Acquired Companies not to), with respect to the Acquired Companies: (i) file or amend any Tax Return relating to any Pre-Closing Tax Period; (ii) enter into any voluntary disclosure or similar process or initiate communications with any Tax authority with respect to Taxes attributable to a Pre-Closing Tax Period or Straddle Period; (iii) extend or waive, or cause to be extended or waived, or permit any Acquired Company to extend or waive, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre- Closing Tax Period (other than with respect to automatic or automatically-granted extensions); (iv) make or change any Tax election or accounting method that has retroactive effect to any Pre- Closing Tax Period of any Acquired Company (including any election under Sections 338 or 336 of the Code or any corresponding provision of any state, local or non -U.S. Tax Legal Requirement); or (v) agree to any adjustment of income or assessment of Tax with respect to a Pre-Closing Tax Period, to the extent such adjustment or assessment could cause Seller or any of its Affiliates to be liable for any Tax. (e) Transfer Taxes. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, Transfer Taxes shall be borne 50% by Parent and 50% by Seller. Parent and Seller shall reasonably cooperate to prepare and timely file any Tax Returns relating to Transfer Taxes, and shall timely pay all Transfer Taxes, unless otherwise required pursuant to any Legal Requirement. To the extent any Legal Requirement requires Seller or any of its Affiliates to pay any Transfer Taxes, Parent shall promptly reimburse Seller for such Transfer Taxes. SECTION 7.09. Confidentiality. (a) Parent acknowledges and agrees that all documents, materials and other information provided to it, its Affiliates and its and their respective Representatives during the course of the negotiations leading to the consummation of the Transactions (whether obtained before or after the date of this Agreement), Parent’s due diligence investigation of the Acquired Companies and the preparation of the Transaction Documents and other related documents are subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect following the Closing in accordance with its terms; provided, however, that Parent’s confidentiality obligations under the Confidentiality Agreement shall terminate only in respect of that portion of the Confidential Information (as defined in the Confidentiality Agreement) relating to the Acquired Companies, with all other Confidential Information and other information covered thereby remaining subject to the terms of the Confidentiality Agreement in accordance with its terms. (b) Notwithstanding anything to the contrary in Section 7.09(a), except (i) to the extent required to comply with applicable Legal Requirement or (ii) to the extent required pursuant to the rules and regulations of any Stock Exchange (but each party shall, to the extent legally permissible and practicable under the circumstances, notify the other party in writing prior to any such disclosure, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and, at the other party’s written request, such party shall reasonably cooperate with the other party by using their reasonable best efforts to preserve the confidentiality of such information consistent with applicable Legal Requirements), from and after the Closing, Parent, on the one hand, and Seller on the other hand, shall, and shall cause their respective Affiliates and their and their respective Representatives to, maintain in confidence any 54 written, oral or other confidential information provided in connection with or otherwise related to the negotiation of this Agreement that was obtained prior to the Closing Date, other than, in the case of Parent, confidential information relating to the Acquired Companies. The requirements of the preceding sentence shall not apply to the extent that (A) any such information is or becomes generally available to the public, other than as a direct or indirect result of a disclosure by Parent or Seller, as applicable, or any of their respective Affiliates or any of their or their respective Representatives in breach of this Agreement, (B) any such information was already in the possession of Parent, on the one hand, and Seller on the other hand, any of their respective Affiliates (other than, in the case of Parent, the Acquired Companies) or any of their or their respective Representatives (as evidenced by pre-existing written or electronic records) prior to the date of this Agreement on a non-confidential basis from a source other than Parent or Seller, as applicable, or any of their respective Affiliates or any of their or their respective Representatives; provided, that to the knowledge of the recipient, the source of such information was not bound by a confidentiality agreement with Parent or Seller, as applicable, or any of their respective Affiliates or any of their or their respective Representatives with respect to such information or otherwise prohibited from furnishing or making available such information by a contractual, legal or fiduciary obligation or (C) Parent or Seller, as applicable, can demonstrate that it independently developed such information without reference to or use of any confidential information of Parent or Seller, as applicable, or any of their respective Affiliates that was obtained prior to the Closing Date (other than, in the case of Parent, confidential information of the Acquired Companies) or any derivative thereof. Parent, on the one hand, or Seller, on the other hand, shall instruct their respective Affiliates and their and their respective Representatives having access to such information of such confidentiality obligations. SECTION 7.10. Termination of Affiliate Arrangements. Effective as of and subject to the occurrence of the Closing: (a) except for the Intercompany Accounts set forth on Section 7.10(a) of the Company Disclosure Schedules, the Seller Entities, on the one hand, and the Acquired Companies, on the other hand, shall eliminate by payment, settlement, netting, capitalization, set off, cancellation, forgiving, release or otherwise any obligations or liabilities under the Intercompany Accounts between or among such parties, in each case , such that the Acquired Companies, on the one hand, and the Seller Entities, on the other hand, do not have any further liability to one another (and without any costs or other liabilities of Parent or any of its Affiliates (including, following the Closing, the Acquired Companies)) in respect of such Intercompany Accounts following the Closing; and (b) all Affiliate Contracts, including those set forth in Section 4.18 of the Company Disclosure Schedules, shall be terminated in their entirety and shall be without further force or effect, without any further obligations or liabilities of Seller or any of its Affiliates (other than the Acquired Companies), on the one hand, and Parent or any of its Affiliates (including, following the Closing, the Acquired Companies), on the other hand, following the Closing; provided, that the Shared Services Agreement shall survive the Closing and shall not be terminated prior to the date that is one year after the Closing Date unless otherwise agreed in writing between the Company, Parent and Seller; provided, further, that any termination of the Shared Services Agreement by Seller shall require at least 90 days’ prior written notice to the Company and Parent. The Acquired Companies, on the one hand, and Seller and its Affiliates (other than the Acquired Companies), on the other hand, shall execute such agreements or documents as may be reasonably necessary or appropriate to effectuate such termination ; provided, that Seller shall provide any such agreements and documents to Parent prior to their execution and delivery and shall consider any reasonable comments provided by Parent or its Representatives on 55 such agreements and documents in good faith. Notwithstanding the foregoing, intercompany accounts and balances solely between or among any of the Acquired Companies shall not be affected by this Section 7.10. SECTION 7.11. Further Assurances. Following the Closing, each party hereto shall, at the request of the other party hereto, execute, or cause its Affiliates to execute, such further documents, and perform, or cause its Affiliates to perform, such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement, the other Transaction Documents and the Transactions. SECTION 7.12. Governing Documents. Prior to the Closing, Seller and Parent shall cooperate in good faith to negotiate and finalize the terms of the Operating Agreement, reflecting the terms set forth in the Governance Term Sheet and such customary additional or modified terms that are not inconsistent with the Governance Term Sheet as agreed by Seller and Parent; provided, that if the Operating Agreement is not finalized and entered into upon the Conversion, then each of Parent, Seller, the Company and their respective Affiliates acknowledge and agree that the terms set forth in the Governance Term Sheet shall be binding on Parent, Seller, the Company and their respective Affiliates until such time as the Operating Agreement has been duly executed and delivered by each of Parent, Seller and the Company (or their applicable Affiliates). SECTION 7.13. Insurance. (a) Seller shall, or shall cause to be kept, all insurance policies that cover the business of the Acquired Companies or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Seller and Parent agree that the coverage under all insurance policies related to the Acquired Companies or the assets or liabilities thereof and arranged or maintained by the Seller Entities is only for the benefit of the Seller Entities, and not for the benefit of Parent or any of its Affiliates (including the Acquired Companies). (b) Notwithstanding anything to the contrary in this Agreement, including Section 7.13(a), from and after the Closing, Parent shall have access to, and the right to assert insurance claims and receive insurance proceeds under, any occurrence-based insurance policies maintained by Seller or any of its Affiliates (other than any self-insurance, fronted insurance or captive insurance arrangements) that may cover the business of the Acquired Companies solely with respect to any actual or alleged acts, omissions, circumstances, events, occurrences or other matters relating to the business of the Acquired Companies that actually or allegedly existed or occurred at or prior to the Closing and that are first asserted after the Closing (such policies, the “Seller Policies” and such claims, a “Qualifying Claim”), subject to the terms and conditions of such policies. Seller shall use reasonable best efforts to (at Parent’s sole cost and expense, including any applicable deductible, retention, claims handling fee, premium increase or other cost or expense, in each case, only to the extent exclusively associated with or exclusively arising from such Qualifying Claim or the pursuit thereof and substantiated through reasonable written evidence) (i) submit notice to the relevant insurance carrier of a Qualifying Claim, (ii) upon Parent’s request, provide Parent with the benefit of coverage under Seller Policies in respect of each such Qualifying Claim and (iii) upon Parent’s reasonable request, reasonably cooperate with, and provide reasonable assistance to, Parent and the Acquired Companies in connection with

56 maintaining such Qualifying Claim and pursuing the recovery of proceeds in respect of such Qualifying Claim under the terms of the applicable Seller Policy; provided that for the avoidance of doubt, Parent shall, or shall cause the Company to, prepare and submit all requisite documentation in respect of such Qualifying Claim. To the extent any such Qualifying Claim is paid directly by the insurer thereof such that Seller or any of its Affiliates is required to remit payment to such insurer to settle such Qualifying Claim, the applicable Acquired Company shall make such payment on behalf of Seller or its applicable Affiliate directly to such insurer. Neither Seller nor any of its Affiliates, shall, without the prior written consent of Parent, take any action that would reasonably be expected to amend, modify, impair or waive any material rights of Parent or the Acquired Companies under any Seller Policy; provided, however, that for the avoidance of doubt, nothing in this Agreement shall obligate Seller or any of its Affiliates to maintain any Seller Policy in effect after the Closing. Parent acknowledges and agrees that (A) neither Seller nor any of its Affiliates makes any representation or warranty as to the availability, adequacy or applicability of any coverage under any Seller Policy, (B) the Seller Policies are or may be subject to various limitations, including self -insurance features, deductibles, retrospectively-rated premiums, insurer insolvencies, impairment, erosion and exhaustion, (C) Seller, any of its Affiliates and any other Persons who may be eligible for coverage under the Seller Policies may make claims under the Seller Policies at any time, and such claims may erode or exhaust any coverage that may have otherwise been available under the Seller Policies for Qualifying Claims, (D) any Seller Policy may decline to provide coverage for any or all Qualifying Claims, (E) insurers of such policies may refuse to honor any Qualifying Claims, (F) neither Seller nor any of its Affiliates shall have any liability to Parent or any Acquired Company for any Qualifying Claim or portion thereof that is not reimbursed by an insurer under the Seller Policies for any reason, except, in each case, as a result of Seller of its Affiliates’ Fraud, willful misconduct or bad faith, (G) neither Parent nor any Acquired Company shall, without the prior written consent of Seller, take any action that would reasonably be expected to amend, modify, impair or waive any material rights of Seller or its Affiliates under any Seller Policy, and (H) Seller and its Affiliates shall retain exclusive control over all Seller Policies, including the right to exhaust, settle, commute, buy-back or otherwise resolve any matter thereunder or to amend, modify or terminate any such policy. SECTION 7.14. Restrictive Covenants; Exclusivity. (a) For the period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date (the “Restricted Period”), Seller shall not, and shall cause its Affiliates not to, directly or indirectly, (i) solicit or knowingly induce any Company Employee to leave the employ of any of the Acquired Companies or (ii) solicit or hire any Company Employee who has a title of Director or above as of the Closing Date who is employed by any Acquired Company at any time during the six-month period immediately prior to the date on which such solicitation or hiring process initiated; provided, that the foregoing restrictions shall not prohibit (A) general solicitations (including general advertising via periodicals, the internet and other media) not specifically directed towards Company Employees or the hiring of any Person as a result of such activities, (B) responding to any Person who contacts Seller or its Affiliates on his or her own initiative without any direct or indirect solicitation by Seller or its Affiliates, (C) the solicitation or hiring of any Person whose employment with any Acquired Company was terminated by any Acquired Company or who voluntarily resigned from any Acquired Company 57 at least six months prior to the commencement of such solicitation or hiring, or (D) any activity where prohibiting such activity is not permitted under applicable Legal Requirements. (b) During the Restricted Period, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, own any interest in, manage, control or participate in any business that competes with (i) the ownership or operation of full power television stations, Class A television stations or low power television stations, (ii) the sale of broadcast advertising time on such stations or (iii) spectrum leasing or similar arrangements with respect to broadcast spectrum (collectively, the “Target Business”) in any jurisdiction in which the Acquired Companies operate any of the Stations as of the Closing Date (such locations, collectively, the “Restricted Territory”); provided, that nothing herein shall prohibit Seller or any of its Affiliates from (A) owning, in the aggregate, not more than 5% of the outstanding equity securities of any Person engaged in a business competitive with the Target Business, so long as none of such Persons has any active participation in the business of such Person, (B) acquiring and, after such acquisition, owning an interest in any Person that is engaged in a business competitive with the Target Business in the Restricted Territory if the revenues generated from the competing portion of such business in the Restricted Territory represented less than 15% of such Person’s consolidated annual revenues in the last completed fiscal year of such Person prior to such acquisition (and, following such acquisition, Seller shall use reasonable best efforts to divest or cease such competitive operations within 12 months of the closing of such acquisition), (C) engaging any Person (including a Person engaged in a business competitive with the Target Business in the Restricted Territory) to provide products or services to Seller or its Affiliates in the ordinary course of business, (D) continuing to operate any business of Seller or its Affiliates that is in existence as of the Closing Date, or (E) making an investment in or providing financing to any Person, in each case, in the ordinary course of Seller’s or its Affiliates’ investment or lending business. (c) Seller acknowledges that the restrictions contained in this Section 7.14 are reasonable and necessary to protect the legitimate interests of Parent and constitute a material inducement to Parent to enter into this Agreement and consummate the Transactions. In the event that any covenant contained in this Section 7.14 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Legal Requirement in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Legal Requirements. (d) Notwithstanding anything to the contrary in this Section 7.14, none of the restrictions set forth in Section 7.14(a) or Section 7.14(b) shall apply to any of Seller Parent’s direct or indirect equity holders (in their capacity as such). (e) Seller agrees that from the Execution Date until the earlier of Closing Date and the termination of this Agreement in accordance with its terms, Seller shall not, and shall not authorize, encourage, permit or instruct any of its Affiliates to, and shall use its reasonable best efforts to cause its and its Affiliates’ officers, directors and employees not to, and it shall not direct its and its Affiliates’ investment bankers, attorneys, accountants, agents, advisors and other Representatives to, directly or indirectly, (i) solicit, initiate, or knowingly facilitate or knowingly encourage the submission, making or announcement of any Acquisition Proposal, (ii) knowingly encourage, initiate, engage or participate in any discussions or negotiations regarding, or furnish 58 to any Person any confidential information with respect to, or take any other action knowingly to facilitate or encourage any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (iii) enter into or become bound by any letter of intent or other agreement with respect to any Acquisition Proposal. Without limiting the generality of the foregoing, Seller shall and shall cause its Affiliates to, and use its reasonable best efforts to cause its and its Affiliates’ officers, directors and employees, and it shall direct its and its Affiliates’ investment bankers, attorneys, accountants, agents, advisors and other Representatives to, promptly cease and cause to be terminated any existing discussions or negotiations with any Person conducted prior to the Execution Date with respect to any Acquisition Proposal. Promptly following the Execution Date (and in any event within two Business Days), Seller shall, or shall cause one of its Representative to, instruct any such Person to return or destroy all nonpublic information provided to such Person in connection with such Person’s consideration of any Acquisition Proposal in accordance with the confidentiality agreements entered into between Seller or any of its Affiliates and any such Person. Seller shall promptly (but in any event within two Business Days following receipt thereof) notify Parent orally and in writing of any indication of interest, proposal or offer or request for confidential information relating to an Acquisition Proposal that is received by Seller or any of its Affiliates on and after the Execution Date and prior to the earlier of the Closing and the termination of this Agreement in accordance with its terms, which notice shall include the identity of the Person making or submitting such proposal, offer or request, and the material terms and conditions thereof. SECTION 7.15. Wrong Pockets. (a) During the two-year period from and after the Closing Date, Seller shall, or shall cause its Affiliates to, promptly pay or deliver to the applicable Acquired Company any monies or checks received by Seller or any of its Affiliates after the Closing Date to the extent they are due to any Acquired Company, including by customers, suppliers or other contracting parties of the Acquired Companies. (b) If, during the two-year period from and after the Closing Date, any Acquired Company, on the one hand, or Seller, on the other hand, or any of their respective Affiliates becomes aware that any of the assets used, or held for use, by the businesses of the Acquired Companies have not been transferred, assigned or conveyed to an Acquired Company and such asset is held by Seller or its Affiliates, or that any of the assets used, or held for use, by the other businesses of Seller or its Affiliates have not been retained by or transferred, assigned or conveyed to Seller or its Affiliates and such asset is held by an Acquired Company , then the Company or Seller, as applicable, will promptly notify the other and they will cooperate in good faith to, as promptly as reasonably practicable, transfer the relevant asset to the appropriate party (or its designee) upon such party’s request and at no cost to such party. SECTION 7.16. Transaction Structuring. Notwithstanding anything in this Agreement to the contrary, if either Parent or Seller determine (acting in good faith and in consultation with their Tax advisers) that the transactions contemplated by any Transaction Document could be accomplished by an alternative method or structure than that contemplated in the Transaction Documents (either for tax efficiency or other reasons) that does not materially adversely affect the other party, the parties shall collaborate reasonably and in good faith to agree to modify such method or structure and, if the parties agree upon such a modification, to effectuate 59 such modification; provided, that nothing in this Section 7.16 shall be construed as to require any party to agree to any such proposed modification in method or structure. SECTION 7.17. Notice of Certain Events. (a) Each of Seller and Parent shall promptly notify the other party of (i) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (ii) any Legal Proceedings commenced or, to the Knowledge of the Company or Knowledge of Parent, as applicable, threatened against, relating to or involving or otherwise affecting any Acquired Company (as the case may be) that, if pending on the Closing Date, would seek to enjoin or otherwise challenge the Transactions. (b) During the Pre-Closing Period, Seller shall promptly notify Parent in writing of any fact, circumstance, event or action the existence, occurrence or taking of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (c) No receipt or access by Parent or any of its Affiliates or Representatives to any information and no knowledge gained by any Parent or any of its Affiliates or Representatives pursuant to Section 6.02, this Section 7.17 or any other provision of this Agreement or otherwise shall cure or waive any breach of, inaccuracy in or failure to perform or comply with or otherwise affect any right or remedy of Parent with respect to any representation or warranty given by Seller, any obligation, covenant or agreement undertaken or made by Seller or any condition or termination right for the benefit of Parent and no such information or knowledge shall be deemed to amend or supplement the Company Disclosure Schedules. SECTION 7.18. Delivery of Audited Financial Statements. The Company shall use reasonable best efforts to deliver to Parent as promptly as practicable, but in no event later than July 31, 2026 (a) an audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2025 and (b) the related audited consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ended December 31, 2025 (collectively, the “Fiscal Year 2025 Financial Statements”). The Fiscal Year 2025 Financial Statements shall be prepared by the Company in good faith and present fairly in all material respects the financial condition and results of operations of the Acquired Companies as of the dates indicated therein and for the respective periods indicated therein, in each case in accordance with GAAP, consistently applied during the periods involved, and prepared in accordance with and derived from, and shall be consistent in all material respects with, the books and records of the Acquired Companies (which books and records are correct and complete in all material respects). SECTION 7.19. Regulation S-X. Prior to the Closing, the Company shall provide Parent with (a) unqualified audited consolidated financial statements of the Acquired Companies (together with all related notes and schedules thereto) for each of the fiscal periods and as otherwise required by Rule 3-05 of Regulation S-X, prepared in accordance with GAAP and accompanied by the reports thereon of the independent auditors of the Acquired Companies from an accounting firm mutually selected by Parent and Seller, acting reasonably and in good faith, (the “Audited Financial Statements”) and (b) all other financial data regarding the Acquired Companies reasonably required to permit Parent to prepare pro forma financial statements required

60 under Regulation S-X under the Securities Act; which, in the case of clause (a), would meet the requirements of Rule 3-05 of Regulation S-X under the Securities Act and that would satisfy the requirements of Item 9.01 of Form 8-K with respect to financial statements of the business acquired if included on a Form 8-K/A filed by Parent on the 75th day after the Closing to amend a Form 8- K filed by Parent announcing the Closing on the Closing Date (assuming such filings are made on such dates, without regard to whether actually made on such dates). To the extent the Fiscal Year 2025 Financial Statements or any other audited financial statements of the Acquired Companies are insufficient to satisfy the requirements of this Section 7.19, Parent shall bear all costs and expenses associated with any additional audit work, re-audit or other procedures required to prepare the Audited Financial Statements. SECTION 7.20. Domain Name Assignment. Prior to or concurrently with the Closing, the Seller will obtain Innovate Parent’s execution and delivery of, and cause the Company to execute and deliver, a Domain Name Assignment Agreement in substantially the form attached hereto as Exhibit G. SECTION 7.21. Specified Actions and Special Expenses. (a) From and after the Execution Date, Seller and Parent, as applicable, shall take the actions set forth on Section 7.21 of the Company Disclosure Schedules within the time period set forth therein. (b) The amount of Special Expenses (as finally determined in accordance with Section 7.21 of the Company Disclosure Schedules, including any adjustment thereto set forth therein) shall: (i) first, reduce the Special Expenses Holdback dollar-for-dollar until such amount is reduced to zero; (ii) second, reduce the remaining Release Payments dollar-for-dollar (after giving effect to any prior reductions thereto pursuant to Section 2.02(b), Section 2.02(c) or Section 10.01(d)(i)) in the order such Release Payments become due (first reducing the First Release Payment, then the Second Release Payment) until such amounts are reduced to zero ; and (iii) third, if the amount of Special Expenses exceeds the Deferred Funding Portion of the Second Equity Commitment Amount (after giving effect to any prior reductions thereto pursuant to Section 2.02(b) or Section 2.02(c)), result in Seller forfeiting Seller Forfeiture Equity Interests as set forth in Section 1.01(c). Within five Business Days following the final determination of the amount of Special Expenses pursuant to this Section 7.21, Parent shall fund, or cause to be funded, to the Surviving Corporation any remaining portion of the Special Expenses Holdback (after giving effect to any reduction pursuant to clause(i) of the immediately preceding sentence), by wire transfer of immediately available funds to one or more accounts designated in writing by the Surviving Corporation. For the avoidance of doubt, the First Equity Commitment Amount and the Second Equity Commitment Closing Funding Portion shall not be subject to any reduction. (c) If the amount of Special Expenses exceeds the Deferred Funding Portion of the Second Equity Commitment Amount, then in addition to reducing the Deferred Funding Portion to zero, within five Business Days after the determination of the amount of Special Expenses, Seller or its Affiliates shall surrender and forfeit a number of Seller Forfeiture Equity Interests, which shall be cancelled by the Surviving Corporation, equal to the quotient (rounded to the nearest whole number) of (i) the monetary amount by which the amount of Special Expenses exceeds the Deferred Funding Portion divided by (ii) the Per Share Value. 61 ARTICLE VIII CONDITIONS TO CLOSING SECTION 8.01. Conditions to Each Party’s Obligations to Consummate the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Seller and Parent) on or prior to the Closing Date of the following conditions: (a) Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired . (ii) FCC Consents. The FCC Consents shall have been obtained and become a Final Order. (b) No Orders. No Order issued by any Governmental Entity in the United States or any jurisdiction set forth in Section 7.01(b) of the Company Disclosure Schedules enjoining, restraining or otherwise preventing the consummation of the Merger shall be in effect. (c) Reorganization. The Reorganization shall have been completed and consummated in accordance with the terms and conditions of Section 7.05 and in form and substance reasonably satisfactory to Parent. SECTION 8.02. Other Conditions to Obligations of Parent and SPV LLC. The obligation of Parent and SPV LLC to consummate the Merger is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by Parent) on or prior to the Closing Date of the following conditions: (a) Representations and Warranties Relating to the Company. Each of: (i) the representations and warranties of Seller and the Company set forth in Article IV of this Agreement (other than the Company Fundamental Representations and Section 4.09(a) (Absence of Certain Changes)), without regard to any materiality or “Material Adverse Effect” qualifiers contained within such representations and warranties, shall be true and correct as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except for such failures to be true and correct that would not reasonably be expected to have a Material Adverse Effect; (ii) the Company Fundamental Representations (other than the representations and warranties set forth in Section 4.03 (Capitalization) and Section 4.04 (Subsidiaries)) (A) to the extent qualified by materiality or “Material Adverse Effect”, shall be true and correct in all respects and (B) otherwise, shall be true and correct in all material respects, in each case as of the Execution Date and as of the Closing Date as though made on and as 62 of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date); (iii) the representations and warranties of Seller and the Company set forth in Section 4.03 (Capitalization) and Section 4.04 (Subsidiaries) shall be true and correct in all but de minimis respects as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date); and (iv) the representations and warranties of Seller and the Company set forth in Section 4.09(a) (Absence of Certain Changes) shall be true and correct in all respects as of the Execution Date and as of the Closing Date as though made on and as of such date and time. (b) Performance of Obligations. The Company and Seller shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing. (c) Representations and Warranties of Seller. Each of: (i) the representations and warranties of Seller set forth in Article III of this Agreement (other than the Seller Fundamental Representations) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); and (ii) the Seller Fundamental Representations (A) to the extent qualified by materiality or “Material Adverse Effect”, shall be true and correct in all respects and (B) otherwise, shall be true and correct in all material respects, in each case as of the Execution Date and as of the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in a ll material respects on and as of such earlier date). (d) No Material Adverse Effect. No Material Adverse Effect has occurred and is continuing. (e) Company Officer Certificate. Parent shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of each of Seller and the Company, stating on behalf of Seller and the Company that each of the conditions set forth in Section 8.02(a), Section 8.02(b), Section 8.02(c) and Section 8.02(d) have been satisfied. (f) No Acceleration. The obligations under the SPV LLC Loan shall not have been declared due and payable by the SPV LLC (or automatically as a result of a bankruptcy of the Company), in accordance with the terms thereof. 63 SECTION 8.03. Other Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction (or, to the extent permitted by applicable Legal Requirements, waiver by the Company) on or prior to the Closing Date of the following conditions: (a) Representations and Warranties of Parent. Each of the representations and warranties of Parent: (i) set forth in this Agreement to the extent qualified by materiality in the text thereof shall be true and correct in all respects as of the Execution Date and the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions; and (ii) set forth in this Agreement that are not qualified by materiality in the text thereof shall be true and correct in all material respects as of the Execution Date and the Closing Date as though made on and as of such date and time (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except where the failure of any such representation and warranty to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions. (b) Performance of Obligations of Parent. Parent shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing. (c) Parent Officer Certificate. The Company shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of Parent, stating on behalf of Parent that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) has been satisfied. ARTICLE IX TERMINATION, AMENDMENT AND WAIVER SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of Seller, the Company and Parent; (b) by either the Company or Parent, by written notice to the other, if: (i) the Closing has not occurred on or before 5:00 p.m. (New York time) on November 29, 2026 (the “Outside Date”); provided that (A) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as of such date, the Outside Date

64 shall automatically be extended to 5:00 p.m. (New York time) on March 1, 2027, (B) if any of the conditions set forth in Section 8.01(a) or Section 8.01(b) is not satisfied as of the Outside Date, as extended pursuant to clause (A) of this proviso, the Outside Date shall automatically be extended to 5:00 p.m. (New York time) on May 29, 2027 and (C) a party shall not have the right to terminate this Agreement pursuant to this Section 9.01(b)(i) if such party has failed to perform any covenant or agreement in this Agreement which failure has been the proximate cause of the failure of the Closing to occur (it being understood that Seller and the Company shall be deemed a single party for purposes of clause (C)); or (ii) any Governmental Entity of competent jurisdiction has issued any Order permanently enjoining, restraining or otherwise preventing the consummation of the Transactions and such Order shall have become final and nonappealable; (c) by Parent, if Seller or the Company shall have breached any of their respective representations or warranties or failed to perform any of their respective covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.02(a), Section 8.02(b) or Section 8.02(c) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, the Company shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is five Business Days prior to the Outside Date and (B) 30 days following receipt by Seller or the Company, as applicable, of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 9.01(c) and the basis for such termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if Parent is then in breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.03(a), or Section 8.03(b) to be satisfied; or (d) by Seller or the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition contained in Section 8.03(a) or Section 8.03(b) to be satisfied and (ii) is incapable of being cured prior to the Outside Date, or if capable of being cured by the Outside Date, Parent shall not have cured such breach or failure to perform on or prior to the earlier of (A) the date that is five Business Days prior to the Outside Date and (B) 30 days following receipt by Parent of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 9.01(d) and the basis for such termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if the Company or Seller is then in breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition contained in Section 8.02(a), Section 8.02(b) or Section 8.02(c) to be satisfied. SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto, other than (i) Section 4.24, Section 5.08, the last sentence of Section 6.02, Section 7.09, this Section 9.02, Article X (other than Section 11.11 solely with respect to specific performance to cause the Closing to occur) and the Confidentiality Agreement, all of which 65 (including any liabilities and obligations thereunder) shall survive such termination in accordance with their respective terms, (ii) to the extent that such termination results from a Willful and Material Breach by a party of any covenant or agreement set forth in this Agreement or (iii) any liability for Fraud. ARTICLE X SURVIVAL; INDEMNIFICATION; LIMITS ON LIABILITY SECTION 10.01. Survival; Adjustments for Damages. (a) Survival. The representations and warranties of the Company, Parent and Seller contained in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement shall survive the Closing and continue in full force and effect until the date that is 12 months after the Closing Date; provided, however, that the representations and warranties set forth in (i) Section 3.01 (Organization, Standing; Authority; Execution and Delivery; Enforceability), Section 3.02(a) (No Conflicts) and Section 3.04 (Brokers) (collectively, the “Seller Fundamental Representations”), (ii) Section 4.01 (Organization and Good Standing), Section 4.02 (Authority; Execution and Delivery; Enforceability), Section 4.03 (Capitalization), Section 4.04 (Subsidiaries), Section 4.05(a) (No Conflicts) and Section 4.19 (Brokers) (collectively, the “Company Fundamental Representations”), (iii) Section 5.01 (Organization, Standing; Authority; Execution and Delivery; Enforceability) and Section 5.06 (Brokers) (collectively, the “Parent Fundamental Representations” and, together with the Seller Fundamental Representations and the Company Fundamental Representations the “Fundamental Representations”) and Section 4.10 (Taxes) (the “Tax Representations”) shall, in each case, survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations plus 30 days and (iv) Section 3.07 (No Other Representations and Warranties), Section 4.24 (No Other Representations and Warranties) and Section 5.08 (No Other Representations and Warranties; No Reliance) shall survive the Closing indefinitely. All covenants and agreements contained in this Agreement that require performance in full prior to the Closing shall survive and continue in full force and effect until the date that is 12 months after the Closing Date. All covenants and agreements contained in this Agreement that by their terms contemplate performance in whole or in part at or after the Closing shall survive the Closing and continue in full force and effect with respect to any breaches occurring at or af ter the Closing. Notwithstanding the foregoing, any Claim under this Section 10.01 that is asserted in good faith with reasonable specificity prior to the expiration of the applicable survival period shall not thereafter be barred by the expiration of such survival period. Nothing in this Agreement shall prejudice or limit any claims for Fraud. (b) Adjustments for Damages. (i) Subject to the terms and conditions of this Section 10.01, from and after the Closing, Parent shall be entitled to be indemnified and held harmless in the form of the receipt of an adjustment amount for any and all Damages incurred or suffered by Parent and its Affiliates (including, following the Closing, the Acquired Companies) and their respective officers, directors, employees, agents and Representatives arising out of or resulting from (A) any breach of any representation or warranty of the Seller or Company 66 set forth in Article III or Article IV (in each case, other than Fundamental Representations), which adjustment amounts shall in each case be satisfied solely through the adjustment of the Deferred Funding Portion pursuant to Section 10.01(d), and (B)(1) any breach of any representation or warranty of the Seller Fundamental Representations or Company Fundamental Representations, any Pre-Closing Taxes and the covenants and agreements required to be performed by Seller and the Company under this Agreement at or prior to the Closing, (2) any liabilities of Seller or its Affiliates (other than the Acquired Companies) for which the Acquired Companies could be held liable, (3) modifications to the Reorganization made without Parent’s prior written consent and (4) the matter set forth on Section 10.01(b)(i)(B)(4) of the Company Disclosure Schedules, which adjustment amounts shall, in each case, be satisfied solely through the adjustment to the Deferred Funding Portion and surrender of Seller Forfeiture Equity Interests as set forth in Section 10.01(d). For purposes of this Section 10.01(b)(i), any qualifications relating to materiality (such as the terms “material” and “Material Adverse Effect,” or relating to Knowledge contained in such representation or warranty) shall be disregarded for purposes of determining whether such representation or warranty was breached or the quantity of such Damages. (ii) Subject to the terms and conditions of this Section 10.01, from and after the Closing, Seller shall be entitled to be indemnified and held harmless in the form of receipt of an adjustment amount for any and all Damages incurred or suffered by Seller and its Affiliates and their respective officers, directors, employees, agents and Representatives arising out of or resulting from (A) any breach of any representation or warranty of Parent set forth in Article V, and (B) the covenants and agreements required to be performed by Parent under this Agreement at or prior to the Closing, which adjustment amounts shall, in each case, be satisfied solely through the issuance of additional equity interests to Seller as set forth in Section 10.01(d). For purposes of this Section 10.01(b)(ii), any qualifications relating to materiality (such as the terms “material” and “Material Adverse Effect,” or relating to Knowledge contained in such representation or warranty) shall be disregarded for purposes of determining whether such representation or warranty was breached or the quantity of such Damages. (c) Limitations. Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims arising out of a breach of any Fundamental Representation or related to Pre-Closing Taxes: (i) no adjustment amount shall be given pursuant to Section 10.01(b)(i)(A) with respect to any individual Claim (or series of related Claims arising from substantially similar facts) unless the Damages with respect to such claim exceed $50,000 (the “De Minimis Threshold”), in which case the Deductible shall take into account all such Damages including the De Minimis Threshold; (ii) no adjustment amount shall be given pursuant to Section 10.01(b)(i)(A) unless and until the aggregate of all Damages for which a credit would otherwise be given (excluding any Claims that do not exceed the De Minimis Threshold) exceeds $500,000 (the “Deductible”), in which case the applicable indemnitees shall be entitled to an adjustment amount for all such damages in excess of the Deductible. 67 (iii) no Claim may be made pursuant to this Section 10.01 unless written notice of such claim is given to Seller prior to the expiration of the applicable survival period set forth in Section 10.01(a); provided, that any Claim for which a Claim Notice has been given prior to the expiration of the applicable survival period shall survive until finally resolved in accordance with this Agreement. (d) Satisfaction of Adjustment Amounts. (i) Any adjustment amount to which Parent is entitled pursuant to Section 10.01(b)(i) shall be satisfied first by reducing the then-remaining Deferred Funding Portion of the Second Equity Commitment Amount (after giving effect to any prior reductions thereto pursuant to Section 2.02(b), Section 2.02(c) or Section 7.21) dollar-for-dollar in the order such payments become due (first reducing the First Release Payment, second, the Second Release Payment) by the amount of any finally determined Damages for which a credit is owed until there is no further remaining amount of the Deferred Funding Portion of the Second Equity Commitment Amount and second, solely with respect to any adjustment amount to which Parent is entitled pursuant to Section 10.01(b)(i)(B), by Seller forfeiting a number of Seller Forfeiture Equity Interests equal to the quotient (rounded up to the nearest whole number) of (x) the monetary amount by which the adjustment amount exceeds the then-remaining Deferred Funding Portion of the Second Equity Commitment Amount divided by (y) the Per Share Value. (ii) Any adjustment amount to which Seller is entitled pursuant to Section 10.01(b)(ii) shall be satisfied by the Surviving Corporation issuing to Seller (or its designees) a number of additional equity interests of the Surviving Corporation (the “Seller Adjustment Equity Interests”) equal to the quotient of (A) the amount of any finally determined Damages for which a credit is owed divided by (B) the Per Share Value. (iii) Except in the case of Fraud, in no event shall Seller or Parent be required to pay any cash amount to any other Person, and the sole and exclusive remedy for any Damages arising from (A) (1) any breach of any representation or warranty of the Seller set forth in Article III, (2) any breach of any representation or warranty of the Seller and Company set forth in Article IV, (3) any Pre-Closing Taxes, (4) the covenants and agreements required to be performed by Seller and the Company under this Agreement at or prior to the Closing, (5) any liabilities of Seller or its Affiliates (other than the Acquired Companies) for which the Acquired Companies could be held liable and (6) modifications to the Reorganization made without Parent’s prior written consent shall be the reduction of the Deferred Funding Portion and/or cancellation of the Seller Forfeiture Equity Interests (in each case, to the extent permitted pursuant to Section 10.01(b)(i) or Section 10.01(b)(ii)), and (B) a breach of any representation or warranty of Parent set forth in Article V the covenants and agreements required to be performed by Parent under this Agreement at or prior to the Closing, and any liabilities of Parent or its Affiliates for which the Acquired Companies could be held liable after the Closing shall be the issuance of Seller Adjustment Shares, in each case, as set forth in this Section 10.01(d). SECTION 10.02. Adjustment Procedures.

68 (a) All claims for an adjustment amount (a “Claim”) pursuant to this Article X shall be made in accordance with the procedures set forth in this Section 10.02, other than any Claim arising out of or relating to a Tax Proceeding, which shall be governed by Section 7.08(b). A Person entitled to assert a Claim pursuant to this Article X (an “Indemnified Party”) shall give the Indemnifying Party written notice of any such Claim (a “Claim Notice”), which notice shall include a description in reasonable detail of (i) the basis for, and nature of, such Claim, including the facts constituting the basis for such Claim, and (ii) the estimated amount of the Damages that have been or may be sustained by the Indemnified Party in connection with such Claim. Any Claim Notice shall be given by the Indemnified Party to the Indemnifying Party, (A) in the case of a Claim in connection with any Legal Proceeding made or brought by any Person (other than Parent or Seller in connection with this Agreement) against such Indemnified Party (a “Third-Party Claim”), promptly, but in any event not later than 20 Business Days, following receipt of notice of the assertion or commencement of such Legal Proceeding, and (B) in the case of a Claim other than a Third-Party Claim (a “Direct Claim”), promptly, but in any event not later than 20 Business Days, after the Indemnified Party becomes aware of the facts constituting the basis for such Direct Claim; provided, however, that no failure to give such prompt written notice shall relieve the Indemnifying Party of any of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially and actually prejudiced by such failure. The Indemnifying Party and Indemnified Party will cooperate in good faith to resolve any Claim for a period of 20 Business Days before commencing any Legal Proceeding in connection with such Claim. For the purposes of this Agreement, “Indemnifying Party” means Parent (in the case of a Claim under this Article X by Seller) or Seller (in the case of a Claim under this Article X by Parent). (b) With respect to any Third-Party Claim, the Indemnifying Party shall have the right, by giving written notice to the Indemnified Party within 30 days after delivery of the Claim Notice with respect to such Third-Party Claim, to assume control of the defense of such Third-Party Claim at the Indemnifying Party’s expense with counsel of its choosing, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnifying Party shall not have the right to control the defense of any Third-Party Claim if (i) the Third-Party Claim relates to or arises in connection with any criminal or regulatory claim involving the Indemnified Party as a defendant, (ii) the matter that is the subject of such Third-Party Claim seeks the imposition of an injunction or equitable relief against the Indemnified Party or (iii) an actual or likely conflict of interest makes representation of the Indemnifying Party and the Indemnified Party by the same counsel inappropriate. The Indemnified Party or Indemnifying Party, as the case may be, that is not controlling such defense shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it. If the Indemnifying Party agrees in writing not to control the defense of such Third -Party Claim, the Indemnified Party may control the defense of such Third-Party Claim with counsel of its choosing, and the Indemnifying Party shall be liable for the reasonable fees and expenses of such counsel to the Indemnified Party; provided, that the Indemnifying Party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all Indemnified Parties. Each of Parent and Seller shall reasonably cooperate with each other in connection with the defense of any Third-Party Claim, including by retaining and providing to the party controlling such defense records and information that are reasonably relevant to such Third-Party Claim and making available employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder. The Indemnified Party or Indemnifying Party, as 69 the case may be, that is controlling such defense shall keep the other Party reasonably advised of the status of such Legal Proceeding and the defense thereof . (c) Notwithstanding anything in this Agreement to the contrary, (i) an Indemnifying Party shall not agree to any settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, unless such settlement would (A) include a complete and unconditional release of each Indemnified Party from all liabilities or obligations with respect thereto, (B) not impose any liability or obligation (including any equitable remedies) on the Indemnified Party and (C) not involve a finding or admission of any wrongdoing on the part of the Indemnified Party, and (ii) an Indemnified Party shall not agree to any settlement of a Third-Party Claim without the prior written consent of the Indemnifying Party , such consent not to be unreasonably withheld, conditioned or delayed. SECTION 10.03. Tax Treatment of Credits. All adjustment amounts made under this Article X shall be deemed adjustments to the Merger Consideration for Tax purposes, unless otherwise required by applicable Legal Requirements. ARTICLE XI MISCELLANEOUS PROVISIONS SECTION 11.01. Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the second Business Day after being sent; (c) if sent via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided, that the sender of such email does not receive a “bounce back” or similar message indicating delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto): if to Parent or, from and after the Closing, the Company: CONX Corp. 5701 S. Santa Fe Dr. Littleton, CO 80120 Email: Attn: [*****] [*****] 70 with a copy, which shall not constitute notice, to: Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Email: schollmeyerm@sullcrom.com Attn: Mario Schollmeyer if to Seller or, prior to the Closing, the Company: HC2 Broadcasting Holdco, LLC 295 Madison Ave, Floor 12 New York, NY 10017 Attention: Email: [*****] [*****] with a copy, which shall not constitute notice, to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Email: soneal@cgsh.com; callen@cgsh.com Attention: Sean O’Neal; Charles Allen SECTION 11.02. Interpretation. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (b) All provisions herein qualified by the term “domestic” or “foreign” shall be construed on the basis that the United States is the relevant domestic country. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “with out limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference to “days” means calendar days unless Business Days are expressly specified. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such non-Business Day. Unless the context requires otherwise (i) any definition of or reference or citation to any Legal Requirement shall be construed as referring or 71 citing to such Legal Requirement as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor Legal Requirements, and to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, (vi) this Agreement shall be deemed to have been drafted by Parent and Seller, and this Agreement shall not be construed against any party as the principal draftsperson hereof, (vii) the word “or” shall not be exclusive, (viii) the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if” and (ix) the phrase “made available”, when used in this Agreement, shall mean that the information has been posted in the “data room” (virtual) hosted by Box.com and established by Seller or its Representatives prior to the Execution Date and to which Parent and its Representatives have had unredacted access prior to the Execution Date. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by email. “Written” shall be construed in the same manner. (c) All references herein to “dollars”, “U.S. dollars” or “$” shall be deemed to be references to the lawful money of the United States. For purposes of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the closing rate for exchanges between such currency and dollars quoted by The Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date . (d) The Company Disclosure Schedules shall be arranged in numbered and lettered sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement. Any disclosure set forth or deemed to be set forth in the Company Disclosure Schedules with respect to any section of this Agreement shall be deemed to be disclosed for purposes of other sections of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure would be reasonably apparent to a reader on the face of such disclosure. Matters reflected in any section of the Company Disclosure Schedules are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Company Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any Contract, Legal Requirement or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The disclosures set forth in the Company Disclosure Schedules and the dollar thresholds set forth in this Agreement shall not be used as a basis for interpreting the terms “material,” “Material Adverse Effect” or other similar terms in this Agreement.

72 SECTION 11.03. Amendment. This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto. SECTION 11.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by any party of any breach of this Agreement shall operate or be construed as a waiver of any preceding or subsequent breach, whether of a similar or different character, unless expressly set forth in such written waiver. Neither any course of conduct or failure or delay of any party in exercising or enforcing any right, remedy or power hereunder shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder, or any abandonment or discontinuance of steps to enforce such right, remedy or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, remedy or power. SECTION 11.05. Severability. The parties agree that: (a) the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto; and (b) if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision negotiated in good faith by the parties shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (i) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction, in each case, so long as either the economic or legal substance of the Transactions is not affected in a manner materially adverse to any party or such party waives its rights under this Section 11.05 with respect thereto. SECTION 11.06. Counterparts. This Agreement may be executed (including by email, in .pdf format or by any other electronic means) in two or more counterparts, all of which shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or through an electronic signature service shall be sufficient to bind the parties to the terms of this Agreement. No party shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation of a contract and each party forever waives any such defense. SECTION 11.07. Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses. 73 SECTION 11.08. Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Except for Section 7.04, Section 11.13, Section 11.14, Section 11.16 and this Section 11.08, this Agreement is not intended to confer upon any Person other than the parties any rights or remedies, it being understood that (a) the Nonparty Affiliates shall be third-party beneficiaries of the provisions of Section 11.13 and shall have the right to enforce their respective rights thereunder, (b) the Persons released pursuant to Section 11.14 shall be third-party beneficiaries under Section 11.14 and shall have the right to enforce their respective rights thereunder, (c) from and after the Closing, the D&O Indemnitees shall be third-party beneficiaries of the provisions of Section 7.04 and shall have the right to enforce their respective rights thereunder, and (d) each Existing Counsel is a third-party beneficiary of Section 11.16 and shall have the right to enforce its rights thereunder. To the extent that the terms of the Confidentiality Agreement conflict with the terms of this Agreement, the terms of this Agreement shall prevail. SECTION 11.09. Governing Law. This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. SECTION 11.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of any Legal Requirement or otherwise by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void ab initio; provided, that Seller may assign its right to receive some or all of the Merger Consideration to any other Seller Entity so long as such assignment does not adversely affect the Company or Parent. SECTION 11.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. The right of specific enforcement is an integral part of the Transactions and without that right, neither Seller nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. Prior to the Closing, to the extent any party hereto brings any action, suit or other legal proceeding, in each case, before any court of competent jurisdiction to enforce the performance of the terms and provisions of this Agreement, the Outside 74 Date shall automatically be extended by (a) the amount of time during which such action, suit or other legal proceeding is pending, plus five Business Days, or (b) such other time period established by the court of competent jurisdiction presiding over such action, suit or other legal proceeding. The parties hereto acknowledge and agree that (i) any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.11 shall not be required to provide any bond or other security in connection with any such order or injunction, and no party shall contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions and (ii) the provisions set forth in this Agreement are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to diminish or otherwise impair in any respect either Parent’s or Seller’s right to specific performance. SECTION 11.12. Jurisdiction; Consent to Service of Process. Each of the parties hereto: (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event of any dispute arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise) in any court other than the Court of Chancery of the State of Delaware, or, if (and only if) the Court of Chancery of the State of Delaware finds it lacks subject matter jurisdiction, the federal courts of the United States sitting in the State of Delaware, or, if (and only if) the federal courts of the United States sitting in the State of Delaware finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware, and appellate courts thereof ; (iv) waives any right to trial by jury with respect to any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); (v) waives the defense of an inconvenient forum to the maintenance of any action, suit or other legal proceeding arising out of or relating to this Agreement, any of the Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise); and (vi) consents to service of process being made through the notice procedures set forth in Section 11.01. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware. The parties hereto agree that a final judgment in any such action, suit or other legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. SECTION 11.13. No Recourse Against Nonparty Affiliates. Except as expressly set forth in this Agreement or any other Transaction Documents, all claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any other Transaction Document, or the negotiation, execution or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any other Transaction Document), may be made only against (and are those solely of) the entities 75 that are expressly identified as parties to this Agreement or the other applicable Transaction Document (“Contracting Parties”) and then only with respect to the specific obligations set forth herein (with respect to the parties to this Agreement) or therein (with respect to the parties to such other Transaction Document). No Person who is not a Contracting Party with respect to this Agreement or any other Transaction Document, as applicable, including any member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative of any Contracting Party which such member, limited or general partner, unitholder, stockholder, director, officer or employee or other Representative is not itself a Contracting Party (each such Person, a “Nonparty Affiliate”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or such other Transaction Document, as applicable, or based on, in respect of, or by reason of this Agreement or such other Transaction Document, as applicable, or its negotiation, execution, performance or breach; and, to the maximum extent permitted by applicable Legal Requirements, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by applicable Legal Requirements, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available in law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise and (b) except to the extent otherwise set forth in the Confidentiality Agreement, each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any other Transaction Document or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any other Transaction Document. SECTION 11.14. Release. Effective as of the Closing, each of Parent and Seller, on behalf of itself and each of its past, present and future Subsidiaries and Affiliates, each of its and their respective past, present and future members, managers, limited or general partners, equityholders, unitholders, stockholders and Representatives and each of their respective successors and assigns (collectively, the “Releasors”) (provided, that for all purposes of this Section 11.14 the Acquired Companies shall be deemed to be Affiliates of Parent), hereby irrevocably and unconditionally releases and forever discharges Seller and its Affiliates or Parent and its Affiliates, as applicable, and its and their respective former, current and future members, limited or general partners, unitholders, stockholders or Representatives (including each current and former director, manager or officer of any Acquired Company) (collectively, the “Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute (including arising under any Environmental Legal Requirements), which such Releasor or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from agreement, arrangement, event, matter, cause, thing, act, omission or conduct arising prior to or from and after the Closing Date, including any claim arising out of, relating to, or accruing from (a) the organization, management or operation of the Acquired Companies or their relationship with the Acquired Companies, (b) the Transactions (including any inaccuracy or breach of any representation or warranty or the breach of any covenant, undertaking or other agreement contained in this Agreement or in any other Transaction Document) or (c) any

76 information (whether written or oral), documents or materials furnished in connection with the Transactions provided, that nothing contained in this Section 11.14 shall release, waive or discharge the rights or obligations of any Person (i) with respect to Fraud, (ii) with respect to claims against a party to this Agreement or any other Transaction Document for the breach of any representations, warranties, covenants or agreements contained herein or therein that by their terms contemplate performance following the Closing or otherwise expressly by their terms survive the Closing, to the extent of such survival in accordance with their terms, (iii) rights arising directly under the Organizational Documents of the Acquired Companies or any written agreement entered into at or after the Closing between Seller and Parent, including the Operating Agreement, or (iv) any Claim for credit under Article X. Neither Parent, Seller nor any other Releasor shall, and Parent, Seller and each other Releasor shall cause their respective officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any claim of the type described in this Section 11.14 against any Releasee. Parent, Seller and the other Releasors hereby expressly waive the benefits of Section 1542 of the Civil Code of the State of California and any rights that Parent, Seller or any other Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Each of Parent and Seller, on behalf of itself and each of the other Releasors, hereby waives the benefits of, and any rights that Parent, Seller, or any of the other Releasors may have under, any statute, common law or other Legal Requirement regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 11.14. SECTION 11.15. No Other Duties. The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation. SECTION 11.16. Legal Representation. (a) Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may have acted as counsel for Seller or the Acquired Companies or their respective Affiliates in connection with this Agreement and the Transactions (the “Acquisition Engagement”). (b) Each of the parties to this Agreement acknowledges and agrees that all confidential communications between any of Seller or the Acquired Companies or their respective Affiliates, on the one hand, and Existing Counsel, on the other hand, in the course of the Acquisition Engagement, and any attendant attorney-client privilege, attorney work product protection and expectation of client confidentiality applicable thereto, shall be deemed to belong 77 solely to Seller, and shall not pass to or be claimed, held or used by Parent or the Acquired Companies or any of their respective Affiliates after the Closing. Accordingly, Parent shall not have access to any such communications, or to the files of Existing Counsel relating to the Acquisition Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, after the Closing, (i) to the extent that f iles of Existing Counsel in respect of the Acquisition Engagement constitute property of the client, only Seller and its Affiliates (other than the Acquired Companies) shall hold such property rights, and (ii) Existing Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Parent or the Acquired Companies or any of their respective Affiliates by reason of any attorney-client relationship between Existing Counsel and Seller, between Existing Counsel and the Acquired Companies or otherwise. If and to the extent that, at any time after the Closing, Parent or any of its Affiliates (including after the Closing, the Acquired Companies) shall have the right to assert or waive any attorney-client privilege with respect to any communication between Seller or the Acquired Companies or any of their respective Affiliates and Existing Counsel that occurred at any time prior to the Closing, Parent, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), shall be entitled to waive such privilege only with the prior written consent of Seller. (c) Each of the parties to this Agreement acknowledges and agrees that Existing Counsel may continue to represent Seller or its Affiliates in future matters. Accordingly, Parent, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), expressly: (i) consents to Existing Counsel’s representation of Seller or any of its Affiliates in any matter, including any post-Closing matter in which the interests of Parent or the Acquired Companies or any of their respective Affiliates, on the one hand, and Seller or its Affiliates, on the other hand, are adverse, including any matter relating to the Transactions, and whether or not such matter is one in which Existing Counsel may have previously advised Seller or its Affiliates; and (ii) consents to the disclosure by Existing Counsel to Seller or its Affiliates of any information learned by Existing Counsel in the course of its representation of Seller or the Acquired Companies or their respective Affiliates, whether or not such information is subject to attorney-client privilege, attorney work product protection or Existing Counsel’s duty of confidentiality. (d) Parent, on behalf of itself and its Affiliates (including after the Closing, the Acquired Companies), further covenants and agrees that none of them shall assert any claim, and that each of them hereby waives any claim, against Existing Counsel in respect of legal services provided to Seller or any of the Acquired Companies in connection with the Acquisition Engagement. (e) In the event Existing Counsel is engaged by an Acquired Company to represent such Acquired Company after the Closing, any such representation by Existing Counsel after the Closing shall not affect the foregoing provisions hereof. (f) Parent and Seller consent to the arrangements in this Section 11.16 and agree to take, and to cause their Affiliates to take, all steps reasonably necessary to implement the intent of this Section 11.16 and not to take or cause their Affiliates to take positions contrary to the intent of this Section 11.16. Parent and Seller further agree that each Existing Counsel is a third-party beneficiary of this Section 11.16. 78 SECTION 11.17. No Waiver of Lender Rights. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, nothing herein shall (a) limit, impair or otherwise affect any rights, remedies, powers or privileges of SPV LLC, in its capacity as a lender under the SPV LLC Loan Agreement, whether arising under the SPV LLC Loan Agreement, any Loan Document (as defined in the SPV LLC Loan Agreement) or applicable Legal Requirements or otherwise, or (b) constitute an agreement to forbear from exercising or a waiver, amendment, release or discharge of any such rights, remedies, powers or privileges. SPV LLC shall be entitled, in its sole discretion, to exercise any and all such rights and remedies at any time and from time to time in accordance with the SPV LLC Agreement and the Loan Documents prior to the Effective Time. [Remainder of page intentionally left blank] [Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above. CONX CORP., a Nevada corporation By: Name: Kyle Jason Kiser Title: Chief Executive Oficer HC2 MERGER SUB, LLC, a Delaware limited liability company by CONX CORP., its sole Member By: Name: Kyle Jason Kiser Title: Chief Executive Officer Docusign Envelope ID: 1EA35650-9781-8233-83C9-FC59FCB5D9ED /s/ Kyle Jason Kiser /s/ Kyle Jason Kiser

[Signature Page to Agreement and Plan of Merger] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above. HC2 BROADCASTING HOLDINGS INC. a Delaware corporation By: Name: Les B. Levi Title: President and Chief Executive Officer HC2 BROADCASTING HOLDCO, LLC a Delaware limited liability company By: Name: Michael J. Sena Title: Chief Executive Officer Docusign Envelope ID: 58420988-2801-8569-8103-E6D44236A781 /s/ Les B. Levi /s/ Michael J. Sena A-1 EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “401(k) Employees” means any Company Employee who, as of immediately prior to the Closing, participates in the Seller 401(k) Plan. “Accounting Principles” means the accounting principles, practices, methodologies and procedures set forth on Exhibit B. “Accrued Taxes” means, without duplication, any accrued and unpaid income Taxes of the Acquired Companies for any Pre-Closing Tax Period (which will not be less than zero in any jurisdiction or for any entity) and determined: (a) by taking into account applicable estimated Tax payments and prepayments of Taxes and any income Tax assets, refunds or credits only to the extent available to offset (but not below zero) the applicable Tax in respect of which such estimated Tax payment or prepayment was made in the Pre-Closing Tax Period; (b) in accordance with Section 7.08(a)(iv) and taking into account Transaction Tax Deductions as set forth in Section 7.08(a)(iii); (c) by including in taxable income in the Pre-Closing Tax Period (i) the aggregate amount of all adjustments made pursuant to Section 481 of the Code (or any corresponding provision of state, local or non-U.S. Law) relating to any change in Tax accounting method made prior to or as a result of the Closing or relating to the use of an improper method of Tax accounting prior to Closing, (ii) any Taxes arising out of the termination of Affiliate Contracts pursuant to Section 7.10(b) and (iii) any amounts that the Acquired Companies will be required to include in taxable income after the Closing Date as a result of any prepaid amount or deferred revenue of the Company or any of its Subsidiaries received or realized on or prior to the Closing Date; and (d) by excluding (A) any deferred Tax assets, (B) any liabilities, accruals or reserves established or required to be established under GAAP methodologies with respect to contingent income Taxes or uncertain Tax positions, (C) any income Taxes for which any Seller Consolidated Group (and not any of the Acquired Companies, on a standalone basis), is primarily liable under any Legal Requirement, and (D) any Taxes that are attributable to actions taken by Parent on the Closing Date but after the Closing that are outside the ordinary course of business and not contemplated by this Agreement. “Acquired Companies” means the Company and its Subsidiaries. “Acquisition Engagement” has the meaning set forth in Section 11.16(a). “Acquisition Proposal” means any proposal or offer from any Person (other than Parent and its representatives and Affiliates) with respect to any transaction or series of transactions involving any (a) acquisition or purchase of any equity interests of any Acquired Company or other securities that may become convertible into or exchangeable for any equity interests of any Acquired Company (whether or not immediately exercisable), (b) merger, business combination, reorganization, share issuance or share exchange, consolidation or license or similar transaction with respect to the equity interests of the Acquired Companies, or (c) any acquisition, lease, license or purchase of more than 10% of the consolidated assets (measured by value) of the A-2 Acquired Companies, in each case other than the transactions contemplated pursuant to this Agreement. For the avoidance of doubt, “Acquisition Proposal” shall not include any sale , merger or other transaction involving, Innovate Parent or any of its equity interests or assets (other than direct equity interests or assets of any Acquired Company). “Adjustment Amount” means a number (which may be a negative number) equal to (a) the Closing Working Capital Amount, as finally determined pursuant to Section 2.01, minus the Target Working Capital Amount, plus (b) the Closing Cash Amount, as finally determined pursuant to Section 2.01, minus (c) the Closing Transaction Expenses Amount, as finally determined pursuant to Section 2.01, minus (d) the Closing Debt Amount, as finally determined pursuant to Section 2.01; provided, that the positive amount of any Adjustment Amount shall be no greater than $1,000,000. “Adjustment Holdback” means an amount equal to $2,000,000. “Affiliate” of any Person means another Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person (but only for so long as such control exists). For purposes of this definition, (a) the term “control” (including the terms “controlled by” and “under common control with”) means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise, and (b) each Acquired Company shall be an Affiliate of Seller (and not of Parent) until the Closing and an Affiliate of Parent (and not of Seller) from and after the Closing. “Affiliate Contract” has the meaning set forth in Section 4.18. “Agreement” has the meaning set forth in the introductory paragraph to the Agreement. “Assurances” has the meaning set forth in Section 7.02(b). “Audited Financial Statements” has the meaning set forth in Section 7.19. “Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject thereto) or any other compensation, employment or employee benefit plan, program, arrangement, agreement or policy (including each individual employment, consulting, severance, transaction, restrictive covenant, retention or change in control agreement or arrangement) sponsored, contributed to or maintained by Seller or any of its Affiliates in which any Company Employee participates, in each case excluding any Multiemployer Plan or any plan, program, agreement or arrangement required pursuant to any applicable Legal Requirement (e.g., government mandated severance plans), provided that where individual agreements addressing employment, consulting, severance, transaction, restrictive covenant, retention or change in control matters would otherwise be considered a “Benefit Plan” hereunder, such individual agreements shall not be considered a “Benefit Plan” hereunder in jurisdictions outside the United States. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close. A-3 “Cash” means the aggregate amount of cash and cash equivalents required to be reflected as cash and cash equivalents on a balance sheet of such Acquired Company, prepared in accordance with the Accounting Principles, including, cash, checks, money orders , demand deposits and other similar items; provided, that Cash shall (without duplication) (a) be increased by all deposits, checks, wires and other similar instruments in transit or amounts held for deposit that have not yet cleared, (b) be reduced by the aggregate amount of deposits, checks and other similar instruments issued by such Company and outstanding but uncleared as of such time (to the extent the respective amounts of such checks, drafts, wires and other similar instruments are not included in the calculation of Closing Working Capital Amount), (c) exclude any marketable securities, short-term instruments or other investments held by or for the benefit of the Acquired Companies and (d) be reduced by any amounts that are restricted by Contract or Legal Requirement and not freely usable or distributable. “Cash Incentive Compensation” has the meaning set forth in Section 7.03(e). “Certificate of Merger” has the meaning set forth in Section 1.03. “Claim” has the meaning set forth in Section 10.02(a). “Claim Notice” has the meaning set forth in Section 10.02(a). “Closing” has the meaning set forth in Section 1.03. “Closing Cash Amount” means the aggregate amount of Cash of the Acquired Companies as of the Reference Time. “Closing Date” has the meaning set forth in Section 1.03. “Closing Debt Amount” means the absolute value of the aggregate amount of Debt of the Acquired Companies as of the Reference Time. “Closing Statement” has the meaning set forth in Section 2.01(b). “Closing Transaction Expenses Amount” means the aggregate amount of Transaction Expenses of the Acquired Companies as of the Reference Time that remain unpaid as of immediately prior to the Closing. “Closing Working Capital Amount” means (a) the aggregate dollar amount of the consolidated current assets of the Acquired Companies (including all current non-income Tax assets but excluding all current income Tax assets and excluding any Cash) as of the Reference Time, minus (b) the aggregate dollar amount of the consolidated current liabilities of the Acquired Companies (including all current non-income Tax liabilities but excluding all current income Tax liabilities, deferred Tax liabilities, Debt, Transaction Expenses and obligations related to any lease that is or is required to be accounted for as an operating lease in accordance with the Accounting Principles of the Acquired Companies) as of the Reference Time, in each case, calculated in accordance with the Accounting Principles and on a basis consistent with the form of the Sample Working Capital Statement. For the avoidance of doubt, to the extent the Sample Working Capital Statement conflicts with the Accounting Principles, the Accounting Principles shall prevail.

A-4 “COBRA Liability” has the meaning set forth in Section 7.03(g). “Code” means the Internal Revenue Code of 1986. “Collective Bargaining Agreement” means any collective bargaining, works council or other labor union Contract or labor arrangement covering any Company Employee, excluding any national, industry or similar generally applicable Contract or arrangement. “Company” has the meaning set forth in the Preamble to the Agreement. “Company Benefit Plan” means each Benefit Plan that is maintained, sponsored or entered into by any of the Acquired Companies. “Company Board Approval” has the meaning set forth in the Recitals to the Agreement. “Company Common Stock” means, collectively, the common stock, par value $0.001 per share, of the Company. “Company Disclosure Schedules” means the disclosure schedules and all attachments thereto delivered by the Company to Parent concurrently with the execution and delivery of this Agreement. “Company Employee” means each employee of the Company or any of its Subsidiaries. “Company Fundamental Representations” has the meaning set forth in Section 10.01(a). “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by any Acquired Company. “Company Records” means all records (including Contracts) of the Acquired Companies, on whatever media and wherever located. “Company Share Amount” means 0.25. “Company Stockholder Consent” has the meaning set forth in the Recitals to the Agreement. “Confidentiality Agreement” has the meaning set forth in Section 6.02. “Consent” has the meaning set forth in Section 4.05(b). “Contract” means any written, legally binding note, bond, mortgage, deed, indenture, lease, license (excluding FCC Authorizations) or other contract, agreement or instrument, other than any Benefit Plan. “Contracting Parties” has the meaning set forth in Section 11.13. A-5 “Conversion” has the meaning set forth in Section 1.09(a). “Conversion Documents” has the meaning set forth in Section 1.09(b). “D&O Indemnitee” has the meaning set forth in Section 7.04(a). “Damages” has the meaning set forth in Section 7.04(a). “De Minimis Threshold” has the meaning set forth in Section 10.01(c)(i). “Debt” means, as of the relevant determination time, borrowings and indebtedness in the nature of borrowings of the Acquired Companies, including: (a) all indebtedness for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties; (b) liabilities under any loan note, loan stock, debenture or other similar instrument or security; (c) obligations for the reimbursement of any obligor on any drawn-upon letter of credit, banker’s acceptance or similar transaction ; (d) all obligations under leases required to be recognized as capital or finance leases in accordance with GAAP or are treated as such in the Financial Statements, and all synthetic lease obligations and all obligations under “sale and lease -back” transactions; (e) all obligations representing the deferred or unpaid purchase price of goods, services, assets, securities or property (including earnout payments, seller notes, installment payments, referral fees or other similar payments of deferred or contingent purchase price relating to any acquisition of goods, assets, services, securities or property of any Person, and any pending purchase price adjustments (including working capital adjustments) in connection with any such acquisition) calculated based on the amount accrued on the books and records of the Acquired Companies in accordance with GAAP as of the relevant determination time, but, for the avoidance of doubt, excluding trade payables and trade debt incurred in the ordinary course of business ; (f) all obligations under swaps, options, forward contracts, foreign currency hedges, derivatives, other hedging agreements or arrangements and similar agreement or arrangements, that will be payable upon termination thereof (assuming they were terminated on the date or time of determination); (g) any amounts accrued or owed for fees related to the renewal of FCC Authorizations; (h) all obligations in respect of accrued, declared or accumulated and unpaid dividends or distributions, and any other amounts owed to Seller or its Affiliates; (i) the amount accrued or owed for any property Taxes where the Acquired Companies were required to, but did not, pay property Taxes prior to the Closing together with all A-6 interest, fines, penalties and additions attributable to or imposed with respect to such amounts (which amounts shall not be less than zero in any jurisdiction or for any entity) ; (j) the Accrued Taxes; (k) any unpaid amounts (whether accrued or unaccrued) in respect of any commission, bonus or other cash incentive programs or arrangements owed to any employees in respect of any period prior to the Execution Date and the estimated employer portion of any associated payroll, social security or similar Taxes related to any such payments, which amounts shall not be less than zero; (l) the amount accrued or owed for any severance or termination payments and benefits relating to periods prior to the Closing, if any, and the employer portion of any applicable payroll, employment or similar Taxes relating to such payments and benefits ; (m) all outstanding balances owed to Seller or any of its Affiliates, including those under any Intercompany Account related to the Shared Services Agreement (which amounts shall not be less than zero); (n) all accrued interest, prepayment penalties, make-whole payments and termination or breakage costs or penalties with respect to any Indebtedness referred to in clauses (a) through (h) above; and (o) all obligations of the type referred to in clauses (a) through (j) above, which have been guaranteed (or are subject to a similar agreement) by any Acquired Company directly or indirectly in any manner or secured by any Lien on any asset of an Acquired Company that survives the Closing, whether or not the Debt secured thereby has been assumed. For the avoidance of doubt, “Debt” shall not include: (i) any amount included in the determination of the Closing Working Capital Amount or Transaction Expenses; (ii) intercompany Debt solely between and among the Acquired Companies; or (iii) the SPV LLC Loan. “Deferred Funding Portion” means $10,000,000 of the Second Equity Commitment Amount, payable in two equal installments of $5,000,000 each at the First Release Date and the Second Release Date, respectively. “DGCL” has the meaning set forth in the Recitals to the Agreement. “Direct Claim” has the meaning set forth in Section 10.02. “Disputed Amounts” has the meaning set forth in Section 1.11(b). “DLLCA” has the meaning set forth in the Recitals to the Agreement. “DTV” means DTV America Corporation, a Delaware corporation. “Effect” has the meaning set forth in the definition of “Material Adverse Effect”. A-7 “Effective Time” has the meaning set forth in Section 1.03. “Enforceability Exceptions” has the meaning set forth in Section 4.02 of the Agreement. “Environmental Legal Requirements” means any applicable Legal Requirements relating to pollution, protection of the environment or, as it relates to exposure to any Hazardous Substances, human health and safety. “Environmental Permits” means all permits, licenses, franchises, certificates, approvals, registrations and other similar authorizations of Governmental Entities required by applicable Environmental Legal Requirements for the Acquired Companies to operate their businesses in a manner in which they are now operated and maintained . “Equity Commitment Letters” has the meaning set forth in the Recitals to the Agreement. “ERISA” means the Employee Retirement Income Security Act of 1974. “Estimated Closing Statement” has the meaning set forth in Section 2.01(a). “Excess Amount” has the meaning set forth in Section 2.02(b). “Exchange Act” means the Securities Exchange Act of 1934. “Execution Date” has the meaning set forth in the introductory paragraph to the Agreement. “Existing Counsel” means Cleary Gottlieb Steen & Hamilton LLP and Wilkinson Barker Knauer, LLP. “Existing Debt” means (a) that certain Amended and Restated Secured Note, dated as of October 24, 2019 (as amended by the First Omnibus Amendment to Secured Notes and Intercreditor Agreement, the Consent, dated as of August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated as of August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated as of September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated as of November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement, dated as of August 30, 2021, the Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, Ninth Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement, dated as of November 9, 2023, Tenth Omnibus Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement dated as of August 4, 2025, and as may be further amended, restated, supplemented or otherwise modified from time to time) by and among HC2 Station Group, Inc., HC2 Broadcasting

A-8 Inc., HC2 Network Inc., DTV, HC2 Broadcasting Intermediate Holdings Inc., the Company, MassMutual Ascend Life Insurance Company, and Great American Insurance and (b) that certain Secured Note, dated as of October 24, 2019 (as amended by the Consent and First Amendment to Secured Note, dated as of December 19, 2019 and the First Omnibus Amendment to Secured Notes and Intercreditor Agreement, dated as of February 21, 2020, the Consent, dated as of August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated as of August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement, dated as of September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated as of November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement, dated as of August 30, 2021, Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, Ninth Amendment to Secured Notes and Limited Consent to MSD Secured Note and Intercreditor Agreement, dated as of November 9, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time) by and among HC2 Station Group, Inc., HC2 Broadcasting Inc., HC2 Network Inc., DTV, HC2 Broadcasting Intermediate Holdings Inc., the Company and MSD PCOF Partners XVIII, LLC. “FCC” means the United States Federal Communications Commission, including a bureau or office thereof acting under delegated authority, and any substitute or successor entity thereto. “FCC Applications” has the meaning set forth in Section 7.01(c). “FCC Authorizations” means any license, permit, approval or authorization issued to the Licensees by the FCC, including those issued prior to the Closing Date for FCC applications that are pending as of the Execution Date. “FCC Consents” means all consents, approvals and authorizations of the FCC required under the Communications Act of 1934, FCC Rules, or other applicable Legal Requirements, in connection with the consummation of the Transactions, including consent to the assignment or transfer of control of any FCC Authorizations held by any Acquired Company. “FCC Rules” means the rules set forth in Title 47 of the Code of Federal Regulations, published FCC policies and published FCC decisions. “Filings” has the meaning set forth in Section 4.05(b). “Final Order” means an action, decision or order by the FCC as to which: (a) no stay is in effect; (b) if any deadline for filing a request for stay, petition for reconsideration or application for review is designated by statute or regulation, it has passed; and (c) the FCC does not have the action or decision under reconsideration or review on its own motion and the time for such reconsideration or review has passed. A-9 “Financial Statements” means collectively: (a) the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2024, and the related statements of income and cash flows for the 12-month period then ended, and the related notes and schedules thereto; (b) the unaudited balance sheet of the Company for the fiscal year ended December 31, 2025, and the related statement of income for the 12-month period then ended; and (c) the unaudited balance sheet of the Company for the three-month period ended March 31, 2026, and the related statement of income for the three-month period then ended. “First Equity Commitment Amount” means an amount equal to $50,000,000, which amount shall not be subject to any reduction. “First Equity Commitment Balance” means (a) the First Equity Commitment Amount minus (b) the First Equity Commitment Closing Funding Portion minus (c) the aggregate amounts funded under any First Equity Commitment Post-Closing Funding. “First Equity Commitment Closing Funding Portion” means an amount equal to the aggregate amount specified in the Funding Notices delivered by the Company to Seller at least 10 Business Days prior to the Closing; provided, that in no event shall the First Equity Commitment Closing Funding Portion exceed the First Equity Commitment Amount. “First Equity Commitment Letter” means the equity commitment letter, dated as of the date hereof, pursuant to which Parent commits to fund $50,000,000 into the Company, subject to the conditions set forth in this Agreement, which amount shall be funded directly into the Company. “First Equity Commitment Post-Closing Funding” has the meaning set forth in Section 1.11(b). “First Release Date” means the date that is six months after the Closing Date. “First Release Payment” has the meaning set forth in Section 1.11(b). “Fiscal Year 2025 Financial Statements” has the meaning set forth in Section 7.18. “Foreign Investment Law” means any Legal Requirement that provides for foreign investment screening or national security and/or public order reviews in connection with the acquisition of any interests in or assets of a business or entity. “Fraud” means, with respect to any Person, knowing and intentional common law fraud (and not constructive fraud or negligent misrepresentation) under the laws of the State of Delaware with respect to the making of the representations and warranties and the performance of the covenants and agreements set forth in this Agreement or any other Transaction Document. “Fundamental Representations” has the meaning set forth in Section 10.01(a). “Funding Deadline” means the date that is the first anniversary of the Closing Date. A-10 “Funding Notice” means a written notice delivered by the Company to Parent pursuant to the First Equity Commitment Letter with respect to any Qualifying Acquisition requesting funding, at the closing of such Qualifying Acquisition, equal to all or any portion of the First Equity Commitment Balance. Each Funding Notice shall be delivered no later than 10 Business Days prior to the requested funding date and shall set forth (a) the aggregate requested funding along with reasonable supporting detail thereof and (b) the First Equity Commitment Balance as of immediately following such funding. “GAAP” means, as of any date of determination, generally accepted accounting principles, consistently applied, in the United States, as in effect on such date of determination. “Governance Term Sheet” has the meaning set forth in Section 1.09(b). “Governmental Entity” has the meaning set forth in Section 4.05(b). “Hazardous Substances” means any pollutant, contaminant, chemical or waste that is subject to regulation, control or remediation under any Environmental Legal Requirements due to its deleterious nature, including petroleum, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and asbestos or asbestos-containing materials. “HSR Act” has the meaning set forth in Section 4.05(b). “Indemnified Party” has the meaning set forth in Section 10.02. “Indemnifying Party” has the meaning set forth in Section 10.02. “Independent Expert” has the meaning set forth in Section 2.01(b). “Independent Expert Notice” has the meaning set forth in Section 2.01(b). “Information Systems” means all Software, hardware, computer and telecommunications equipment and devices and other information technology and related systems, in each case, used in the operation of the business of the Acquired Companies and all associated documentation. “Innovate Parent” has the meaning set forth in the Recitals to the Agreement. “Insurance Policies” has the meaning set forth in Section 4.22. “Intellectual Property” means all intellectual property, industrial or proprietary rights in any jurisdiction, whether registered or unregistered, including all rights in and to the following: (a) patents and patent applications, together with reissuances, renewals, foreign counterparts, continuations, continuations-in-part, divisionals, revisions, substitutions, provisionals, extensions and reexaminations thereof and inventions (whether or not patentable); (b) copyrights, published and unpublished works of authorship, copyright registrations and applications and all renewals, extensions, restorations and reversions thereof, together with all common law rights and moral rights therein; (c) trademarks and trademark applications, together with all renewals of the same, service marks, trade dress, logos, slogans, trade names, business A-11 names, corporate names and other source indicators, together with the common law rights and goodwill associated therewith or symbolized thereby; (d) Internet domain names; (e) Software; and (f) trade secrets, know-how and other confidential and proprietary information (collectively, “Trade Secrets”). “Intercompany Accounts” means any intercompany accounts, balances, payables, receivables or indebtedness between any Seller Entity, on the one hand, and any Acquired Company, on the other hand. “Intercompany Note” means that certain Intercompany Note, dated as of April 30, 2019, by and between the Company, as borrower, and Seller Parent, as lender. “Interim Period Exceptions” has the meaning set forth in Section 6.01(a). “IRS” means the United States Internal Revenue Service. “Key Customers” has the meaning set forth in Section 4.17. “Key Suppliers” has the meaning set forth in Section 4.17. “Knowledge of Parent” or other references to “knowledge” with respect to Parent means, as to a particular matter, the actual knowledge, after reasonable due inquiry, of the individuals listed on Exhibit F in their capacity as officers or employees of Parent or its Affiliates. “Knowledge of Seller” or other references to “knowledge” with respect to Seller means, as to a particular matter, the actual knowledge, after reasonable due inquiry, of the individuals listed on Section 1.01(b) of the Company Disclosure Schedules in their capacity as officers or employees of Seller or its Affiliates. “Knowledge of the Company” means, as to a particular matter, the actual knowledge, after reasonable due inquiry, of the individuals listed on Section 1.01(c) of the Company Disclosure Schedules in their capacity as officers or employees of the Company or its Subsidiaries and not in their personal capacity or in any other capacity. “Leased Real Property” has the meaning set forth in Section 4.11(b). “Leases” has the meaning set forth in Section 4.11(b). “Legal Proceeding” has the meaning set forth in Section 4.06(a). “Legal Requirement” means any law, statute, ordinance, common law, decision, legal requirement, rule or regulation enacted, adopted, issued or promulgated by a Governmental Entity. “Licensee” means any Subsidiary of the Company that holds an FCC Authorization. “Liens” has the meaning set forth in Section 4.05(a).

A-12 “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware,” “malware,” “ransomware” (in each case, as such terms are commonly understood in the Software industry) or any other code or instructions designed to disrupt, impair, disable, destroy or harm the operation of, or facilitate or provide unauthorized access to, any Software, data (including Personal Data) or other materials, or any other Information System or other device on which such code or data is stored or installed. “Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development (an “Effect”) that, individually or taken together with any other Effect, (a) would reasonably be expected to have, or has had, a material adverse effect on the business, financial condition or results of operations of the Acquired Companies, taken as a whole or (b) would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions or the ability of the Seller and its Affiliates (including the Acquired Companies) to perform any of their respective obligations under this Agreement or the Transaction Documents; provided, however, that, with respect to clause (a) only, a Material Adverse Effect will not include or be deemed to result from any Effect, either alone or in combination with any other Effect, directly or indirectly, arising out of, relating to or attributable to (and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect) any of the following: (i) conditions generally affecting (A) the economy or political, social, regulatory, business, economic, financial, credit, commodity or capital market conditions in the United States or any other country or region in the world in which the Acquired Companies operate, in each case including changes in interest or exchange rates, monetary policy or inflation, or (B) the industries in which the Acquired Companies operate; (ii) to the extent arising out of, resulting from or attributable to any Exigency Event; (iii) the negotiation, execution or announcement of this Agreement or the other Transaction Documents, or the pendency of the Transactions, including any Legal Proceeding resulting therefrom, any actions taken by competitors or Governmental Entities resulting therefrom, any impact on relationships with vendors, suppliers, customers, resellers, distributors, channel partners, employees, financing sources or similar relationships resulting therefrom; provided, that this clause (iii) shall not apply to any representation or warranty contained in this Agreement that specifically addresses the consequences of the execution, delivery or performance of this Agreement or Transaction Documents or the consummation of the Transactions; (iv) to the extent directly and proximately resulting or arising from the identity of, or any facts or circumstances relating to, Parent or any of its Affiliates; (v) the taking of any action (or the omission of any action) required or contemplated by this Agreement or any other Transaction Document or otherwise at the request or with the consent of Parent following written notice delivered to Parent by Seller or the Company that a Material Adverse Effect may arise, result from or be attributable to such action; A-13 (vi) to the extent directly and proximately resulting or arising from any breach by Parent or any of its Affiliates of this Agreement or any other Transaction Document; (vii) any adoption, proposal or implementation of, or change or prospective change in, any applicable Legal Requirements or any interpretation thereof; (viii) any change in applicable accounting standards, including GAAP, or any interpretation or enforcement thereof ; (ix) any failure by the Acquired Companies to meet any estimates, expectations, budgets, projections or forecasts, whether or not published, internally prepared or provided to Parent or any of its Representatives (but not the underlying causes of such failure to the extent such Effect is not otherwise excluded from this definition of Material Adverse Effect); provided, further, that any Effect referred to in clause (i), (ii), (vii) or (viii) of the foregoing proviso may be taken into account in determining whether there has been or will be a Material Adverse Effect to the extent that such Effect has a disproportionate adverse impact on the Acquired Companies, taken as a whole, compared to other similarly situated businesses that operate in the industries in which the Acquired Companies operate (in which case, only the incremental disproportionate adverse impact may be taken into account in determining whether there has been or will be a Material Adverse Effect). “Material Contracts” has the meaning set forth in Section 4.16(a). “Merger” has the meaning set forth in Recitals to the Agreement. “Merger Consideration” has the meaning set in Section 1.05(c). “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. “Nonparty Affiliates” has the meaning set forth in Section 11.13. “Notice of Disagreement” has the meaning set forth in Section 2.01(b). “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Operating Agreement” has the meaning set forth in Section 1.09(b). “Option Agreement” has the meaning set forth in the Recitals to the Agreement. “Order” has the meaning set forth in Section 4.05(a). “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, shareholders’ agreement, partnership agreement, A-14 certificate of limited partnership, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof. “Outside Date” has the meaning set forth in Section 9.01(b)(i). “Owned Real Property” has the meaning set forth in Section 4.11(a). “Parent” has the meaning set forth in the introductory paragraph to the Agreement. “Parent 401(k) Plan” has the meaning set forth in Section 7.03(d). “Parent Equity Interests” has the meaning set forth in Section 1.05(d). “Parent Fundamental Representations” has the meaning set forth in Section 10.01(a). “Parent Share Amount” means 0.75. For the avoidance of doubt, the Parent Share Amount reflects the value attributable to the funding commitments under the Equity Commitment Letters, and accordingly, the funding of amounts pursuant to the Equity Commitment Letters shall not result in any dilution to Seller’s ownership interest in the Surviving Corporation. “Per Share Value” has the meaning set forth in Section 2.02(c). “Permitted Liens” means: (a) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business; (b) Liens for Taxes, assessments or other governmental charges and levies that are not due and payable or that may thereafter be paid without interest or penalty, or that are being contested in good faith by appropriate proceedings or for which reserves have been establish in accordance with GAAP; (c) easements, covenants, conditions, rights-of-way leases, restrictions and other similar charges and encumbrances or other minor title defects of record that do not and would not reasonably be expected to materially impair the continued use and operation of the assets to which they relate; (d) zoning, building, land use and other similar Legal Requirements and that are not violated by the current use or occupancy of such real property or the operation of the business of the Acquired Companies thereon; (e) Liens that have been placed, created or assumed by any owner or landlord on any Leased Real Property that do not and would not reasonably be expected to impair the continued use and occupancy of such Leased Real Property or the operation of the business of the Acquired Companies thereon; (f) Liens arising under pension, gratuity or benefit plans or worker’s compensation, unemployment insurance, social security, retirement and similar Legal Requirements; and (g) transfer restrictions under applicable Securities Laws or under the Organizational Documents of any Acquired Company. “Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, company (including any joint stock company), trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof). A-15 “Personal Data” means any information or data that constitutes “personal data,” “personally identifiable information,” “personal information” or any other similar term pursuant to any applicable Legal Requirements. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date. “Pre-Closing Company Records” means Company Records relating to the period prior to the Closing. “Pre-Closing Period” means the period commencing on the Execution Date and ending on the earlier of (a) the termination of this Agreement in accordance with Article IX of the Agreement and (b) the Closing. “Pre-Closing Taxes” means, without duplication, (a) any Taxes imposed on or payable by any Acquired Company attributable to any Pre-Closing Tax Period, (b) any Taxes of the Acquired Companies for any prepaid amounts received, deferred revenue realized, or any adjustments made pursuant to Section 481 of the Code (and any analogous or similar provision of state, local or foreign Law) for any Pre-Closing Tax Period that, in each case, were not included in income for a Pre-Closing Tax Period and are required to be included in income in a taxable period (or portion thereof) beginning after the Closing Date, (c) any liability of the Acquired Companies for the Taxes of any Person (other than the Acquired Companies) (i) as a result of any Acquired Company being or having been on or prior to the Closing Date a member of an affiliated, consolidated, combined, unitary, aggregate or similar group or (ii) to the extent arising out of or attributable to events or transactions occurring on or prior to the Closing Date, as a transferee, successor or by Contract (other than any commercial agreement entered into in the ordinary course of business and not primarily related to Taxes), (d) any withholding Taxes paid in connection with any transaction bonuses or other amounts to be paid to employees in connection with the Transactions; provided, however, that “Pre-Closing Taxes” shall not include (A) any Transfer Taxes borne by Parent pursuant to Section 7.08(e), (B) Taxes to the extent resulting from any transaction or action undertaken on the Closing Date after the Closing by Parent or any of its Affiliates (including the Acquired Companies) outside the ordinary course of business and not contemplated by this Agreement, or (C) Taxes to the extent taken into account as in the final determination of the Adjustment Amount. For the avoidance of doubt, any allocation of Taxes to the pre- and post-Closing portions of a Straddle Period shall be in accordance with Section 7.08(a)(iv). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Privacy Obligations” has the meaning set forth in Section 4.14(f). “Processing” means any collection, storage, use, disposal, disclosure or any other processing of or other operation performed on data. “Qualifying Acquisition” means any acquisition, directly or indirectly, of assets, equity interests or a business (or any portion thereof), other than the acquisition of inventory in the ordinary course, whether accomplished by asset purchase, stock purchase, merger, consolidation,

A-16 amalgamation, reorganization, recapitalization or other similar transaction or series of related transactions by the Company, in each case, entered into following the date of this Agreement and with the prior written consent of Parent. “Qualifying Claim” has the meaning set forth in Section 7.13(b). “Real Property” has the meaning set forth in Section 4.11(b). “Reference Time” means 12:01 a.m. (New York time) on the Closing Date. “Registered Intellectual Property” means all Intellectual Property that is registered, filed or issued with or by any Governmental Entity, including all issued patents, registered copyrights, registered Internet domain names and registered trademarks, and all applications for any of the foregoing. “Registered Owned IP” has the meaning set forth in Section 4.14(a). “Release Dates” means collectively, the First Release Date and the Second Release Date. “Release Payments” has the meaning set forth in Section 1.11(b). “Releasees” has the meaning set forth in Section 11.14. “Releasors” has the meaning set forth in Section 11.14. “Reorganization” has the meaning set forth in Section 7.05. “Reorganization Documentation” has the meaning set forth in Section 7.05. “Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, managers, officers, employees, investment bankers, accountants, consultants, attorneys and other advisors, agents and representatives. “Required Regulatory Filings” has the meaning set forth in Section 7.01(b). “Restricted Period” has the meaning set forth in Section 7.14(a). “Restricted Territory” has the meaning set forth in Section 7.14(b). “Sample Working Capital Statement” means the sample calculation of the Closing Working Capital Amount set forth on Exhibit C. “Sanctioned Country” means any country or territory with which dealings are broadly and comprehensively prohibited by any country-wide or territory-wide Sanctions (including, as of the date of the Agreement, Cuba, Iran, North Korea, Syria, the Donetsk, Luhansk and Crimea regions of Ukraine, and the non-Ukrainian government controlled areas of Kherson and Zaporizhzhia of Ukraine). A-17 “Sanctioned Person” means (a) any Person located, organized, or resident in a Sanctioned Country, (b) any Person named on any OFAC sanctions list, including OFAC ’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List, and (c) any other Person who is the subject or target of Sanctions. “Sanctions” means all economic sanctions and regulations maintained by OFAC, including OFAC’s Specially Designated Nationals List, the Sectoral Sanctions Identifications List and the Foreign Sanctions Evaders List, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union or his Majesty’s Treasury of the United Kingdom, and any other economic sanctions maintained by a jurisdiction in which any of the Acquired Companies does business or is otherwise subject to jurisdiction. “SEC” means the U.S. Securities and Exchange Commission. “Second Equity Commitment Amount” means $25,000,000, comprised of (a) the Closing Funding Portion, (b) the Deferred Funding Portion, (c) the Adjustment Holdback and (d) the Special Expenses Holdback. “Second Equity Commitment Closing Funding Portion” means $8,000,000 of the Second Equity Commitment Amount. “Second Equity Commitment Letter” means the equity commitment letter, dated as of the date hereof, pursuant to which Parent commits to fund $25,000,000 into the Company, which amount shall be funded directly into the Company and shall not constitute Merger Consideration, and shall be subject to reduction in accordance with Section 2.02 and Section 10.01(d)(i). “Second Release Date” means the date that is 12 months after the Closing Date. “Second Release Payment” has the meaning set forth in Section 1.11(b). “Section 7.04 Claim” has the meaning set forth in Section 7.04(b). “Securities Act” means the Securities Act of 1933. “Securities Laws” means securities Legal Requirements of any Governmental Entity, whether U.S. or non-U.S., including the Securities Act and the Exchange Act. “Seller” has the meaning set forth in the introductory paragraph to the Agreement. “Seller 401(k) Plan” means the tax-qualified defined contribution plan maintained by Seller or its Affiliates under Section 401(k) of the Code in which any Company Employee participates as of immediately prior to the Closing. “Seller Adjustment Equity Interests” has the meaning set forth in Section 10.01(d)(ii). A-18 “Seller Consolidated Group” means any affiliated, consolidated, combined unitary or aggregate group that includes Seller and any of its Affiliates (other than any group consisting solely of the Acquired Companies). “Seller Consolidated Tax Return” means any Tax Return of the Seller Consolidated Group. “Seller Entities” means Seller and its Affiliates (excluding the Acquired Companies). “Seller Forfeiture Equity Interests” has the meaning set forth in Section 2.02(c). “Seller Fundamental Representations” has the meaning set forth in Section 10.01(a). “Seller Parent” means Innovate 2 Corp. “Seller Policies” has the meaning set forth in Section 7.13(b). “Seller SEC Reports” means the reports, schedules, forms, statements and other documents filed or furnished by Seller Parent with the SEC, together with any amendments, restatements or supplements thereto. “Shared Services Agreement” has the meaning set forth in Section 4.23. “Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto. “Special Expenses” has the meaning set forth in Section 7.21 of the Company Disclosure Schedules. “Special Expenses Holdback” means an amount equal to $5,000,000. “SPV LLC” has the meaning set forth in the introductory paragraph to the Agreement. “SPV LLC Loan” has the meaning set forth in the Recitals to the Agreement. “SPV LLC Loan Agreement” means that certain Loan Agreement, dated as of the Execution Date, by and among the Company, as borrower, the guarantors party thereto and SPV LLC, as lender. “Stations” means the full power television stations, Class A television stations, and low power television stations associated with the FCC Authorizations. A-19 “Stock Exchange” means any national securities exchange on which any securities of Parent, Seller or any of their respective Affiliates are listed or traded. “Straddle Period” means a taxable period that includes but does not end on the Closing Date. “Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person . For purposes of this definition, each Acquired Company shall be a Subsidiary of Seller (and not of Parent) until the Closing and a Subsidiary of Parent (and not of Seller) from and after the Closing. “Surviving Corporation” has the meaning set forth in Section 1.01. “Target Business” has the meaning set forth in Section 7.15(c). “Target Working Capital Amount” means -$1,575,000 (which, for the avoidance of doubt, is a negative number). “Tax” means any and all U.S. federal, state, local and non-U.S. taxes, imposts, duties, withholdings, charges, fees, levies or other assessments or similar charges of any kind whatsoever imposed by any Governmental Entity (including any income, excise, property, sales, use, occupation, transfer, conveyance, payroll or other employment-related, recapture, license, registration, ad valorem, value-added, social charges, social security, national insurance (or other similar contributions or payments), franchise, estimated severance, or stamp taxes, taxes based upon or measured by capital stock, capital gains, net worth or gross receipts, custom duties and other taxes), together with all interest, fines, penalties and additions attributable to or imposed with respect to such amounts, but, notwithstanding the foregoing, does not include regulatory charges, fees or assessments owed to the FCC under the FCC Rules. “Tax Proceeding” means any audit, request for information, investigation, hearing, litigation, legal action or judicial contest relating to Taxes. “Tax Representations” has the meaning set forth in Section 10.01(a). “Tax Return” means any return, declaration, statement, report, form or information return filed or required or permitted to be filed with any Governmental Entity relating to Taxes, including any amendment thereof. “Third-Party Claim” has the meaning set forth in Section 10.02(a).

A-20 “Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”. “Trade Laws” means all applicable customs, import and export Legal Requirements in jurisdictions in which any of the Acquired Companies does business or is otherwise subject to jurisdiction. “Transaction Documents” means this Agreement, the Equity Commitment Letters, the Option Agreement and all other agreements, certificates and instruments executed and delivered by Parent, Parent’s Affiliates or Seller or Seller’s Affiliates in connection with the Transactions and specifically contemplated by this Agreement. “Transaction Expenses” means the aggregate amount of any out-of-pocket fees or expenses that the Acquired Companies are obligated to pay or reimburse to any Person solely in connection with the Transactions, the preparation, negotiation and execution of this Agreement (including the process leading up to the execution of this Agreement) or the consummation of any of the Transactions, including (a) 50% of the filing fees associated with the Required Regulatory Filings and the FCC Applications; (b) the costs, fees and expenses (including Taxes) related to the tail policy to the extent set forth in Section 7.04(d); (c) the fees and expenses of outside counsel to any Acquired Company; (d) the fees and expenses of any other agents, advisors, consultants, experts or financial advisors employed or engaged by any Acquired Company; (e) any unpaid transaction bonuses, retention bonuses, stay bonuses, severance, termination, compensatory change in control or similar payments or benefits payable by any Acquired Company that are triggered or accelerated solely by the Transactions (excluding any such payments or benefits that are triggered or accelerated by an action of Parent or any of its Affiliates or pursuant to an arrangement entered into by, or at the written direction of, Parent or any of its Affiliates, but including the employer’s share of any payroll Taxes payable by any Acquired Company in respect of any such arrangement, regardless of whether the associated arrangement is payable by any Acquired Company); or (f) any brokerage or finders’ fee or agents’ commission, in each case of clauses (a) through (f), (i) that has been incurred by an Acquired Company prior to and that remains unpaid as of the Reference Time, (ii) after giving effect to (A) any Transaction Expense incurred as a result of any action taken by Seller or its Affiliates subsequent to the Reference Time and prior to the Closing not at the direction of Parent or any of its Affiliates and (B) any uses of Cash to repay Transaction Expenses subsequent to the Reference Time and prior to the Closing, and only if triggered without the requirement of any further action by Seller or any of its Affiliates at or following the Closing. Notwithstanding the foregoing, (1) “Transaction Expense” shall not include any (x) payments made or required to be made pursuant to arrangements entered into by, or at the written direction of, Parent or any of its Affiliates, (y) expenses of, or expenses initiated at the written request of, Parent or any of its Affiliates or (z) any obligation or amount reflected in the calculation of the Closing Working Capital Amount and (2) “Transaction Expense” shall not include any amounts in respect of Seller or its Affiliates other than the Acquired Companies . “Transaction Tax Deductions” means all Tax deductions, expenses, losses or similar items resulting from any and all payments of amounts that would otherwise constitute Transaction Expenses or any other deductible payments attributable to a transaction contemplated by this Agreement paid or accrued on or prior to the Closing Date or that are economically borne by Seller or its Affiliates. A-21 “Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger. “Transfer Taxes” means stock transfer, real estate transfer, sales, use, documentary, stamp, recording, value-added, and other similar Taxes incurred in connection with the Transactions. “WARN Act” has the meaning set forth in Section 4.13(c). “Willful and Material Breach” means, with respect to any agreement, covenant or obligation of a party in the Agreement or any other Transaction Document, an action or omission taken or omitted to be taken by a party in material breach of such agreement, covenant or obligation that the breaching party takes (or fails to take) with actual knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement, covenant or obligation. D-1 EXHIBIT D GOVERNANCE TERM SHEET EXHIBIT D OPERATING AGREEMENT TERM SHEET Capitalized terms used in this term sheet but not defined in this term sheet shall have the meanings ascribed to such terms in the Agreement. References to a Person in this term sheet shall also refer to such Person’s designated successors and Affiliates. Governance The Surviving Corporation (as converted pursuant to Section 1.09 of the Agreement, the “Surviving Entity”), shall be managed by a board of managers (the “Board”). The Board shall initially consist of three managers (each, a “Manager”): (i) two managers designated by Parent (the “Parent Managers”); and (ii) one manager designated by Seller (the “Seller Manager”); provided, that such manager must be an employee of Seller or its Affiliates. Each manager will be entitled to one vote. A majority of managers and, for the avoidance of doubt, at least one Parent Manager and the Seller Manager, will be required for a quorum of the Board at the first call for a meeting (following three Business Days advance written notice to the Managers); provided, however, that if no quorum exists on such first call (or any rescheduled meeting) as a result of the Seller Manager not being present, then the presence of a majority of Managers (without any requirement for the presence of the Seller Manager) shall be sufficient to constitute a quorum at a subsequent rescheduled meeting, which may occur not earlier than 24 hours after advance notice and the time the original meeting was scheduled to take place. The Board, all standing committees of the Board and all boards of directors or equivalent governing bodies of any subsidiaries of the Surviving Entity and any standing committees thereof will be comprised of a majority of designees of Parent and, if Seller then-holds 33.33% or more of the outstanding equity interests of the Surviving Entity, such committees will include the Seller Manager. The Seller Manager (or Seller’s other designee) shall receive all materials provided to any such committee or governing body, regardless of whether the Seller Manager is a member thereof, other than in customary circumstances where a conflict of interest is reasonably identified. Neither Parent nor the Surviving Entity shall take or permit any action, or structure any transaction, through any committee, subsidiary, or otherwise, for the purpose, or with the intended effect, of circumventing any of Seller’s rights and protections under this term sheet or the Operating Agreement, including the Seller Consent rights. The Board will have the benefits of customary indemnification agreements.

-2- Other than matters that require Seller Consent (as defined below), decisions of the Board shall require the affirmative vote or written consent of a majority (greater than 50%) of the votes of the Managers entitled to vote on such matter. Subject to the Seller Consent rights, the Board shall have the right to delegate authority to the management in its discretion. The equity interests of the Surviving Entity will otherwise be non- voting. Fiduciary Duties The Operating Agreement will contain a customary waiver of fiduciary duties (with customary exceptions for willful misconduct, bad faith and fraud). No fiduciary duties are intended to attach and will not be implied to attach to any Affiliate of Parent or Seller. Prior to pursuing any corporate opportunity relating to the principal business of the Surviving Entity as presently conducted by the Company (with mutually agreed parameters to be set forth in the Operating Agreement), Parent and Seller (and their respective controlled Affiliates) shall first offer such opportunity to the Surviving Entity, and only if the Surviving Entity declines to pursue such opportunity may the applicable party pursue it independently; provided, however, that nothing in this provision shall limit or restrict Parent’s compliance with Article X (Corporate Opportunity) of its Amended and Restated Articles of Incorporation (as may be amended, restated, supplemented or otherwise modified from time to time) which obligations of Parent shall take priority over the obligations set forth in the Operating Agreement. Management will be subject to fiduciary duties, but only the Board may initiate any actions with respect to any actual or potential breach related to such fiduciary duties. Minority Protections The affirmative vote or written consent of the Seller Manager (the “Seller Consent”) shall be required for the Surviving Entity or any of its subsidiaries to take any of the following actions: 1. related party transactions (other than (i) issuances of equity in connection with capital calls or preemptive rights, (ii) customary manager indemnification agreements, and (iii) agreements to reimburse managers for reasonable out-of- pocket expenses reasonably incurred in connection with their service as managers to the Surviving Entity and/or any of its direct or indirect subsidiaries); 2. amend the Organizational Documents of the Surviving Entity (including, for the avoidance of doubt, the Operating -3- Agreement) in a manner that disproportionately and adversely impacts Seller relative to Parent; 3. changes in the principal line of business of the Surviving Entity and its subsidiaries; 4. voluntarily filing for bankruptcy, dissolution, liquidation or winding up of the Surviving Entity or any subsidiary of the Surviving Entity; 5. non-pro rata distributions or dividends from the Surviving Entity; 6. debt incurrences above a to-be-agreed threshold; 7. sell any material assets or consummate any material divestitures below fair market value (subject to a to-be-agreed threshold); provided, that with respect to any material sales or divestitures in excess of a to-be-agreed threshold, the Surviving Entity will distribute the net proceeds of such transaction to Seller and Parent (and any other equityholders) pro rata; provided, further, that if Parent or Seller determines (acting in good faith and in consultation with its respective Tax advisers) that the distribution could be accomplished by an alternative method or structure (either for tax efficiency or other reasons) that would be at least economically equivalent to a pro rata cash distribution, then Seller and Parent shall collaborate reasonably and in good faith to agree to modify such method or structure of distribution and effectuate any such agreed modifications; and 8. any capital raise or issuance of equity interests in the Surviving Entity or its subsidiaries that is senior to the Seller’s equity interests. Capital Calls / Preemptive Rights From time to time, at the lesser of cost basis or fair market value (as determined by the Board in good faith; provided, that if either Seller or Parent objects to such fair market valuation, then Seller, Parent and the Board shall work in good faith to agree to such fair market value; provided, further, that if Seller, Parent and the Board are not able to reach an agreement as to fair market value within 15 Business Days after receipt by the Board of written notice from either Parent or Seller, as applicable, of their objection, then the fair market value will be determined by an independent valuation expert, with the fees of such valuation expert to be allocated between the Company and the objecting party in accordance with Section 2.1(e) of the Agreement which shall apply mutatis mutandis), the Board may issue optional capital calls in exchange for the issuance of additional equity interests in the Surviving Entity. Each of Parent and Seller will have the right, but not the obligation, to fund its pro rata portion (based on the number of equity interests held by each of Parent and Seller, respectively). In the event that a party does not elect to fund any such capital call, such non- funding equityholder will be proportionally diluted to the extent any other party elects to fund the applicable capital call; provided, however, -4- that if any capital call is priced below fair market value and Seller elects not to participate in such capital call, Seller shall be entitled to weighted- average anti-dilution protection on account of any interests issued in such capital call. In addition to the ability to participate in future capital calls, each holder of equity interests in the Surviving Entity will have customary preemptive rights to participate on a pro rata basis in other future equity issuances by the Surviving Entity, subject to customary exceptions. For the avoidance of doubt, there will be no mandatory additional capital contributions. Transfer Restrictions Subject to the other rights of the parties, each party will be entitled to freely transfer their equity interests in the Surviving Entity; provided that Seller may not transfer its ownership interest to a competitor of Parent, EchoStar or any of their respective Affiliates. Right of First Offer Prior to any direct or indirect transfer by Parent, Seller or their respective Affiliates of any equity interests in the Surviving Entity, the transferring party shall first offer such equity interests to the non- transferring party on terms and conditions (including price) that the transferring party would be willing to accept. The non-transferring party shall have 10 Business Days to accept such offer. If the non-transferring party declines or fails to respond within such period, the transferring party may transfer such equity interests to a third party on terms no more favorable, in any material respect, to such third party than those offered to the non-transferring party, subject to completion within 30 Business Days. This right of first offer shall not apply to (i) certain customary permitted transfers (including with respect to transfers to Affiliates), (ii) the exercise by Parent of the Drag Right and (iii) subject to the following sentence, any direct or indirect transfer of equity interests in any parent entity of Seller or Parent. For the avoidance of doubt, a direct or indirect change of control of Seller, Parent or any of their respective Affiliates (excluding in all cases, the public parent entity of Seller or Parent) that then holds equity interests in the Surviving Entity shall be subject to the right of first offer. Drag Right Parent will have customary drag-along rights (the “Drag Right”) in connection with any sale of a majority of the equity interests in the Surviving Entity to an unaffiliated third party, and Seller will be subject to customary obligations in connection therewith, including a prohibition on bringing any Legal Proceedings or other claims against -5- Parent or any of its representatives in connection with the exercise of the Drag Right. The Drag Right will have customary conditions and limitations, including (i) Seller will receive the same price per equity interest, form of consideration and other terms and conditions as Parent, (ii) Seller will not be required to make any representations or warranties other than as to Seller’s title to the equity interests being sold, the absence of encumbrances thereon, Seller's authority and capacity to enter into the transaction, and the enforceability of Seller’s obligations and such other customary representations that are reasonably acceptable to Seller, (iii) any indemnification obligations of Seller shall be on a several (and not joint and several) basis with Seller’s aggregate liability capped at the proceeds actually received by Seller in connection with such sale, and Seller shall not be required to indemnify for any representations, warranties or covenants other than Seller’s own (other than pursuant to an indemnification holdback or escrow borne by the equityholders pro rata), (iv) Seller will not be required to agree to any non-competition, non-solicitation or other restrictive covenants in connection with such sale, other than customary confidentiality obligations, and (v) the Drag Right will terminate upon the consummation of an IPO. Tag / Co-Sale Right Seller will have customary pro rata tag-along rights with respect to the equity interests then held by Seller or its Affiliates in connection with any sale by Parent or its Affiliates of equity interests in the Surviving Entity if, after giving effect to such sale (together with all prior sales by Parent and its Affiliates, except any sales to Seller or its Affiliates pursuant to the Purchase Option Agreement), (a) Parent and its Affiliates would have sold more than 25% of the equity interests in the Surviving Entity held by Parent and its Affiliates as of the Closing (other than with respect to (i) sales to Seller or its Affiliates pursuant to the Purchase Option Agreement and (ii) certain customary permitted transfers, which will include sales or transfers to Parent’s Affiliates) or (b) such sale would result in a third-party holding 50% or more of the voting power in the Surviving Entity or having the power to elect a majority of the Board. IPO / Registration Rights An initial public offering or de-SPAC transaction (in each case, an “IPO”) will be permitted upon approval of the Board, and upon Board approval, each of Parent and Seller shall use their respective reasonable best efforts to cooperate, execute and deliver all documents and conduct such other actions as may be reasonably necessary in connection with such IPO. Following an IPO: (i) each of Parent and Seller will have customary piggyback registration rights (with pro rata priority) on demand registrations and Surviving Entity (or successor) registrations;

-6- (ii) when the Surviving Entity (or its successor) becomes S-3 eligible, the Surviving Entity will effect a shelf registration to permit sales by Parent and Seller, subject to customary limitations, including with respect to coordination on sales; (iii) Parent will have customary demand registration rights to cause an unlimited number of demand registrations; (iv) Seller will have customary demand registration rights to cause one demand registration; and (v) each of Parent and Seller shall be required to execute lock-up agreements in customary form as and if required or deemed advisable by the underwriters of such IPO. Redomiciliation Parent shall have the right to cause the Surviving Entity, in its sole discretion, to effect a redomiciliation such that the Surviving Entity’s jurisdiction of formation becomes the State of Nevada or the State of Colorado (the “Redomiciliation”). Seller shall cooperate in good faith to effect any such Redomiciliation and shall be prohibited from bringing any Legal Proceedings or other claims against Parent, its Affiliates or any of its or their respective representatives in connection with the Redomiciliation; provided that other than with respect to the applicable jurisdiction of formation, the respective rights and obligations of Seller, Parent and the Surviving Entity set forth in the Operating Agreement shall be substantially the same immediately following the Redomiciliation. Information / Audit Rights Each of Parent and Seller will receive quarterly financial statements and annual audited financial statements and a right to receive all such other information reasonably necessary or advisable to comply with any audit, review, or any exchange or SEC reporting requirements applicable to such party or its direct or indirect owners. For the avoidance of doubt, Managers will be entitled to all information provided to or developed for the Board or any committee thereof that such Manager is a member of, subject to exceptions for recusals and conflicts. Such information may be shared with the party that appointed such Manager to the Board, subject to confidentiality and information barrier restrictions, if/as applicable. The Operating Agreement will include a waiver by Seller of all other information and access rights, including any statutory books and records rights provided by state law. Tax Matters The Surviving Entity shall file a Form 8832 with the IRS to be taxed as a corporation. -7- Other Covenants Each of Parent and Seller shall be subject to customary non- disparagement obligations, which will include customary exceptions. The Operating Agreement will also contain mutually acceptable terms addressing certain other matters customary for an agreement of this nature, including with respect to confidentiality. Dispute Resolution Any Legal Proceeding, dispute, claim, or controversy arising out of or relating to the Operating Agreement (or the breach, termination, or invalidity thereof) shall be resolved by binding arbitration administered by JAMS in accordance with its rules then in effect. The arbitration shall be conducted by a panel of three arbitrators, with each of Parent and Seller selecting one arbitrator, and the two party-appointed arbitrators selecting the third (who shall serve as chairperson). The seat of arbitration shall be New York. The language of the arbitration shall be English. The arbitrators shall have the authority to award any remedy or relief available under applicable law, including specific performance and injunctive relief. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, either party may seek provisional or injunctive relief from a court of competent jurisdiction to prevent irreparable harm pending the resolution of the arbitration. Governing Law The Operating Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to applicable principles of conflicts of laws. In the event the Redomiciliation occurs, the Operating Agreement shall thereafter be governed by, and construed in accordance with, the laws of the State of Nevada or the State of Colorado, as applicable, without regard to applicable principles of conflicts of laws.